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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              IVI CHECKMATE CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:
         COMMON STOCK, PAR VALUE $.01 PER SHARE
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:
         20,853,787
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         $3.30
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:
         $68,817,497
     -------------------------------------------------------------------------


     (5) Total fee paid:
         $13,764
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

           PRELIMINARY COPY SUBJECT TO COMPLETION, DATED JUNE  , 2001
                           [IVI CHECKMATE CORP. LOGO]
                               1003 Mansell Road
                             Roswell, Georgia 30076
                              [       ]    , 2001

Dear Stockholder:

   You are cordially invited to attend a 2001 special meeting of stockholders of IVI Checkmate Corp., which will take place on [Day], [Date], 2001, at [Time], local time, at our headquarters in Roswell, Georgia. We have provided a map to our headquarters at the end of the accompanying proxy statement.

   At the meeting you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 6, 2001, by and among IVI Checkmate Corp., Ingenico S.A. and Idaho Acquisition Corp., a wholly owned subsidiary of Ingenico. If the merger is completed, IVI Checkmate will become a subsidiary of Ingenico, and you will receive $3.30 in cash, without interest, for each of your shares of common stock of IVI Checkmate and for each of your exchangeable shares of IVI Checkmate Ltd., a subsidiary of IVI Checkmate.

   Your Board of Directors has determined that the merger is fair to and in the best interests of IVI Checkmate and its stockholders, including the holders of exchangeable shares. Accordingly, your Board has unanimously approved and adopted the merger agreement and the merger, and unanimously recommends that you vote FOR the approval of the merger agreement at the special meeting.

   The accompanying notice of this special meeting and proxy statement explain the proposed merger and provide additional information concerning the meeting itself. Since we expect to consummate the merger pending your approval, we are delaying our 2001 annual meeting until after we receive your vote on this matter. If the merger is approved and consummated, we will not hold the 2001 annual meeting; however, if the merger is not approved and consummated for any reason, we will promptly give you notice of and hold the 2001 annual meeting.

   Your vote is very important, so please read these materials carefully. We cannot complete the merger unless the merger agreement is approved by holders of at least a majority of all of our outstanding shares of common stock and exchangeable shares. Accordingly, failing to vote your shares will have the same effect as a vote against the merger. Whether or not you plan to be present at the meeting, please vote your proxy as soon as possible so that your vote will be recorded.

   If you plan to attend the meeting, please so indicate by marking the designated box on your proxy card. If your shares are not registered in your name (i.e., they are held in "street name" by a brokerage firm) and you would like to attend and vote at the meeting, please bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Additionally, if you are a "street name" stockholder who wishes to vote at the meeting, you will need to obtain a proxy form from the institution that holds your shares.

                                          Sincerely,
                                          /s/ L. Barry Thomson
                                          L. Barry Thomson
                                          President and Chief Executive
                                           Officer

   This proxy statement is dated [     ]    , 2001, and is first being mailed
to stockholders on or about [     ]    , 2001.

                            [IVI CHECKMATE INC LOGO]
                               1003 Mansell Road
                             Roswell, Georgia 30076

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON [DATE], 2001

                                     [TIME]

   NOTICE IS HEREBY GIVEN that a special meeting of stockholders of IVI Checkmate Corp. will be held on [Day], [Date], 2001, at [Time], local time. The meeting will be held at our headquarters located at 1003 Mansell Road, Roswell, Georgia. The purpose of the meeting is for the stockholders to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 6, 2001, by and among IVI Checkmate Corp., Ingenico S.A., a societe anonyme organized and existing under the laws of the Republic of France, and Idaho Acquisition Corp., a Delaware corporation that is a wholly owned subsidiary of Ingenico.

   Pursuant to the merger agreement, and subject to your approval, the Ingenico subsidiary will be merged with and into IVI Checkmate and, other than dissenting shares, which have statutorily defined rights as described in further detail in this proxy, and shares held by IVI Checkmate, Ingenico or their respective subsidiaries, which will be canceled, (i) each share of our common stock outstanding immediately prior to the merger will be converted into the right to receive $3.30 in cash, without interest and (ii) subject to the approval of a special resolution by the holders of the exchangeable shares, each exchangeable share of IVI Checkmate Ltd. outstanding immediately after the merger will be purchased by IVI Checkmate for $3.30 in cash, without interest.

   Stockholders of record, including the holders of exchangeable shares, at the close of business on [Date], 2001 are entitled to receive notice of and to vote at the special meeting and any adjournments of the special meeting. A list of those stockholders will be available for inspection during normal business hours from [Date], 2001 through the time of the special meeting on [Date], 2001 at our principal offices at 1003 Mansell Road, Roswell, Georgia during ordinary business hours, for any purposes germane to the meeting. The list of stockholders will also be available at the meeting.

   It is important that your shares be represented and voted at the special meeting. Please vote in one of these ways:

  (1) USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card;

  (2) VISIT THE WEB SITE noted on your proxy card to vote via the Internet;

  (3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope; OR

  (4) VOTE IN PERSON by appearing at the special meeting.

                                    By Order of the Board of Directors,
                                    /S/ John J. Neubert
                                    John J. Neubert
                                    Corporate Secretary

Roswell, Georgia
[        ]    , 2001

                       SUMMARY TERM SHEET FOR THE MERGER

   This summary term sheet for the merger highlights selected information from this proxy statement regarding the merger and the merger agreement and may not contain all of the information that is important to you as an IVI Checkmate stockholder. Accordingly, we encourage you to carefully read this entire document and the documents to which we have referred.

The Proposed Transaction

   The Proposal (page [ ]). You are being asked to consider and vote upon a proposal to approve the agreement and plan of merger (which we sometimes refer to as the "merger agreement") that provides for IVI Checkmate Corp. to be acquired by Ingenico S.A.

   What You Will Receive (page [ ]). Upon consummation of the merger, you will receive $3.30 in cash for each of your shares of IVI Checkmate common stock unless you properly dissent. In addition, provided that the special resolution is approved by the holders of the exchangeable shares, you will receive $3.30 in cash for each of your exchangeable shares of IVI Checkmate Ltd. unless you properly dissent. We frequently refer to both the holders of the common stock and the exchangeable shares as IVI Checkmate stockholders.

   The Acquiror (page [ ]). Ingenico S.A., a societe anonyme organized and existing under the laws of the Republic of France and headquartered in Puteaux Cedex, France, is a multinational leading provider of smart card based secured transaction products and systems.

IVI Checkmate Board's Recommendation to Stockholders (page [ ])

   Your Board of Directors has determined by a unanimous vote that the merger is fair to and in the best interests of IVI Checkmate and its stockholders and has approved and adopted the merger agreement and the merger. Your Board recommends that stockholders vote FOR approval of the merger agreement at the special meeting.

Opinion of Wachovia Securities, Inc. (page [ ] and Appendix B)

   On April 4, 2001, Wachovia Securities, Inc., the financial advisor to the IVI Checkmate Special Committee of the Board of Directors, delivered an oral opinion to the IVI Checkmate Special Committee, which was confirmed in a written opinion dated April 4, 2001. In that connection, Wachovia Securities opined that, as of the date of its opinion and based on and subject to the matters and various assumptions and limitations stated in that opinion, the $3.30 per share cash consideration, without interest, to be paid to the holders of IVI Checkmate common stock and the economic equivalent to be paid to the holders of IVI Checkmate Ltd. exchangeable shares pursuant to the merger agreement was fair to such holders from a financial point of view.

   Wachovia Securities provided its advisory services and its opinion for the information and assistance of the IVI Checkmate Special Committee in connection with its consideration of the merger. Wachovia Securities' opinion is not a recommendation as to how any IVI Checkmate stockholder should vote at the special meeting, and should not be relied upon by any stockholder as a recommendation. The full text of the opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix B to this proxy statement, and you are urged to, and should, read the opinion in its entirety.

The Special Meeting

   Date, Time and Place (page [ ]). The special meeting will be held on [Day], [Date], 2001, at [Time], local time, at our headquarters located at 1003 Mansell Road, Roswell, Georgia.

   Required Vote (page [ ]). Approval of the merger requires the affirmative vote of the holders of at least a majority of the outstanding shares of IVI Checkmate common stock and the exchangeable shares, voting together as one class.

   Who May Vote (page [ ]). You are entitled to vote at the special meeting if you owned shares of IVI Checkmate common stock or exchangeable shares at the close of business on [Date], 2001, the record date for the special meeting. A
total of [        ] shares of IVI Checkmate common stock and exchangeable
shares were outstanding and entitled to be voted as of the record date.

   Procedure for Voting (page [ ]). You may vote in any of four ways:

  (1) Voting by Mail. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

  (2) Voting by Telephone. You can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day.

  (3) Voting by Internet. You can also vote via the Internet. The web site for Internet voting is on your proxy card, and voting is also available 24 hours a day.

  (4) Voting in Person. You can also vote by appearing and voting in person at the special meeting.

   You can revoke your proxy at any time before it is voted at the special meeting by:

  (1) giving written notice of revocation to the Corporate Secretary;

  (2) submitting another proper proxy by telephone, Internet or on another written proxy; or

  (3) attending the special meeting and voting by paper ballot in person. If your shares are held in the name of a bank, broker, trustee or other holder of record, including the trustee or other fiduciary of an employee benefit plan, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the special meeting.

   Holders of exchangeable shares may vote in person or by instructing Montreal Trust Company of Canada how each share they hold should be voted. Holders of the exchangeable shares should also see "--Voting Rights of Holders of
Exchangeable Shares" at page    for further explanation of the proper voting
procedures for exchangeable shares.

The Merger

   The Structure (page [ ]). Upon the terms and conditions of the merger agreement, a wholly owned subsidiary of Ingenico will merge with and into IVI Checkmate. IVI Checkmate will remain in existence as a wholly owned subsidiary of Ingenico. IVI Checkmate stockholders will have no equity interest in IVI Checkmate or Ingenico after the merger.

   Material Federal Income Tax Consequences (page [ ]). The merger will be a taxable transaction to you. For United States federal income tax purposes, you will generally recognize gain or loss in the merger in an amount determined by the difference between the cash you receive and your tax basis in IVI Checkmate common stock or exchangeable shares. Because determining the tax consequences of the merger can be complicated, you should consult your own tax advisor in order to understand fully how the merger will affect you.

   The Canadian tax consequences of the merger to the holders of the exchangeable shares of IVI Checkmate Ltd. are described in the management information circular provided to the holders of the exchangeable shares in connection with the special meeting of the holders of exchangeable shares being held on [Date].

   Regulatory Matters (page [ ]). Under United States federal antitrust law, the merger may not be completed until Ingenico and IVI Checkmate have made filings with the United States Federal Trade Commission and the United States Department of Justice and the applicable waiting periods have expired or been terminated. On May 22, 2001, Ingenico and IVI Checkmate filed the requisite notification reports with the Federal Trade Commission and the Department of Justice. Under the applicable provisions of the United States federal antitrust law, the merger may not be completed until the expiration of a statutory waiting period, which expires 30 days (or if that date falls on a weekend or legal holiday, the next business day thereafter) after both Ingenico and IVI Checkmate filed their notification reports, although the waiting period can be extended if the antitrust agencies request additional information or documentary materials from the parties. If such a request is made, the merger may not be consummated until 30 days after substantial compliance by both parties with such a request.

   While no assurances can be made that the merger will receive the necessary regulatory clearances on acceptable terms at any particular time, we expect regulatory clearances will be obtained no later than the third calendar quarter of 2001.

   Appraisal and Dissent Rights (page [ ] and Appendix C). Under Delaware law, holders of IVI Checkmate common stock, including holders of exchangeable shares that have exchanged those shares for common stock before completion of the merger, are entitled to appraisal rights with respect to their shares of IVI Checkmate common stock in connection with the merger. Under the laws of Canada, holders of exchangeable shares of IVI Checkmate Ltd. will have dissent rights with respect to their exchangeable shares in connection with the special meeting of the holders of exchangeable shares as more fully described in the management information circular provided to the holders of exchangeable shares.

   Voting Rights of Holders of Exchangeable Shares (page [ ]). The holders of exchangeable shares of IVI Checkmate Ltd. have received notice of a special meeting of the holders of exchangeable shares to consider a special resolution, the effect of which, if approved, would be that each exchangeable share outstanding immediately following the completion of the merger (other than those held by IVI Checkmate and its subsidiaries) will be purchased by IVI Checkmate for $3.30 in cash, without interest. The approval of the special resolution will result in the holders of the exchangeable shares (other than IVI Checkmate and its subsidiaries) participating in the merger to the same extent and on an economically equivalent basis as the holders of common stock.

The Merger Agreement (page [ ] and Appendix A)

   Closing of the Merger (page [ ]). Before we can complete the merger, a number of conditions must be satisfied or waived by the applicable party. These include, among other things:

  (1) approval of the merger agreement by the requisite vote of IVI Checkmate stockholders;

  (2) the absence of any restraint, injunction or prohibition by any order or ruling of a court or any governmental entity and the absence of any statute, rule or regulation applicable to the merger which prevents the merger or the other transactions contemplated by the merger or has the effect of making the purchase of shares of IVI Checkmate common stock illegal;

  (3) the absence of any pending action challenging or seeking to restrain or prohibit the consummation of the merger that could reasonably be expected to be determined adversely to IVI Checkmate and, if adversely determined, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on IVI Checkmate or on the merger;

  (4) the expiration or early termination of applicable time periods under United States federal antitrust laws and the satisfaction of any requirement and the receipt of any approval under the Investment Canada Act or any other applicable foreign or supranational antitrust law;

  (5) no party shall have terminated the merger agreement;

  (6) the absence of any action by any governmental authority including the enactment or issuance of any statute, rule, regulation, legislation, interpretation, judgment, order or injunction applicable to the merger, other than the routine application of the waiting period provisions of the federal antitrust laws, that would reasonably be expected to: (i) make illegal or otherwise prohibit or materially delay the merger or seek to obtain material damages or make the merger materially more costly,

       (ii) prohibit or materially limit the ownership or operation by Ingenico or the surviving corporation of all or any material portion of the business or assets of IVI Checkmate or compel Ingenico to dispose of or hold separately all or any material portion of its or the surviving corporation's business or assets, or seek to impose any material limitation on the ability of Ingenico or the surviving corporation, following the merger, to conduct its business or own its assets, (iii) impose material limitations on the ability of Ingenico effectively to acquire, hold or exercise full rights of ownership of the shares of the surviving corporation's common stock following the merger or (iv) require divestiture by Ingenico of any shares of common stock of the surviving corporation;

  (7) the absence of any development, event or condition that has, or could reasonably be expected to have, a material adverse effect on the business, assets, liabilities, financial condition, results of operations, profitability or prospects of IVI Checkmate and its subsidiaries taken as a whole;

  (8) the truth and accuracy of IVI Checkmate's representations and warranties set forth in the merger agreement;

  (9) IVI Checkmate's compliance in all material respects with its obligations, covenants and agreements under the merger agreement;

  (10) the Special Committee and the Board of IVI Checkmate must not have withdrawn or modified in a manner adverse to Ingenico or its subsidiary the adoption or recommendation of the merger or the merger agreement, and must not have resolved to do the same;

  (11) the holders of the exchangeable shares (other than IVI Checkmate and its subsidiaries) must have approved and adopted a special resolution by the requisite vote, the effect of which would be to authorize the purchase of each exchangeable share that is outstanding immediately after the completion of the merger by IVI Checkmate (other than those shares being held by IVI Checkmate and its subsidiaries) for $3.30 in cash, without interest, with the result that the holders of the exchangeable shares (other than IVI Checkmate and its subsidiaries) will participate in the merger to the same extent and on an economically equivalent basis as the holders of common stock;

  (12) the receipt of any and all necessary orders and rulings from applicable Canadian securities regulatory authorities, on terms acceptable to Ingenico acting reasonably; and

  (13) all participants in the IVI Checkmate stock option exchange program must have duly executed and delivered to IVI Checkmate and Ingenico a release, relinquishment and waiver in a form satisfactory to Ingenico, unless this condition has already lapsed as set forth in the merger agreement.

   We expect to complete the merger as promptly as practicable after all of the conditions to the merger have been satisfied or waived.

   Termination of the Merger Agreement (page ]). The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after IVI Checkmate stockholders have approved it, in any of the following cases:

  (1) by mutual written consent of the parties;

  (2) by either IVI Checkmate or Ingenico, if the merger is not consummated by September 30, 2001, or if any condition to consummate the merger becomes impossible to satisfy, for reason other than a breach of the merger agreement by the party seeking to terminate the merger agreement, prior to September 30, 2001;

  (3) by either IVI Checkmate or Ingenico, if any governmental entity issues a final and non-appealable order, decree or ruling or takes any action permanently enjoining, restraining or otherwise prohibiting the merger;

  (4) by IVI Checkmate if, prior to its stockholders' approval of the merger, its Board approves or recommends an acquisition transaction with a third party which is determined to be a superior proposal in accordance with the terms of the merger agreement, provided that the termination of the merger agreement will not be effective unless and until IVI Checkmate pays Ingenico for all of its fees and expenses related to the merger, plus a termination fee in the amount of $2.75 million;

  (5) by Ingenico if the Board of Directors of IVI Checkmate or the Special Committee (i) withdraws or modifies in a manner adverse to Ingenico's subsidiary its approval or recommendation of the merger or the merger agreement, (ii) approves or recommends another offer or an agreement to effect an acquisition transaction by any third party (other than an affiliate of Ingenico) or (iii) resolves to effect any of the foregoing;

  (6) by Ingenico if the Board of Directors of IVI Checkmate Ltd. does not recommend, or withdraws or modifies in a manner adverse to Ingenico its recommendation, that the holders of the exchangeable shares vote in favor of a special resolution, the effect of which would be to authorize the purchase of each exchangeable share that is outstanding immediately after the completion of the merger by IVI Checkmate (other than those held by IVI Checkmate and its subsidiaries) for $3.30 in cash, without interest, with the result that the holders of exchangeable shares (other than IVI Checkmate and its subsidiaries) will participate in the merger to the same extent and on an economically equivalent basis as the holders of common stock;

  (7) by Ingenico if any person (other than Ingenico, Merger Sub or any of their respective affiliates) makes a proposal or public announcement or communication to IVI Checkmate with respect to an acquisition transaction which IVI Checkmate notifies Ingenico is a superior proposal under the terms of the merger agreement;

  (8) by Ingenico if there shall have occurred, and continues to exist, (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange or on the Paris Bourse, (ii) any decline of at least 20% in the Dow Jones Average of Industrial Stocks, the Standard & Poor's 500 Index or the CAC-40 Index from the close of business on the last trading day immediately preceding the date of the merger agreement, (iii) any change in currency exchange rates measured from the close of business on the date of the merger agreement, resulting in an increase of 15% or more in the consideration payable pursuant to the merger as translated from U.S. Dollars into Euros, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, France or the European Union, or a material limitation (whether or not mandatory) by any governmental entity on the extension of credit by banks or other lending institutions, (v) a commencement of a war, armed hostilities or other significant national or international crisis directly or indirectly involving the United States or France, or (vi) in the case of clauses (i) and (ii) existing as of the date of the merger agreement, a material acceleration or worsening thereof;

  (9) by either IVI Checkmate or Ingenico if, upon a vote taken at the stockholder meeting, IVI Checkmate's stockholders do not approve the merger agreement;

  (10) by Ingenico if, upon a vote taken at the special meeting of the holders of exchangeable shares, the holders of the exchangeable shares (other than IVI Checkmate and its subsidiaries) do not approve or adopt a special resolution, the effect of which would be to authorize the purchase of each exchangeable share that is outstanding immediately after the completion of the merger by IVI Checkmate (other than those held by IVI Checkmate and it subsidiaries) for $3.30 in cash, without interest, with the result that the holders of exchangeable shares (other than IVI Checkmate and its subsidiaries) will participate in the merger to the same extent and on an economically equivalent basis as holders of common stock;

  (11) by IVI Checkmate if (i)(A) any of the representations and warranties of Ingenico or its subsidiary which are qualified as to materiality were when made or later became untrue or incorrect or (B) any other representations or warranties of Ingenico or its subsidiary were when made or later became untrue or incorrect except where the failure to be true and correct could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Ingenico or on the ability of Ingenico or its subsidiary to complete the merger, or (ii) Ingenico or its subsidiary breaches or fails to comply in any material respect with any of their respective agreements or obligations under the merger agreement, unless the breach is cured within 10 business days following notice of the breach; and

  (12) by Ingenico if (i)(A) any of the representations or warranties of IVI Checkmate which are qualified as to materiality or relate to the capitalization of IVI Checkmate were when made or later became untrue or incorrect or (B) any other representations or warranties of IVI Checkmate were when made or later became untrue or incorrect except where the failure to be true and correct could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on IVI Checkmate or on the ability of IVI Checkmate to complete the merger, or (ii) IVI Checkmate breaches or fails to comply in any material respect with any of its agreements, unless the breach is cured within 10 business days following notice of the breach.

Fees and Expenses if Merger Is Not Completed (page [ ])

   Under the terms of the merger agreement, IVI Checkmate must pay Ingenico a termination fee of $2.75 million and also pay all of Ingenico's and its subsidiary's out-of-pocket fees and expenses related to the merger agreement, the transactions contemplated by the merger agreement and any related financing if the merger agreement is terminated in any of the following cases:

  (1) by Ingenico, following any public proposal with respect to an acquisition transaction, for the reasons stated in paragraph 2 of "-- Termination of the Merger Agreement" above on the basis of a breach of IVI Checkmate's obligation to duly call, give notice of, convene and hold a stockholder meeting for the purpose of presenting the merger agreement to the stockholders for their consideration and approval;

  (2) by either IVI Checkmate or Ingenico following any public proposal with respect to an acquisition transaction, for the reasons stated in paragraph 9 of "--Termination of the Merger Agreement" above;

  (3) by Ingenico, following any public proposal with respect to an acquisition transaction, for the reasons stated in paragraph 10 of "-- Termination of the Merger Agreement" above;

  (4) by IVI Checkmate for the reasons stated in paragraph 4 of "-- Termination of the Merger Agreement" above;

  (5) by Ingenico for the reasons stated in paragraph 5 of "--Termination of the Merger Agreement" above;

  (6) by Ingenico for the reasons stated in paragraph 6 of "--Termination of the Merger Agreement" above; and

  (7) by Ingenico for the reasons stated in paragraph 12 of "--Termination of the Merger Agreement" above and within six months of the date of that termination, IVI Checkmate enters into an agreement for an acquisition transaction with any person other than Ingenico and its affiliates; in that event, IVI Checkmate must pay Ingenico the termination fee of $2.75 million and reimburse Ingenico for all of its fees and expenses prior to or simultaneously with entering into such agreement.

   Ingenico must pay IVI Checkmate a termination fee of $2.75 million and also pay all of IVI Checkmate's out-of-pocket fees and expenses related to the merger if the merger agreement is terminated by either IVI Checkmate or Ingenico, if IVI Checkmate's stockholders do not approve the merger upon a vote taken at the special meeting and Ingenico is in breach of its obligations to vote its shares of common stock and to cause each of its affiliates to vote its shares of common stock in favor of the merger agreement (unless IVI Checkmate has breached or failed to comply with any of its obligations under the merger agreement).

Interests of IVI Checkmate Directors, Officers and Employees in the Merger
(page  )

   When IVI Checkmate's Special Committee and, subsequently, its full Board of Directors considered the merger and the merger agreement, both the Special Committee and the Board of Directors were aware that certain of the officers and directors of IVI Checkmate have interests and arrangements that may be different from, or in addition to, your interests as IVI Checkmate stockholders. All vested and unvested IVI Checkmate stock options and similar rights, including those held by directors and officers, will be canceled in exchange for value in the merger. In addition, under the merger agreement, Ingenico and IVI Checkmate will indemnify and provide insurance for directors and officers of IVI Checkmate after the merger.

   IVI Checkmate compensates certain directors for their services. IVI Checkmate agreed to compensate Mr. Bert Nordin in the amount of $150,000 to serve as Chairman of the Special Committee. IVI Checkmate also agreed to reimburse Mr. Nordin for all reasonable costs and expenses incurred in performance of those duties.

   You should also be aware that certain members of our Board of Directors were appointed to the Board by Ingenico and have interests in Ingenico. Gerard Compain is an executive vice president and director of Ingenico, Bertrand Cambou is a director of Ingenico and Gareth Owen is an officer of a subsidiary of Ingenico.

   Finally, in connection with the execution of the merger agreement, certain officers and directors of IVI Checkmate executed support agreements with Ingenico. Each individual who executed a support agreement agreed to vote all of his shares of IVI Checkmate stock in favor of the merger, the merger agreement and the transactions contemplated thereby.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
THE COMPANIES.............................................................   1
 IVI Checkmate Corp. .....................................................   1
 Ingenico S.A. ...........................................................   1
 Merger Subsidiary........................................................   1

THE SPECIAL MEETING.......................................................   1
 General..................................................................   1

VOTING....................................................................   1
 Voting Rights of Holders of Exchangeable Shares..........................   1
 Record Date and Voting...................................................   3
 How You Can Vote.........................................................   4
 How You May Revoke or Change Your Vote...................................   5
 Cost of Proxy Solicitation...............................................   5
 Adjournments.............................................................   6

THE MERGER................................................................   6
 Background of the Merger.................................................   6
 IVI Checkmate's Reasons for the Merger--Recommendation of the IVI
  Checkmate Board.........................................................   9
 Opinion of Wachovia Securities, Inc......................................  10
 Material U.S. Federal Income Tax Consequences............................  14
 Governmental and Regulatory Clearances...................................  15
 Merger Financing; Source and Amounts of Funds............................  16
 Interests of IVI Checkmate Directors, Officers and Employees in the
  Merger..................................................................  16
 Amendment to IVI Checkmate Stockholder Protection Rights Agreement.......  18
 Appraisal and Dissenters' Rights.........................................  18

THE MERGER AGREEMENT......................................................  21
 Structure and Effective Time.............................................  21
 Merger Consideration.....................................................  21
 Payment Procedures.......................................................  21
 Treatment of IVI Checkmate Stock-Based Rights............................  22
 Directors and Officers...................................................  22
 Representations and Warranties...........................................  22
 Covenants; Conduct of the Business of IVI Checkmate Prior to the Merger..  23
 No Solicitation..........................................................  25
 Agreement to Use Reasonable Best Efforts.................................  26
 IVI Checkmate Board Recommendation.......................................  26
 Conditions to the Consummation of the Transaction........................  26
 Termination of the Merger Agreement......................................  28
 Termination Fees and Expenses if Merger Is Not Completed.................  30

MATTERS RELATED TO DATACARD...............................................  31

PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS..................  31

STOCK OWNERSHIP INFORMATION...............................................  32
 Five Percent Owners......................................................  32
 Common Stock Ownership of Directors and Executive Officers...............  33

MARKET PRICE OF IVI CHECKMATE COMMON STOCK AND DIVIDEND INFORMATION.........  34

FORWARD LOOKING STATEMENTS..................................................  35

STOCKHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING.............................  35

WHERE YOU CAN FIND MORE INFORMATION.........................................  36

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................  36

APPENDICES

   Appendix A--Agreement and Plan of Merger

   Appendix B--Opinion of Wachovia Securities, Inc.

   Appendix C--Section 262 of the General Corporation Law of Delaware

                                 THE COMPANIES

IVI Checkmate Corp.

   IVI Checkmate is a major electronic transaction solutions provider in North America. The company designs, develops and markets innovative payment and value-added solutions that optimize transaction management at the point-of-service in the retail, financial, travel and entertainment, health care and transportation industries. IVI Checkmate's software, hardware and professional services minimize transaction costs, reduce operational complexity and improve profitability for its customers in the United States, Canada and Latin America.

   IVI Checkmate maintains its principal executive offices at 1003 Mansell Road, Roswell, Georgia; telephone: (770) 594-6000.

   For additional information with respect to IVI Checkmate, see the documents specified under "Incorporation of Certain Documents by Reference."

Ingenico S.A.

   Ingenico is a leading provider of smart card based secured transaction products and systems. It has subsidiaries and partnerships all over the world and customers in over 50 countries and territories where its installed base exceeds 3 million point-of-service terminals.

   Ingenico maintains its principal executive office at 9, quai de Dion Bouton, 92816, Puteaux Cedex, France; telephone: 01 46 25 82 00.

Merger Subsidiary

   Idaho Acquisition Corp. (which we sometimes refer to as "Merger Sub") is a Delaware corporation formed by Ingenico in 2001 solely for the purpose of merging with and into IVI Checkmate. Merger Sub is a direct wholly owned subsidiary of Ingenico. The mailing address of Merger Sub's principal executive offices is c/o Ingenico, 9, quai de Dion Bouton, 92816 Puteaux Cedex, France; telephone: 01 46 25 82 00.

                              THE SPECIAL MEETING

General

   This proxy statement is being furnished to the IVI Checkmate stockholders as part of the solicitation of proxies by the IVI Checkmate Board for use at a special meeting to be held on [Date], 2001, starting at [Time], local time, at our headquarters located at 1003 Mansell Road, Roswell, Georgia. We have provided a map to our headquarters at the end of this proxy statement. The purpose of the special meeting is for the IVI Checkmate stockholders to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 6, 2001, by and among IVI Checkmate, Ingenico and Merger Sub, which provides for the merger of Merger Sub with and into IVI Checkmate. A copy of the merger agreement is attached to this proxy statement as Appendix A. This proxy statement and the enclosed form of proxy are first being mailed to the
IVI Checkmate stockholders on or about [       ]    , 2001.

                                     VOTING

Voting Rights of Holders of Exchangeable Shares

   We were formed as a Delaware corporation in 1998 in anticipation of the combination of International Verifact Inc., which we refer to as IVI, and Checkmate Electronics, Inc., which we refer to as Checkmate. On June 23, 1998, the stockholders of IVI and Checkmate approved the combination of the two companies into what is now called IVI Checkmate Corp., and we acquired both IVI and Checkmate as our subsidiaries effective June 25, 1998. Upon the completion of the acquisition, IVI was renamed IVI Checkmate Ltd., and Checkmate was renamed IVI Checkmate Inc.

   As part of the combination, all of the outstanding shares of Checkmate common stock were converted into shares of our common stock, and, at the election of the respective IVI stockholders, the outstanding common shares of IVI were converted into either shares of our common stock or exchangeable shares of IVI Checkmate Ltd. Holders of exchangeable shares are entitled to dividends, dissolution entitlements and other rights designed to be economically equivalent to the attributes of our common stock, as well as the right to attend and vote at all meetings that the common stockholders are entitled to attend and vote, including this special meeting. Holders of the exchangeable shares (other than IVI Checkmate and its subsidiaries) may convert each of their exchangeable shares into one share of our common stock at any time through June 25, 2008.

   Each share of our common stock outstanding on the record date is entitled to one vote on each matter submitted to the stockholders at the special meeting. Because the exchangeable shares are issued by IVI Checkmate Ltd. rather than by us, we and IVI Checkmate Ltd. entered into an agreement that allows the holders of exchangeable shares (other than IVI Checkmate and its subsidiaries) to vote on matters presented to the holders of our common stock. Montreal Trust Company of Canada, as trustee under the voting agreement, holds one share of special preferred voting stock of IVI Checkmate for the benefit of the holders of the exchangeable shares. The special preferred voting stock carries a number of votes, exercisable at any meeting at which our common stockholders are entitled to vote, equal to the number of then outstanding exchangeable shares (excluding shares held by IVI Checkmate). Each holder of exchangeable shares (other than IVI Checkmate and its subsidiaries) is entitled to instruct the trustee to exercise one of the votes attached to the preferred voting stock for each exchangeable share held by any of the four voting methods described in the Section "How You Can Vote" set forth below. Registered holders of exchangeable shares are entitled to attend the special meeting and personally exercise the votes to which they are entitled. If no voting instructions are received from a holder of exchangeable shares, the votes to which such holder is entitled will not be exercised by the trustee. The trustee may only vote that number of votes attached to the preferred voting stock for which it has received voting instructions.

   Upon a request from a registered holder of exchangeable shares, the trustee will provide a proxy to allow that holder to personally exercise the votes attached to the preferred voting stock that the registered holder of exchangeable shares is entitled to vote rather than having those shares voted through the trustee. If a registered holder of exchangeable shares has previously provided the trustee with instructions to vote on his or her behalf, the holder must provide the trustee with written revocation of the previous instructions before the exchangeable shareholder may personally vote at the special meeting. Registered holders of exchangeable shares that attend the special meeting in person will have the same rights as the trustee to speak and to vote at the special meeting in respect of any matter, question or proposition that comes before the holders of common stock at the special meeting. The holders of the exchangeable shares have also received a notice, a management information circular and a form of proxy for a special meeting of the holders of exchangeable shares being held on [Date] to consider a special resolution, the effect of which would be to authorize the purchase, of each exchangeable share that is outstanding immediately after the completion of the merger by IVI Checkmate (other than those held by IVI Checkmate and its subsidiaries) for $3.30 in cash, without interest, with the result that the holders of the exchangeable shares (other than IVI Checkmate and its subsidiaries) will participate in the merger to the same extent and on an economically equivalent basis as holders of common stock.

   The obligations of Ingenico and Merger Sub to complete the merger are subject to, among other things, the condition that the special resolution discussed above is approved by the holders of the exchangeable shares at the special meeting of the holders of exchangeable shares. See "The Merger Agreement--Conditions to the Consummation of the Transaction" for an additional description of this and other conditions to complete the merger. In the event the holders of the exchangeable shares do not approve the special resolution, Ingenico may decide to complete the merger by waiving this condition. If Ingenico decides to complete the merger without the holders of the exchangeable shares having voted to approve the special resolution, then any holder of exchangeable shares whose exchangeable shares have not been exchanged for shares of IVI Checkmate common stock prior to completion of the merger will be entitled to receive and must accept, upon the exchange of those exchangeable shares, $3.30 in cash per share, without interest, in lieu of the IVI Checkmate common stock that the holder would otherwise have been entitled to receive. In that circumstance, the value of the exchangeable shares will remain at $3.30 per share, without interest, and will no longer be dependent on the assets and operations of IVI Checkmate. This scenario, along with other information specifically related to the holders of the exchangeable shares, is more fully described in the management information circular provided to the holders of the IVI Checkmate Ltd. exchangeable shares in connection with their special meeting.

   IVI Checkmate Ltd. has been exempted by discretionary orders from certain continuous disclosure and insider reporting obligations of otherwise applicable Canadian securities laws on the condition that analogous disclosure be provided by IVI Checkmate to the holders of exchangeable shares. Because holders of exchangeable shares have an economic and voting interest that is effectively equivalent to an interest in common stock of IVI Checkmate, we have provided such holders with information regarding the consolidated financial condition and results of operations of IVI Checkmate to ensure that they receive meaningful and relevant disclosure regarding their investment. Information respecting the financial condition and results of operations of IVI Checkmate Ltd. would not be relevant to holders of exchangeable shares because the value of such shares is dependent upon the consolidated financial condition and results of operations of IVI Checkmate.

Record Date and Voting

   The holders of record of common stock and exchangeable shares as of the close of business on the record date, which was [Record Date], 2001, are entitled to receive notice of, and to vote at, the special meeting. On the record date, excluding shares held by IVI Checkmate and its subsidiaries which will not be voted at the meeting, there were [15,549,470] shares of common stock and [5,304,317] exchangeable shares outstanding, totaling 20,853,787 outstanding shares, with each outstanding share entitled to one vote.

   The holders of a majority of the outstanding shares of common stock and exchangeable shares, on [Record Date], 2001, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. In determining whether a quorum is present at the meeting, we will apply the following principles:

  (1) we will count shares that you direct to be abstained from voting as present for the purpose of determining the presence or absence of a quorum;

  (2) we will count any broker non-votes as present for the purpose of determining the presence or absence of a quorum;

  (3) we will not count any shares of stock held in treasury by IVI Checkmate or by its subsidiaries for the purpose of determining the presence or absence of a quorum; and

  (4) because the trustee is not entitled to cast votes with regard to exchangeable shares as to which the registered holders do not provide voting instructions to the trustee, we will not count those exchangeable shares for which no voting instructions have been received for the purpose of determining the presence or absence of a quorum.

   "Broker non-votes" result when brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters, such as the merger proposal, because the beneficial owner of the relevant shares did not provide the broker with specific voting instructions (which we urge you to provide) with respect to those non-routine matters.

   The approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of IVI Checkmate common stock and the exchangeable shares that are outstanding on [Record Date], 2001 (excluding those exchangeable shares held by IVI Checkmate and its subsidiaries). As a result, shares which are present but not voted, either by abstention or non-vote (including broker non-vote), in addition to shares that are not present and exchangeable shares as to which holders do not provide voting instructions, will not be counted as votes in favor of the merger agreement. Because the vote is based on the number of shares of common stock and exchangeable shares outstanding rather than on the number of votes cast, failure to vote your shares is effectively a vote against the merger agreement.

   As of the record date, the directors and executive officers of IVI Checkmate beneficially owned, in the aggregate, [1,232,308] shares of IVI Checkmate common stock and exchangeable shares, or collectively approximately [5.9]% of the total outstanding shares of IVI Checkmate common stock and exchangeable shares on that date. In addition, as of the record date, Ingenico and its subsidiaries and affiliates owned, in the aggregate, [4,164,869] shares of IVI Checkmate common stock, or collectively approximately [19.9]% of the total outstanding shares of IVI Checkmate common stock and exchangeable shares on that date.

   You should note that, under Delaware law, holders of shares of IVI Checkmate common stock are entitled to appraisal rights in connection with the merger and, under the laws of Canada, the holders of exchangeable shares are entitled to dissent rights in connection with the special meeting of the holders of exchangeable shares. See "The Merger--Appraisal and Dissenters' Rights" for information on the requirements of Delaware law for a proper dissent. Holders of exchangeable shares should refer to the management information circular provided to them in connection with the special meeting of the holders of exchangeable shares.

How You Can Vote

   Each share of common stock and each exchangeable share outstanding on [Record Date], 2001 is entitled to vote at the special meeting (other than those exchangeable shares held by IVI Checkmate and its subsidiaries). You may vote your shares in any of four ways:

  (1) Voting by Mail. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

  (2) Voting by Telephone. You can vote your shares by telephone proxy by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day.

  (3) Voting by Internet. You can also vote your proxy via the Internet. The web site for Internet voting is on your proxy card, and voting is also available 24 hours a day.

  (4) Voting in Person. You can also vote by appearing and voting in person at the special meeting.

   If you vote by telephone or via the Internet you should not return your proxy card. Instructions on how to vote by telephone or via the Internet are located on the proxy card attached to this proxy statement. The accompanying proxy card is for your use if you are unable to attend the special meeting in person and if you do not wish to vote via telephone or the Internet. You may also vote by telephone, via the Internet or by proxy card if you are able to attend the meeting but do not wish to vote in person. If you choose to vote by proxy card, you should specify your choices with regard to the proposal on the enclosed proxy card. The proxy cards that the holders of exchangeable shares properly complete, date, sign and return, as well as the votes they cast by telephone or via the Internet, will serve as voting instructions to their trustee to vote those shares at the special meeting as directed. Please vote by telephone, via the Internet or properly complete, sign and date the proxy card and return it in the enclosed envelope.

   If you plan to attend the meeting, please so indicate by marking the designated box on your proxy card. If your shares are not registered in your name (i.e., they are held in "street name" by a brokerage firm) and you would like to attend the meeting, please bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Additionally, if you are a "street name" stockholder who wishes to vote at the meeting, you will need to obtain a proxy form from the institution that holds your shares.

   If you return a properly dated and signed proxy card that we or the trustee for the exchangeable shares, as applicable, receives before the votes on the proposals are taken at the special meeting, the shares represented by the proxy will be voted in accordance with your instructions by the persons named as proxies on the enclosed proxy card or by the trustee, as applicable. In the absence of such instructions, the shares represented by a properly signed and dated proxy card will be voted "FOR" the approval of the merger agreement.

   If you participate in the IVI Checkmate 401(k) Plan, you will receive a proxy card that, when properly completed, dated, signed and returned by you, will serve as voting instructions to the trustee of the plan. If you have shares credited in the plan, only the trustee can vote your plan shares, even if you attend the special meeting. If you properly complete, date, sign and return your proxy card in accordance with the instructions provided, the trustee will vote your plan shares in accordance with your instructions. If you properly sign, date and return the proxy card but do not specify how you want your plan shares to be voted, the trustee will vote your plan shares "FOR" approval of the merger agreement. If you do not return the proxy card, your plan shares will not be voted. Failure to return the proxy card will have the same effect as a vote against the merger.

   The board of directors is not presently aware of any business to be presented to a vote at the special meeting other than the merger proposal noted above. If any other matter properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is made, in their own discretion.

   Your submission of a proxy will not affect your right to vote in person should you attend the special meeting (except that participants in the 401(k) plan may not vote their plan shares in person at the special meeting under any circumstances).

How You May Revoke or Change Your Vote

   If you vote your shares of IVI Checkmate common stock or your exchangeable shares by submitting a proxy, your shares will be voted at the special meeting as you indicated on your proxy card, telephone proxy or Internet proxy. You can revoke your proxy at any time before it is voted at the special meeting by:

  (1) giving written notice of revocation to:

    . John J. Neubert, our Corporate Secretary, at 1003 Mansell Road, Roswell, Georgia 30076, or

    . with regard to exchangeable shares, the trustee, Montreal Trust Company of Canada, Proxy Department, at 100 University Avenue, Toronto, Ontario, Canada M5J 2Y1;

  (2) submitting another proper proxy by telephone, Internet or on another written proxy; or

  (3) attending the special meeting and voting by paper ballot in person (except that participants in the 401(k) plan may not vote these plan shares in person at the special meeting under any circumstances and holders of exchangeable shares must first revoke, in writing, the instructions provided to the trustee through instructions given by telephone, via the Internet or by previously completed and returned proxy cards). If your shares are held in the name of a bank, broker, trustee or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the special meeting. Holders of the exchangeable shares should refer to "--Voting Rights of Holders of Exchangeable Shares" for information on how they may vote at the special meeting in person.

Cost of Proxy Solicitation

   IVI Checkmate will pay the costs of soliciting proxies for the special meeting. Officers, directors and employees of IVI Checkmate may solicit proxies by telephone, mail, the Internet or in person. However, they will not be paid for soliciting proxies. IVI Checkmate also will request that individuals and entities holding shares in their names, or in the names of their nominees, that are beneficially owned by others, send proxy materials to and obtain proxies from those beneficial owners, and will reimburse those holders for their reasonable expenses in performing those services. MacKenzie Partners, Inc. has been retained by IVI Checkmate to assist it in the solicitation of proxies, using the means referred to above, and will receive fees of up to approximately $6,000, plus reimbursement of out-of-pocket expenses.

Adjournments

   Although it is not expected, the special meeting may be adjourned for, among other reasons, the purpose of soliciting additional proxies to a date not later than 90 days after the date of the special meeting. You should note that the meeting could be successively adjourned to a specified date not longer than 90 days after such adjournment. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already sent in their proxies will be allowed to revoke them at any time prior to their use.

                                   THE MERGER

Background of the Merger

   In September 2000, in light of IVI Checkmate's then-current market position, Mr. L. Barry Thomson, our president, chief executive officer and a director, proposed to the Board of Directors that it create a Special Committee to investigate and explore strategic opportunities with third parties. The Board of Directors approved that proposal and created a Special Committee. The Special Committee consisted of Mr. Bertil Nordin, as chairman, and Mr. Peter Roode. Mr. Paul Noblett was subsequently appointed to the Special Committee.

   As part of the Special Committee's mandate, Mr. Nordin contacted Ingenico to see whether discussions between the two companies regarding possible strategic opportunities were warranted. On September 21 and 22, 2000, Messrs. Nordin and Thomson met with Mr. Gerard Compain, a member of the IVI Checkmate Board of Directors and on executive vice president and director of Ingenico, in Phoenix, Arizona for a general discussion of the relationship between IVI Checkmate and Ingenico. Following that meeting, Mr. Nordin and Mr. Compain scheduled another meeting for October 4, 2000 to continue the discussion.

   On October 2, 2000, at a meeting of the Board of Directors of IVI Checkmate, Mr. Nordin apprised the Board of Directors with respect to the prior and planned discussions with Ingenico. The Special Committee also informed the Board that it was proceeding to engage Wachovia Securities, Inc. as its investment banking advisor.

   On October 4, 2000, Mr. Nordin, together with representatives of Hunton & Williams, the Special Committee's legal counsel, and Wachovia Securities, attended a meeting in New York with a representative of Union Europeenne de CIC Finance, an Ingenico investment advisor; representatives of Ingenico's special U.S. counsel, Wachtell, Lipton, Rosen & Katz, were also present. At that meeting, the parties discussed the respective strategic directions of IVI Checkmate and Ingenico, as well as the state of the companies' mutual commercial and governance relationship.

   On October 9, 2000, at a meeting of the Special Committee of the Board of Directors, which, by invitation, was also attended by certain directors who were not members of the Special Committee or nominees of Ingenico as well as representatives from Wachovia Securities and Hunton & Williams, Mr. Nordin reported on the October 4th meeting.

   On October 18, 2000, at a meeting of the Special Committee of the Board of Directors, which, by invitation, was also attended by certain directors who were not members of the Special Committee or nominees of Ingenico as well as representatives from Wachovia Securities and Hunton & Williams, the Special Committee discussed IVI Checkmate's upcoming third fiscal quarter results. The Special Committee authorized Mr. Nordin to inform Ingenico that IVI Checkmate would be interested to consider any ideas from Ingenico as to how to strengthen the Ingenico-IVI Checkmate relationship. Mr. Nordin subsequently communicated that information to Mr. Jean-Jacques Poutrel, the chairman and chief executive officer of Ingenico.

   On October 26, 2000 IVI Checkmate reported third quarter operating results that did not meet its previously announced expectations, and it lowered its expectations for its performance in the fourth quarter. Subsequent to this announcement, there were discussions between Ingenico and IVI Checkmate regarding the possibility of a business combination transaction between IVI Checkmate and Ingenico, but none was pursued.

   On October 30, 2000, IVI Checkmate and Ingenico entered into a confidentiality agreement to facilitate the exchange of confidential information between the parties, and, beginning in November 2000 Ingenico and IVI Checkmate began to exchange confidential business information.

   On November 21, 2000, Mr. J. Stanford Spence, the chairman of the IVI Checkmate Board of Directors but not a member of the Special Committee, sent an e-mail to Messrs. Nordin, Roode, Noblett and Thomson proposing that IVI Checkmate consider a sale of some of its assets to a third party.

   On November 22, 2000, at a meeting of the Special Committee of the Board of Directors, which, by invitation, was also attended by certain directors who were not members of the Special Committee or nominees of Ingenico as well as representatives from Wachovia Securities and Hunton & Williams, the Special Committee reviewed Mr. Spence's proposal. At that meeting, Wachovia Securities also reported to the Special Committee that it had received no responses in its broad effort to solicit proposals from other parties that might be interested in acquiring IVI Checkmate.

   On December 5, 2000, the Special Committee, after considering a tax analysis of asset sales, decided that it would not pursue this strategy as a primary option.

   On January 11, 2001, at a meeting of the IVI Checkmate Board of Directors, Mr. Compain notified the Board that Ingenico, while not prepared to make any proposals, would discuss the possibility of enhancing its relationship with IVI Checkmate. Later that day, at a meeting of the Special Committee of the Board of Directors, which, by invitation, was also attended by directors who were not members of the Special Committee or nominees of Ingenico as well as a representative from Hunton & Williams, the Special Committee instructed Mr. Nordin to propose to Ingenico that it acquire, through the issuance of shares of IVI Checkmate common stock, a minimum 51% ownership interest in, and thus management control of, IVI Checkmate.

   On January 26, 2001, Ingenico retained Deutsche Banc Alex Brown to assist it in considering an enhanced financial investment in IVI Checkmate.

   In late January 2001, IVI Checkmate determined that it did not meet its fourth quarter expectations and that it would need to lower its published 2001 first quarter expectations.

   On January 31, 2001, Mr. Nordin requested Mr. Thomson's assistance in polling the IVI Checkmate directors to informally determine if they would be prepared to support an Ingenico offer to acquire a majority interest in IVI Checkmate at a price of $3.00 per share, provided that Wachovia Securities could deliver a favorable fairness opinion. Mr. Nordin also asked Mr. Thomson to contact Mr. Poutrel at Ingenico, after he had spoken with each of the IVI Checkmate directors, to inform him of the Board's predisposition.

   On January 31, 2001, Mr. Thomson spoke to each of the IVI Checkmate directors and determined that the Board would look favorably upon a transaction in which Ingenico would acquire a majority interest in IVI Checkmate at a price of $3.00 per share. Mr. Thomson then spoke to Mr. Poutrel at Ingenico and informed him of the results of his inquiry. Mr. Poutrel later phoned Mr. Thomson and requested that the results of Mr. Thomson's inquiry be confirmed in writing. After a brief conversation with Mr. Nordin, Mr. Thomson provided the requested written confirmation. The parties subsequently publicly disclosed this confirmation.

   After further discussions among the parties and their respective financial and legal advisors, in mid-February 2001, the parties began to consider a transaction in which Ingenico would purchase all, rather than merely a majority, of the issued and outstanding stock of IVI Checkmate, including the exchangeable shares. During the remainder of February and the first week of March, the parties' financial advisors discussed the price at which such a transaction might be acceptable.

   On March 9, 2001, the Special Committee held a conference call to discuss the potential acquisition of all of the issued and outstanding stock of IVI Checkmate including exchangeable shares by Ingenico at a price of $3.30 per share. Mr. Osby of Wachovia Securities also participated in the conference call. During this call,

Mr. Osby informed the Special Committee that Wachovia Securities' financial analysis of the transaction would support providing the Board of Directors an opinion that consideration of $3.30 per share was fair from a financial point of view, subject to certain qualifications and final delivery of a written opinion. After much deliberation, the Special Committee determined on the call that it would recommend approval of an acquisition of IVI Checkmate by Ingenico at a price of $3.30 per share.

   On March 15, 2001, at a meeting of the IVI Checkmate Board of Directors, Mr. Nordin delivered a report of the Special Committee, and stated that the focus of discussions with Ingenico had recently changed from Ingenico's possible acquisition of a majority interest in IVI Checkmate, to its possible purchase of all of IVI Checkmate's outstanding common stock and the exchangeable shares. Based on these recent discussions, Mr. Nordin said that the Special Committee had received from Ingenico's legal counsel on March 14, 2001 a proposed merger agreement for review, which provided for Ingenico's purchase of all of IVI Checkmate's outstanding common stock and the exchangeable shares.

   At the March 15, 2001 meeting, Wachovia Securities informed the Board of its belief that Ingenico would offer approximately $3.30 per share. Mr. Nordin explained the major provisions of the proposed merger agreement to the directors and noted that there were still significant issues to be resolved between the parties. Mr. Nordin also noted that Ingenico's Board of Directors had not yet considered the proposed merger agreement. Mr. Compain indicated that Ingenico's Board of Directors was scheduled to meet on March 21, 2001 to consider the proposed merger agreement.

   In addition, at the March 15, 2001 meeting, the Board unanimously determined, subject to additional due diligence, that, based upon numerous factors including discussions with Wachovia Securities, current market conditions and IVI Checkmate's business prospects, a purchase offer of $3.30 per share appeared fair to the stockholders from a financial point of view. Mr. Thomson strongly emphasized that IVI Checkmate required significant capital funding within the next 45 days to fund IVI Checkmate's normal business operations. Management and several directors suggested that, in light of the proposed merger, it would be appropriate for Ingenico to provide that funding.

   On March 19, 2001, at a meeting of the IVI Checkmate Board of Directors which, by invitation, was also attended by a representative from Hunton & Williams, Mr. Nordin updated the Board on the continuing negotiations with Ingenico. Mr. Thomson expressed concern about receiving adequate funding for IVI Checkmate and the need for a financing commitment from Ingenico.

   From March 19, 2001, through the execution of the merger agreement on April 6, 2001, representatives of IVI Checkmate and Ingenico, and their respective legal and financial advisors, spoke repeatedly (whether in person or on the telephone) to discuss, negotiate and finalize the terms of the merger agreement and related documents. Ingenico continued to conduct its financial, legal and accounting due diligence investigation during this time.

   On April 4, 2001, Wachovia Securities made a presentation to the Special Committee of the Board of Directors, and concluded that on such date, and based upon the assumptions made, matters considered and limitations on the review undertaken set forth in the written opinion, the $3.30 per share offer price was fair from a financial point of view to the stockholders of IVI Checkmate including the holders of the exchangeable shares. Wachovia Securities subsequently confirmed that conclusion in a written opinion. On the same date, the Special Committee of the Board of Directors unanimously recommended to the Board of Directors approval and acceptance of Ingenico's offer to acquire IVI Checkmate in a merger transaction. The Board of Directors unanimously accepted that recommendation and approved the merger agreement, and further approved the issuance to Ingenico of 2,620,453 shares of common stock for a total purchase price of $5,240,906 to fund near-term capital requirements. As of April 4, 2001, the Ingenico Board of Directors also approved the merger agreement and the equity investment of $5,240,906.

   On April 6, 2001, senior management of each of Ingenico and IVI Checkmate finalized, executed and delivered the merger agreement and related documents. On that same day, IVI Checkmate issued 2,620,453 shares of common stock to Ingenico for a total purchase price of $5,240,906. The parties then published a joint public announcement of these transactions.

IVI Checkmate's Reasons for the Merger--Recommendation of the IVI Checkmate
Board

   At a meeting of the Special Committee of the Board of Directors on April 4, 2001, the IVI Checkmate Special Committee unanimously determined that the merger was fair to and in the best interests of IVI Checkmate and its stockholders and unanimously approved and adopted the merger agreement and the transactions contemplated by that agreement. These conclusions were subsequently reached by the full IVI Checkmate Board of Directors at a meeting of the Board of Directors held on the same day. Accordingly, the IVI Checkmate Board recommends that IVI Checkmate stockholders vote FOR approval of the merger agreement at the special meeting.

   In reaching its decision to approve and adopt the merger agreement and the transactions contemplated by that agreement, and to recommend that IVI Checkmate stockholders vote to approve the merger agreement, the IVI Checkmate Board considered the following material factors:

  (1) the IVI Checkmate Board's familiarity with, and presentations by management and its financial advisors regarding, the business, operations, properties and assets, financial condition, competitive position, business strategy and prospects of IVI Checkmate (as well as the risks involved in achieving those prospects), and the current environment for the transaction management industry in which IVI Checkmate competes, and current industry, economic and market conditions, both on a historical and on a prospective basis;

  (2) the fact that the $3.30 per share price represented an approximate 65% premium over the closing price of IVI Checkmate common stock on April 5, 2001;

  (3) the current, historical and estimated future market prices of IVI Checkmate common stock relative to those of other industry participants and general market and sector indices;

  (4) the fact that the merger consideration is all cash, which provides relative certainty of value to IVI Checkmate stockholders;

  (5)  the extensive negotiations with and various commitments of Ingenico;

  (6) the presentation by Wachovia Securities, Inc. on April 4, 2001, and its oral opinion on that date, which was confirmed in a written opinion dated April 4, 2001, that, as of the date of such opinion, and based on and subject to the matters, assumptions and limitations set forth in that opinion, the $3.30 per share cash consideration to be received by holders of IVI Checkmate common stock and the exchangeable shares pursuant to the merger agreement was fair from a financial point of view to such holders (see "--Opinion of Wachovia Securities, Inc.");

  (7) the fact that the terms of the merger agreement provide that, under certain circumstances, and subject to certain conditions more fully described under "The Merger Agreement--No Solicitation," "-- Termination of the Merger Agreement," and "--Termination Fee and Expenses if Merger Is Not Completed," IVI Checkmate can furnish information to, and conduct negotiations with, a third party in connection with an unsolicited proposal for an acquisition of IVI Checkmate and can terminate the merger agreement for a superior proposal prior to stockholder approval of the merger agreement provided that IVI Checkmate pays to Ingenico a $2.75 million termination fee and other expense related amounts (see "The Merger Agreement");

  (8) the fact that, under the terms of the merger agreement, the completion of the merger is not conditioned upon Ingenico obtaining financing; and

  (9) the fact that the merger could be structured in a way that enabled the holders of the exchangeable shares to participate in an economically equivalent manner.

   The IVI Checkmate Board also considered potential adverse facts and risks relating to the merger, including the following adverse material facts and risks:

  (1) the fact that gains arising from an all-cash transaction would be taxable to IVI Checkmate stockholders for United States and Canadian federal income tax purposes;

  (2) the possibility that, notwithstanding the provisions of the merger agreement allowing IVI Checkmate under certain circumstances to furnish information to and conduct negotiations with a third party and terminate the merger agreement prior to stockholder approval of the merger agreement in connection with a superior proposal for a business combination or acquisition of IVI Checkmate with a third party, the termination fee payable upon such termination might discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, IVI Checkmate (see "The Merger Agreement");

  (3) the possibility that the transaction may not receive the requisite regulatory clearances; and

  (4) the possibility that the merger may not be completed.

   In addition, the IVI Checkmate Board was aware of the interests of executive officers and directors of IVI Checkmate described under "--Interests of IVI Checkmate Directors, Officers and Employees in the Merger."

   The foregoing discussion addresses certain material information and factors considered by the IVI Checkmate Board in its consideration of the merger, including factors that support the merger as well as those that may weigh against it. In view of the variety of factors and the quality and amount of information considered, the IVI Checkmate Board did not find it practicable to, and accordingly did not, make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, the IVI Checkmate Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination. The determination to approve the merger was made after consideration of all of the factors in the aggregate. In addition, individual members of the IVI Checkmate Board may have given different weights to different factors.

Opinion of Wachovia Securities, Inc.

 Engagement and Fairness Opinion of Wachovia Securities, Inc.

   On October 19, 2000 Wachovia Securities, Inc. was retained by the Special Committee of the Board of Directors to act as a financial advisor in connection with IVI Checkmate's exploration of strategic alternatives including, but not limited to, the sale of IVI Checkmate. In addition, Wachovia Securities was retained to assess the fairness, from a financial point of view, of the consideration to be received by the stockholders of IVI Checkmate in connection with a proposed merger with Ingenico. IVI Checkmate chose Wachovia Securities based on the firm's reputation and general investment banking experience, including its experience in rendering fairness opinions. Wachovia Securities is a nationally recognized investment banking firm which, as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

   Wachovia Securities acted as an advisor to IVI Checkmate during the merger negotiations but IVI Checkmate, through the Special Committee, negotiated and determined the final amount of the consideration to be paid by Ingenico in the merger. During and subsequent to the negotiation process, Wachovia Securities separately analyzed the merger and, on April 4, 2001, Wachovia Securities rendered its oral opinion to IVI Checkmate's board of directors that, as of April 4, 2001 and based upon and subject to the assumptions and limitations described to the board of directors and set forth in an opinion letter dated April 4, 2001, the consideration to be received by the stockholders and the economic equivalent to be paid to holders of the exchangeable shares upon consummation of the merger was fair, from a financial point of view, to such stockholders. Wachovia Securities has consented to the inclusion of the Wachovia Securities opinion in this proxy statement.

   The full text of the Wachovia Securities opinion, which sets forth the assumptions made, procedures followed, matters considered and limits on the review undertaken, is attached as Appendix B to this proxy statement and is incorporated herein by reference. The summary of the Wachovia Securities opinion set forth herein is qualified in its entirety by reference to the full text of the opinion in Appendix B. Stockholders are urged to read the Wachovia opinion in its entirety. The Wachovia Securities analysis and opinion were prepared for and addressed to the Special Committee of IVI Checkmate and the Board of IVI Checkmate for its information and addresses only the fairness, from a financial point of view, of the per share merger consideration to be received by the IVI Checkmate stockholders and the economic equivalent to be received by the holders of the exchangeable shares upon consummation of the merger and does constitute an opinion as to the merits of the merger or a recommendation to any IVI Checkmate stockholder as to how to vote in connection with the merger.

 Matters Reviewed

   In connection with rendering the Wachovia Securities opinion, Wachovia Securities, among other things:

  .  reviewed a draft of the merger agreement;

  . held discussions with certain senior officers, directors and other representatives and advisors of IVI Checkmate and certain representatives and advisors of Ingenico concerning the businesses, operations and prospects of IVI Checkmate and Ingenico;

  . examined certain business and financial information relating to IVI Checkmate and Ingenico that was publicly available or furnished to Wachovia Securities;

  . reviewed financial analyses and certain financial forecasts and other information and data for IVI Checkmate which were provided to Wachovia Securities by the management of IVI Checkmate including, but not limited to, information relating to certain strategic implications and operational benefits anticipated to result from the merger;

  . reviewed the financial terms of the merger agreement in relation to, among other things, current and historical market prices and trading volumes of IVI Checkmate's common stock, the historical and projected operating performance of IVI Checkmate, the financial capacity of Ingenico to consummate the merger, the capitalization and financial condition of IVI Checkmate, and the current financial and economic environment;

  . analyzed certain financial, stock market and other publicly available information relating to publicly held companies in businesses similar to that of IVI Checkmate;

  . analyzed, to the extent available, the financial terms of recent business combinations involving companies in businesses similar to IVI Checkmate;

  . solicited indications of interest in acquiring IVI Checkmate from parties other than Ingenico; and

  . conducted relevant research, analyses and examinations and considered other financial, economic and market criteria.

   Wachovia Securities has not assumed any responsibility for independent verification of any of the information set forth above and has relied on all such information being accurate and complete in all material respects.

 Assumptions and Limitations

   In its review and analysis and in formulating its opinion, Wachovia Securities assumed and relied upon, without independent verification, the reasonableness of all estimated financial information and assumptions to the estimates provided to Wachovia Securities by IVI Checkmate's management and assumed that such information was prepared and such assumptions were derived in accordance with accepted practice reflecting the best currently available estimates and good faith judgments of IVI Checkmate's management. Wachovia Securities also assumed that the merger will be completed in a timely manner in accordance with the terms in the merger agreement, without regulatory limitations, restrictions or conditions that would have a material adverse effect on IVI Checkmate. Wachovia Securities has not made or considered any independent evaluations or appraisals of the assets or liabilities (contingent or otherwise) of either IVI Checkmate or Ingenico. Other than as set forth herein, there were no limitations imposed by the IVI Checkmate Board or the Special Committee on Wachovia Securities with respect to the investigations made or procedures followed by Wachovia Securities in rendering the Wachovia Securities opinion.

 Presentation to the IVI Checkmate Board of Directors

   The following is a summary of the material financial analyses considered and performed by Wachovia Securities in connection with providing the Wachovia Securities opinion. Such summary does not purport to be a complete description of the analyses performed by Wachovia Securities. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances and, therefore, is not necessarily susceptible to partial analysis or a summary description. Wachovia Securities did not reach a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusions, Wachovia Securities considered the results of all analyses in light of each other and ultimately reached its opinion based on the results of all analyses undertaken taken as a whole. The estimates contained in Wachovia Securities' analysis and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold.

 Valuation of IVI Checkmate

   Comparable Companies Analysis. Wachovia Securities considered a comparable companies analysis in its valuation of IVI Checkmate. In this methodology, financial information, ratios and public market multiples relating to a company are reviewed and compared to corresponding publicly available financial data for comparable companies. In performing this analysis, Wachovia Securities determined a group of companies comparable in focus, operating characteristics and scope to IVI Checkmate, and reviewed earnings estimates and other publicly available information for such companies. In performing the comparable companies analysis, Wachovia Securities reviewed the following information for the universe of comparable companies against that of IVI Checkmate:

  .  Compound annual sales growth rate;

  . Historical earnings before interest, taxes, depreciation and amortization ("EBITDA") margin and projected margin;

  .  Enterprise Value to historical and projected sales;

  .  Enterprise Value to historical and projected EBITDA; and

  . Enterprise Value to historical and projected EBITDA after adjustments for non-recurring items.

   None of the companies in the comparable universe was directly comparable to IVI Checkmate. Accordingly, an analysis of the results of such a comparison is not purely mathematical but involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies. For instance, such factors as IVI Checkmate's lack of institutional investor ownership, the relative lack of liquidity in its stock, the lack of widespread research coverage and IVI Checkmate's historical ability to achieve expected results were considered in the analysis.

   Based on this methodology, Wachovia Securities deemed the valuation implied by the merger consideration to be received by the stockholders of IVI Checkmate to be reasonable relative to the valuation of the comparable company universe.

   Comparable Transactions Analysis. Wachovia Securities used a comparable transaction analysis in its evaluation of the fairness, from a financial standpoint, of the consideration to be received by the stockholders in the merger. In performing this analysis, Wachovia Securities reviewed mergers and acquisitions completed during the period from May 1997 until April 2001 involving companies that Wachovia Securities deemed generally comparable to IVI Checkmate including the following:

  .  Verifone/Hewlett Packard;

  .  Checkmate/IVI;

  .  Procomp Amazonia Ind. Electronica/Diebold, Inc.;

  .  Percon, Inc./PSC, Inc.; and

  .  Comtec Information Systems/Zebra Technologies Corp.

   Wachovia Securities also reviewed separately mergers and acquisitions involving technology and communication companies with similar size, growth rate and operating and market characteristics to that of IVI Checkmate completed during the last three years in which the consideration paid in the transaction included a cash component.

   In examining these transactions, Wachovia Securities reviewed and analyzed the transaction value of each acquired company and determined the multiple of sales, EBITDA and net income, where possible. In addition, where possible, Wachovia Securities reviewed the qualitative factors associated with the transaction and assessed their impact on the consideration paid in the mergers.

   Based on this methodology, Wachovia Securities deemed the valuation of IVI Checkmate implied by the merger consideration to be received by the stockholders of IVI Checkmate to be reasonable relative to the valuation of IVI Checkmate implied by the multiples derived from the comparable transaction universe.

   Premiums Paid Analysis. Wachovia Securities reviewed certain information relating to transactions completed between January 2000 and March 2001 in which a U.S. public technology or telecommunication company with an enterprise value between $50 million and $200 million was acquired, merged into or sold a majority ownership interest to another entity. These transactions were analyzed to determine the premiums paid relative to the seller's stock price one day, one week and four weeks prior to the public announcement of the acquisition of the acquired company. Wachovia Securities also reviewed median premiums paid in acquisitions of all US companies from 1997 through 2000. Based on this analysis, Wachovia Securities deemed the merger consideration to be received by the stockholders of IVI Checkmate to be reasonable relative to the prices and premiums paid in the universe of transactions examined.

   Other Analyses. Wachovia Securities reviewed various current and historical published research reports on IVI Checkmate and other companies in its industry and the investment opinions, stock price targets and earnings estimates contained therein. In addition, Wachovia Securities reviewed and analyzed the historical trading prices and volumes for IVI Checkmate common stock and exchangeable shares. In this case, due to the inherent uncertainties of predicting future performance, a discounted cash flow analysis was not performed.

   Other Considerations. As set forth above, Wachovia Securities was engaged by IVI Checkmate as financial advisor to IVI Checkmate to explore strategic alternatives, including the sale of IVI Checkmate. In connection with its engagement as financial advisor, Wachovia Securities solicited indications of interest in acquiring all or part of IVI Checkmate from parties other than Ingenico. To Wachovia Securities' knowledge, IVI Checkmate received no indications of interest other than the offer made by Ingenico whether as a result of Wachovia Securities' efforts or otherwise.

   Miscellaneous. For the services provided by Wachovia Securities in connection with rendering the Wachovia Securities opinion, the Wachovia Securities' fee is $300,000. No portion of the fee for the Wachovia Securities opinion has been or is contingent upon the consummation of the merger. As set forth above, Wachovia Securities also acted as financial advisor to IVI Checkmate in connection with IVI

Checkmate's exploration of strategic alternatives, including but not limited to a sale to Ingenico. Pursuant to the engagement, Wachovia Securities is entitled to a fee equal to 0.75% of the enterprise value of IVI Checkmate for a transaction with Ingenico or 1% of the enterprise value of IVI Checkmate for a transaction with another party. Accordingly, contingent upon consummation of the merger, Wachovia Securities will be entitled to a fee of approximately $660,000. In addition, IVI Checkmate has agreed to reimburse Wachovia Securities for its reasonable out-of-pocket expenses incurred in connection with the merger and to indemnify Wachovia Securities against certain liabilities, including certain liabilities arising under the federal securities laws, arising out of Wachovia Securities' engagement.

   Wachovia Securities has advised IVI Checkmate that, in the ordinary course of its business as a full-service securities firm, Wachovia Securities may, subject to certain restrictions, actively trade the equity or debt securities of IVI Checkmate or Ingenico for its own account or for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Wachovia Securities has made a market in the past in the IVI Checkmate common stock, for which it has received customary compensation.

Material U.S. Federal Income Tax Consequences

 General

   The following general discussion summarizes the anticipated material United States federal income tax consequences of the merger to U.S. holders and non-U.S. holders of IVI Checkmate common stock and exchangeable shares. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable current and proposed United States Treasury Regulations, judicial authority, and administrative rulings and practice. Legislative, judicial or administrative rules and interpretations are subject to change, possibly on a retroactive basis, at any time, and, therefore, the following statements and conclusions could be altered or modified. It is assumed that the shares of IVI Checkmate common stock and the exchangeable shares are held as capital assets. This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular IVI Checkmate stockholder in light of that IVI Checkmate stockholder's individual circumstances, or those IVI Checkmate stockholders subject to special rules under the United States federal income tax laws (for example, life insurance companies, tax-exempt organizations, financial institutions, certain United States expatriates, controlled foreign corporations and passive foreign investment companies). In addition, this discussion does not address the aspects of United States federal income taxation that may be relevant to IVI Checkmate stockholders who hold shares of IVI Checkmate common stock or the exchangeable shares as part of a hedging, "straddle," conversion or other integrated transaction, or IVI Checkmate stockholders who acquired their shares through the exercise of directors or employee stock options or other compensation arrangements. In addition, the discussion does not address any aspect of foreign, state or local taxation or estate and gift taxation that may be applicable to an IVI Checkmate stockholder.

   The Canadian tax consequences of the merger to the holders of the IVI Checkmate Ltd. exchangeable shares are described in the management information circular provided to those holders in connection with the special meeting of the holders of exchangeable shares.

 U.S. Holders

   In general, a U.S. holder is (i) a citizen or resident of the United States,
(ii) a corporation or other entity created or organized in or under the laws of the United States or any state thereof (including the District of Columbia),
(iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect to be treated as a U.S. person. The receipt of the merger consideration in the merger will be a taxable transaction for U.S. holders of IVI checkmate common stock and exchangeable shares. Each such U.S. holder of IVI Checkmate common stock or exchangeable shares will recognize gain or loss equal to the difference between such holder's adjusted tax basis in the IVI Checkmate common stock and exchangeable shares converted in the merger, and the amount of cash received. Gain or loss will be calculated separately for each block of shares converted in the merger (i.e., shares acquired at the same cost in a single transaction). The gain or loss will generally be capital gain or loss, and will be long-term gain or loss if, at the effective time of the merger, the IVI Checkmate common stock or exchangeable shares converted in the merger were held for more than one year. In the case of U.S. holders who are individuals, long-term capital gain is currently eligible for reduced rates of federal income tax. There are limitations on the deductibility of capital losses.

 Non-U.S. Holders

   A holder that is not a U.S. holder generally will not be subject to United States federal income tax on any gain realized upon the receipt of the merger consideration in the merger unless (i) such gain is effectively connected with a trade or business of the non-U.S. holder in the United States, or, if a tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States, (ii) the non-U.S. holder is an individual and is present in the United States for 183 days or more during the year in which the merger is completed (and certain other conditions are met), or (iii) the non-U.S. holder is subject to tax pursuant to the provisions of the Internal Revenue Code regarding the taxation of U.S. expatriates. Non-U.S. holders should also refer to the paragraph below entitled "Backup Tax Withholding" for information related to IRS Form W-8 BEN.

 Backup Tax Withholding

   Under the United States federal income tax backup withholding rules, unless an exemption applies, Ingenico is required to and will withhold 31% of all payments to which an IVI Checkmate stockholder or other payee is entitled in the merger, unless the IVI Checkmate stockholder or other payee provides its taxpayer identification number ("TIN") (social security number, in the case of an individual, or employer identification number, in the case of other stockholders), and certifies under penalties of perjury that the TIN provided is correct (or that such stockholder or other payee is awaiting a TIN) and that such stockholder is not subject to backup withholding. Each IVI Checkmate stockholder that is a U.S. holder should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the exchange agent (or other agent) in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the exchange agent (or other agent). The exemptions provide that certain IVI Checkmate stockholders (including, among others, all corporations and certain non-U.S. holders) are not subject to these backup withholding requirements. In order for a non-U.S. holder to qualify as an exempt recipient, however, such non-U.S. holder must provide its name and address on an IRS Form W-8 BEN (or a suitable successor form), and certify, under penalties of perjury, its status as a non-U.S. holder or otherwise establish an exemption. Any amounts withheld will be allowed as a credit against the holder's United States federal income tax liability for that year. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service.

   IVI Checkmate stockholders should consult their own tax advisors to determine the United States federal, state and local and foreign tax consequences of the merger to them in view of their own particular circumstances.

Governmental and Regulatory Clearances

   A filing with respect to transactions such as the merger must be made with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "DOJ"), and is reviewed under applicable antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), the merger may not be completed until applicable waiting period requirements have expired or been terminated. Ingenico and IVI Checkmate each filed notification report forms with the FTC and DOJ under the HSR Act on May 22, 2001. Under the HSR Act, the merger may not be consummated until the expiration of a statutory waiting period, which expires 30 days (or if that date falls on a weekend or legal holiday, the next business day thereafter) after both IVI Checkmate and Ingenico filed their notification report forms, unless the FTC or the DOJ grants early termination of the statutory waiting period or requests additional information or documentary materials from the parties. If the FTC or DOJ requests additional information or material from the parties, the waiting period will be extended for 30 days after substantial compliance by the parties with such request. In practice, complying with a request for additional information or material can take a significant amount of time. On May 24, 2001, the FTC notified IVI Checkmate that the waiting period commenced on May 22, 2001 and expires at 11:59 p.m. on June 21, 2001, unless extended by a request for additional information or documentary material or if early termination is granted. The expiration or termination of the applicable waiting period under the HSR Act is a condition to the completion of the merger.

   The FTC and the DOJ frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of assets of Ingenico or IVI Checkmate or their subsidiaries or their affiliates. Private parties and state attorneys general may also bring an action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, of the result.

   IVI Checkmate conducts operations in North America and Ingenico conducts operations throughout the world, including in a number of countries other than in North America. As a result, filings may have to be made with the governments of these countries under their respective premerger notification statutes. Where necessary, the parties intend to make such filings. You should understand that the receipt of any foreign antitrust approvals, consents and filings the absence of which would prohibit the consummation of the merger, or would be reasonably likely to have a material adverse effect on IVI Checkmate or Ingenico, is a condition to the completion of the merger.

   You should understand that the timing of FTC and other regulatory clearances will depend on a variety of factors including when IVI Checkmate and Ingenico substantially comply with the FTC's requests, if any, or any inquiries of other regulators, the extent of any substantive issues, if any, that regulators may raise and the timing and extent of any discussions that Ingenico may undertake, or commitments, if any, that Ingenico may agree to with regulators to resolve any issues raised. While no assurances can be made that the merger will receive the necessary regulatory clearances on acceptable terms at any particular time, we expect regulatory clearances will be obtained no later than the third calendar quarter of 2001. For more information regarding IVI Checkmate's and Ingenico's commitments in connection with governmental and regulatory clearances, see "The Merger Agreement--Agreement to Use Reasonable Best Efforts," and "--Conditions to the Consummation of the Transaction" below.

Merger Financing; Source and Amounts of Funds

   The total amount of funds required by Ingenico to consummate and to pay all related fees and expenses in connection with the merger is estimated to be
approximately [$   ] million. Ingenico expects to obtain such funds from
available cash on hand, available lines of credit and bank loans to be negotiated. The exact source and terms of financing, if any, from any third party will be determined on the basis of interest rates and debt market conditions at the time such financing is arranged.

Interests of IVI Checkmate Directors, Officers and Employees in the Merger

 General

   Some members of IVI Checkmate's management and the IVI Checkmate Board have certain interests in the merger that are or may be considered different from or in addition to the interests of IVI Checkmate stockholders generally. These additional interests, to the extent material, are described below. The IVI Checkmate Board was aware of these interests and considered them in approving and adopting the merger agreement and the merger. In addition to the following, the information relating to compensation plans and executive compensation as disclosed in IVI Checkmate's Form 10-K for the fiscal year ended December 31, 2000, as amended, is hereby incorporated by reference (except as amended or superseded by the following).

 Interested Directors

   Certain members of our Board of Directors were appointed to the Board by Ingenico and have interests in Ingenico. Gerard Compain is an executive vice president and director of Ingenico, Bertrand Cambou is a director of Ingenico and Gareth Owen is an officer of a subsidiary of Ingenico.

 Stock Based Rights

   All stock options, warrants, rights or similar agreements held by employees, officers and directors of IVI Checkmate, whether vested or not, will be canceled at the time of the merger in exchange for a cash payment equal to the "spread" on the option times the number of shares subject to the option, less any applicable withholding taxes. The "spread" equals $3.30 minus the exercise price of the option. In addition, all shares of restricted stock, if any, held by employees, officers and directors of IVI Checkmate will be canceled at the time of the merger in exchange for a cash payment equal to $3.30 times the number of shares.

 Support Agreements

   In connection with the execution of the merger agreement, certain officers and directors of IVI Checkmate, namely Messrs. Whitton, Spence, Compain, Noblett, Nordin, Owen, Roode, Thomson and Neubert, executed support agreements with Ingenico. Each individual who executed a support agreement agreed, among other things, to vote all of his shares of IVI Checkmate stock in favor of the merger, the merger agreement and the transactions contemplated thereby.

 Employment Agreements

   Certain of the officers and directors of IVI Checkmate and its subsidiaries have entered into employment agreements with IVI Checkmate or its subsidiaries, as the case may be, which provide for, among other things, enhanced severance payments if the individual is involuntarily terminated within one year of a change of control. Under these agreements, the consummation of the merger would qualify as a change of control.

   In connection with the Special Committee of the Board of Directors, IVI Checkmate issued a letter agreement on November 6, 2000 agreeing to compensate Mr. Bert Nordin in the amount of $150,000 to serve as Chairman of the Special Committee of the Board of Directors. IVI Checkmate also agreed to reimburse Mr. Nordin for all reasonable costs and expenses incurred in performance of those duties. Mr. Nordin subsequently accepted the terms of the letter agreement.

   IVI Checkmate entered into an agreement with J. Stanford Spence, our Chairman of the Board, dated June 25, 1998, as amended on September 16, 1998, that provides for Mr. Spence's service on a substantially full-time basis as a consultant to us and as our Chairman of the Board at an initial base salary of $220,000 per year, adjusted annually to reflect changes in the Consumer Price Index. The agreement, which expires on December 31, 2005, obligates our directors, consistent with their fiduciary duties, to nominate Mr. Spence for re-election to our Board of Directors each year during the term of the agreement. The agreement provides that in the event of its termination: (i) by us other than as a result of Mr. Spence's death or disability or by Mr. Spence for good reason, Mr. Spence will receive any unpaid compensation up to the date of termination and he will continue to receive his compensation and benefits until the end of the agreement's term; (ii) by Mr. Spence other than for good reason or by us due to any disability affecting Mr. Spence, Mr. Spence will receive any unpaid compensation up to the date of termination and he will continue to receive his compensation and benefits until the end of the term of the agreement, but his base compensation will be reduced to $150,000 per year, adjusted annually to reflect changes in the Consumer Price Index; and (iii) due to Mr. Spence's death, Mr. Spence's estate will be entitled to receive any unpaid compensation up to the date of his death. The agreement includes non-disclosure, non-compete and non-solicitation covenants that run through the term of the agreement, regardless of whether the agreement has been terminated prior to the scheduled expiration of its term.

 Indemnification of Officers and Directors

   Under the merger agreement, the surviving corporation is obligated to indemnify the officers and directors of IVI Checkmate for any acts or omissions occurring prior to the completion of the merger to the extent currently provided under IVI Checkmate's certificate of incorporation and by-laws.

   In the merger agreement, Ingenico has agreed that, for a period of not less than six years from and after the completion of the merger, it will maintain in effect the current policies of directors' and officers' liability insurance maintained by IVI Checkmate, provided that the surviving corporation is not obligated to make annual premium payments that exceed $150,000. If annual premium payments exceed $150,000, the surviving corporation will obtain the greatest comparable insurance coverage possible for an annual premium equal to $150,000. In addition, at any time on or after the third anniversary of the closing of the merger, Ingenico may, at its election, provide funds to the surviving corporation so that the surviving corporation may self-insure at an equal level of coverage in lieu of any directors' and officers' liability insurance policy.

Amendment to IVI Checkmate Stockholder Protection Rights Agreement

   On April 6, 2001, IVI Checkmate amended its rights agreement (sometimes called a "poison pill"), dated as of September 16, 1998, between IVI Checkmate and First Union National Bank, as rights agent, to provide that neither the merger nor the merger agreement will cause Ingenico or any of its subsidiaries or affiliates to become an "acquiring person" under the rights agreement. In addition, the amendment amends the rights agreement to provide that a "separation time," "stock acquisition date" and "flip-over transaction or event" will not occur as a result of the approval, execution, delivery or performance of the merger agreement, or the consummation of the transactions contemplated thereby or from the issuance of additional IVI Checkmate common stock pursuant to the merger agreement. The amendment also provides that an "expiration time" will occur simultaneously with the closing of the merger. The amendment provides that no person will have any right of action under the rights agreement solely by virtue of (i) the approval, execution or delivery of the merger agreement, (ii) the consummation of the merger, (iii) the consummation of any transaction contemplated in the merger agreement or (iv) the public announcement of any of the foregoing. Finally, the amendment also provides that the rights will cease to be exercisable immediately prior to the closing of the merger.

Appraisal and Dissent Rights

   Under the merger agreement and the Delaware General Corporation Law, holders of IVI Checkmate common stock, including holders of exchangeable shares that have exchanged those shares for common stock prior to completion of the merger, are entitled to appraisal rights with respect to their shares of IVI Checkmate common stock in connection with the merger. Holders of exchangeable shares, who have not exchanged their shares for common stock, are entitled to dissent and demand fair value for their exchangeable shares in connection with the special meeting of the holders of exchangeable shares, as is further described in the management information circular issued to the holders of the exchangeable shares relating to the special meeting of the holders of exchangeable shares.

   Delaware law entitles the holders of record of shares of IVI Checkmate common stock who follow the procedures specified in Section 262 of the Delaware General Corporation Law to have their shares appraised by the Delaware Court of Chancery and to receive the "fair value," as determined by the court, of such shares as of the completion of the merger instead of the merger consideration. In order to exercise such rights, a stockholder must demand and perfect the rights in accordance with Section 262. The following is a summary of Section 262 and is qualified in its entirety by reference to Section 262, a copy of which is attached as Appendix C to this proxy statement. Stockholders should carefully review Section 262 as well as the information discussed below to determine their rights to appraisal.

   If a stockholder of IVI Checkmate elects to exercise the right to an appraisal under Section 262, that stockholder must do all of the following:

  (1) file with IVI Checkmate at its corporate headquarters in Roswell, Georgia, a written demand for appraisal of shares of IVI Checkmate common stock held, which demand must identify the stockholder and expressly request an appraisal, before the vote is taken on the merger agreement at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote against the merger agreement; neither voting against, abstaining from voting nor failing to vote on the merger agreement will constitute a demand for appraisal within the meaning of Section 262;

  (2) not vote in favor of, or consent in writing to, the merger agreement. Failing to vote or abstaining from voting will satisfy this requirement, but a vote in favor of the merger agreement, by proxy or in person, or the return of a signed proxy that does not specify a vote against approval and adoption of the merger agreement, will constitute a waiver of the stockholder's right of appraisal and will nullify any previously filed written demand for appraisal; and

  (3) continuously hold such shares through the effective time of the merger.

   All written demands for appraisal should be addressed to: IVI Checkmate Corp., 1003 Mansell Road, Roswell, Georgia, 30057, Attention: Corporate Secretary, before the vote is taken on the merger agreement at the special meeting, and should be executed by, or on behalf of, the holder of record of the relevant shares of IVI Checkmate stock. Such demand must reasonably inform IVI Checkmate of the identify of the stockholder and that the stockholder is thereby demanding appraisal of his or her shares of IVI Checkmate common stock.

   Within 10 days after the completion of the merger, the surviving corporation of the merger will give written notice of the completion of the merger to each stockholder of IVI Checkmate who has satisfied the requirements of Section 262 and has not voted for or, consented to, the proposal to approve and adopt the merger agreement and the transactions contemplated thereby. We refer to such a stockholder as a "dissenting stockholder." Within 120 days after the completion of the merger, the surviving corporation or any dissenting stockholder may file a petition in the Delaware court demanding a determination of the fair value of the shares of IVI Checkmate common stock that are held by all dissenting stockholders. Any dissenting stockholder desiring to file this petition is advised to file the petition on a timely basis unless the dissenting stockholder receives notice that a petition has already been filed by the surviving corporation or another dissenting stockholder.

   If a petition for appraisal is timely filed, the court will determine which stockholders are entitled to appraisal rights and thereafter will determine the fair value of the shares of IVI Checkmate common stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, but together with a fair rate of interest, if any, to be paid on the amount determined to be fair value. In determining such fair value, the court will take into account all relevant factors. The court may determine such fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise be entitled to receive pursuant to the merger agreement. If a petition for appraisal is not timely filed, then the right to an appraisal shall cease. The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court determines to be equitable under the circumstances. Upon the application of any stockholder, the court may determine the amount of interest, if any, to be paid upon the value of the shares of IVI Checkmate common stock of stockholders entitled to such interest. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of IVI Checkmate common stock entitled to appraisal.

   From and after the completion of the merger, no dissenting stockholder will have any rights of an IVI Checkmate stockholder with respect to that dissenting stockholder's shares for any purpose, except to receive payment of their fair value and to receive payment of dividends or other distributions on that dissenting stockholder's shares of IVI Checkmate common stock, if any, payable to IVI Checkmate stockholders of record as of a date prior to the completion of the merger. If a dissenting stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal within 60 days after the completion of the merger, or thereafter with the written approval of the surviving corporation, or, if no petition for appraisal is filed within 120 days after the completion of the merger, then the right of that dissenting stockholder to an appraisal will cease and the dissenting stockholder will be entitled to receive only the merger consideration.

                              THE MERGER AGREEMENT

   The following is a summary of the material terms of the merger agreement. The summary is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Appendix A and is incorporated herein by reference.

Structure and Effective Time

   The merger agreement provides for the merger of Merger Sub with and into IVI Checkmate upon the terms and subject to the conditions of the merger agreement. As the surviving corporation, IVI Checkmate will survive the merger and continue to exist as a wholly owned subsidiary of Ingenico. The merger will become effective at the time the certificate of merger is filed with the Delaware Secretary of State (or at a later time if agreed by the parties and specified in the certificate of merger). We intend to complete the merger as promptly as practicable after satisfaction of all the conditions to closing, including the receipt of the IVI Checkmate stockholder approval and all requisite regulatory clearances. See "The Merger--Governmental and Regulatory Clearances," "--Agreement to Use Reasonable Best Efforts" and "--Conditions to the Consummation of the Transaction."

Merger Consideration

   The merger agreement provides that each share of IVI Checkmate common stock outstanding immediately prior to the effective time of the merger will be converted at the effective time of the merger into the right to receive $3.30 in cash, without interest. Provided the holders of exchangeable shares approve a special resolution amending certain terms of the exchangeable shares at the special meeting of the holders of exchangeable shares, each exchangeable share outstanding immediately after the completion of the merger (other than those exchangeable shares held by IVI Checkmate and its subsidiaries) will be purchased by IVI Checkmate for $3.30 in cash, without interest. However, shares of common stock that are outstanding immediately prior to the merger held by any dissenting stockholder who properly perfects his or her dissenter's rights will not be converted into the right to receive $3.30 in cash, without interest, but rather the dissenting stockholder will be entitled to payment of the fair value of his or her dissenting shares in accordance with and subject to Section 262 of the Delaware General Corporate Laws. See "The Merger-- Appraisal and Dissenters' Rights."

   In addition, at the effective time of the merger, all outstanding shares of common stock will be canceled, and each holder will have no further rights with respect to those shares, other than the right to receive the $3.30 per share merger consideration, without interest, applicable to those shares. All shares of IVI Checkmate common stock held in the treasury of IVI Checkmate and shares of IVI Checkmate common stock owned by IVI Checkmate and its wholly owned subsidiaries, Ingenico and Merger Sub, will be canceled at the effective time of the merger, and no payment will be made for those shares.

   Subject to receiving the requisite approval for the special resolution of holders of exchangeable shares of IVI Checkmate Ltd. approving the amendment of the provisions of the exchangeable shares, immediately after the effective time of the merger, all issued and outstanding exchangeable shares (other than those held by IVI Checkmate and its subsidiaries) will be purchased by IVI Checkmate for $3.30 in cash, without interest.

Payment Procedures

   Ingenico will select a bank that is reasonably acceptable to IVI Checkmate to act as paying agent. The paying agent will make payment of the merger consideration to you in exchange for your certificates representing shares of IVI Checkmate common stock. The paying agent will also make payment of the merger consideration to you in exchange for your certificates representing the exchangeable shares provided the special resolution being voted upon by exchangeable shareholders is approved at the special meeting of the holders of exchangeable shares. Ingenico will cause the surviving corporation to provide the paying agent on a timely basis the cash necessary to pay the merger consideration as and when needed after the merger. As soon as practicable after the completion of the merger, the paying agent will send each IVI Checkmate stockholder of record and, provided the special resolution being voted upon by exchangeable shareholders is approved at the special meeting of the holders of exchangeable shares, each IVI Checkmate Ltd. exchangeable shareholder of record a letter of transmittal. This letter of transmittal will contain specific instructions explaining how to send your stock certificates representing either common stock or exchangeable shares to the paying agent in exchange for cash. The paying agent will mail you a check for the appropriate merger consideration, minus any withholding taxes required by law, promptly following the paying agent's receipt and processing of your stock certificates and properly completed transmittal documents.

   In the event the merger is completed even though the holders of the exchangeable shares do not approve the special resolution, please see "--Voting Rights of Holders of Exchangeable Shares" for information related to the rights of the holders of exchangeable shares in this situation.

Treatment of IVI Checkmate Stock-Based Rights

   The merger agreement provides that the IVI Checkmate Board of Directors has taken all appropriate and necessary actions so that, at the effective time of the merger, each IVI Checkmate stock option, whether or not then vested or exercisable, granted under any stock option or similar plan of IVI Checkmate or its subsidiaries outstanding at the effective time will be canceled in return for the right to receive an amount of cash, less applicable withholding taxes, equal to the excess, if any, of $3.30 over the exercise price of the IVI Checkmate stock option, multiplied by the number of shares of IVI Checkmate stock subject to the canceled IVI Checkmate stock option. Ingenico will cause the foregoing amounts to be paid as soon as practicable after the effective time of the merger.

Directors and Officers

   The merger agreement provides that the directors of Merger Sub immediately before the effective time of the merger will be the initial directors of the surviving corporation after the merger, and that they will hold office until their successors are duly elected and qualified, or their earlier death, resignation or removal. The officers of IVI Checkmate will be the officers of the surviving corporation after the merger, together with any additional officers designated by Ingenico, and they will hold office until their successors are duly elected and qualified, or their earlier death, resignation or removal.

Representations and Warranties

   The merger agreement contains representations and warranties made by IVI Checkmate to Ingenico and Merger Sub regarding IVI Checkmate and its subsidiaries, including representations and warranties relating to:

  (1) due organization, power and standing, and other corporate matters;

  (2) certificate of incorporation, by-laws and other organizational documents;

  (3) capital structure;

  (4) authorization, execution, delivery and enforceability of the merger agreement;

  (5) conflicts under charter documents, violations of any instruments or law, and required consents and approvals;

  (6) reports and financial statements filed with the Securities and Exchange Commission and any other governmental entity and the accuracy of the information in those documents and the absence of certain undisclosed liabilities;

  (7) compliance by IVI Checkmate Ltd. with all applicable Canadian securities legislation not covered by IVI Checkmate Ltd.'s exemption order, which exemption order exempts IVI Checkmate Ltd. from continuous disclosure requirements in Canada;

  (8) matters relating to the Employee Retirement Income Security Act of 1974, as amended (which we sometimes refer to as "ERISA"), compliance and compensation matters (including retirement and other employee benefit plans) and labor matters;

  (9) litigation;

  (10) truth and accuracy of information supplied by IVI Checkmate for inclusion in this proxy statement;

  (11) tax matters;

  (12) intellectual property;

  (13) inapplicability of state takeover laws that would restrict or prohibit the merger agreement or merger;

  (14) brokers' and finders' fees with respect to the merger;

  (15) opinion of financial advisor;

  (16) vote required to approve the merger agreement and merger;

  (17) amendment of the IVI Checkmate Stockholder Protection Rights
       Agreement;

  (18) environmental matters;

  (19) compliance with applicable laws;

  (20) material contracts and compliance with agreements and debt instruments;

  (21) execution of support agreements;

  (22) investments of IVI Checkmate Ltd.;

  (23) matters relating to the IVI Checkmate stock option exchange program;
       and

  (24) execution and delivery of a waiver and consent agreement with Congress Financial Corporation (Southern).

   The merger agreement also contains representations and warranties made by Ingenico and Merger Sub to IVI Checkmate, including representations and warranties relating to:

  (1) due organization, power and standing, and other corporate matters;

  (2) authorization, execution, delivery and enforceability of the merger agreement;

  (3) conflicts under charter documents, violations of any instruments or law, and required consents and approvals;

  (4) truth and accuracy of information supplied by Ingenico or Merger Sub for inclusion in this proxy statement; and

  (5) availability of funds necessary to complete the merger.

   The representations and warranties of each of the parties to the merger agreement will expire upon completion of the merger.

Covenants; Conduct of the Business of IVI Checkmate Prior to the Merger

   From the date of the merger agreement through the effective time of the merger, IVI Checkmate and its subsidiaries are required to comply with certain restrictions on their conduct and operations.

   IVI Checkmate has agreed that, prior to the effective time of the merger, except as otherwise contemplated by the merger agreement or with the prior written consent of Ingenico, IVI Checkmate will and will cause its subsidiaries to:

  (1) conduct their respective businesses in the ordinary and usual course of business, consistent with past practice;

  (2) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve satisfactory business relationships with customers, suppliers, licensors, distributors and others having business relationships with them;

  (3) not adopt or propose any amendment to their articles of incorporation, by-laws or comparable organizational documents;

  (4) not issue, reissue, pledge, sell or authorize the same with respect to
      (i) any shares of capital stock, other than shares of IVI Checkmate common stock pursuant to the exercise of stock options or pursuant to DataCard's exercise of its warrants outstanding on the date of the merger agreement (see "--Matters Related to DataCard"); (ii) any securities convertible into or exchangeable for capital stock, or any options, warrants or rights to acquire shares of capital stock, or
      (iii) any other security in respect of, in lieu of, or in substitution for, shares of capital stock outstanding on the date of the merger agreement which govern such issuance;

  (5) not make any other changes to its capital structure;

  (6) not declare, set aside or pay any dividend or other distribution in respect of any class or series of capital stock other than between IVI Checkmate and any of its wholly owned subsidiaries;

  (7) not split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire (or propose to redeem, purchase or otherwise acquire) any shares of its outstanding capital stock;

  (8) not incur, assume or pre-pay any long-term debt or incur or assume any short-term debt, except that IVI Checkmate and its subsidiaries may incur or pre-pay debt in the ordinary course of business consistent with past practice, including by repaying facilities with SMTC Manufacturing Corporation of Canada, The Bank of Nova Scotia and Congress Financial Corporation (Southern);

  (9) not assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person except in the ordinary course of business consistent with past practice;

  (10) not make any loans, advances or capital contributions to, or investments in, any other person except in the ordinary course of business consistent with past practice except for loans, advances or capital contributions between IVI Checkmate and any wholly owned subsidiary or between any wholly owned subsidiaries of IVI Checkmate;

  (11) except in the ordinary course of business consistent with past practice, not (i) modify, amend or terminate any material contract,
       (ii) waive, relinquish or assign any material contract, right or claim except as required by law, or (iii) cancel or forgive any indebtedness owed;

  (12) not increase the compensation or severance payable to its directors, officers, employees or consultants (including the grant of equity or long term compensation awards), except in accordance with past practices or except as agreed;

  (13) not grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any current or prospective employee of IVI Checkmate or any of its subsidiaries except as agreed;

  (14) not establish, adopt, enter into or amend any collective bargaining agreement or employee benefit plan except as may be required by law;

  (15) not file any tax return other than in the ordinary course of business, or make or revoke any tax election, or change any method of accounting, except as required by law or to the extent that the action is consistent with past practice and would not be material;

  (16) not enter into any material contract or agreement other than in the ordinary course of business;

  (17) not make any change in its methods or principles of accounting except as required by a change in law or in GAAP; and

  (18) not take any action that would cause any material breach of any representation or warranty in the merger agreement.

No Solicitation

   The merger agreement provides that IVI Checkmate, its affiliates and their respective officers, directors, employees, representatives and agents must immediately cease any existing discussions or negotiations, if any, with any parties with respect to any acquisition or exchange of all or any material portions of the assets of, or any equity interest in, IVI Checkmate or any of its subsidiaries or any business combination with IVI Checkmate or any of its subsidiaries other than discussions with DataCard regarding related options and warrants (see "--Matters Related to DataCard"). The merger agreement further provides that, prior to the effective time of the merger, IVI Checkmate will not, and will not authorize or permit any of its subsidiaries, or any of its subsidiaries' directors, officers, employees, agents or representatives, to:

  (1) directly or indirectly solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or making of any proposal for an acquisition transaction (as defined below);

  (2) enter into any agreement, arrangement or understanding requiring the abandonment, termination or failure of the merger or the merger agreement; or

  (3) negotiate, explore, or otherwise engage in discussions with any other party (other than Ingenico, Merger Sub or their respective directors, officers, employees, agents and representatives) with respect to any acquisition transaction.

   However, prior to the receipt of IVI Checkmate stockholder approval of the merger agreement, IVI Checkmate may, in response to an unsolicited bona fide proposal of acquisition transaction which did not result from a breach of the no solicitation provision and which the IVI Checkmate Board determines, in good faith, is a superior proposal (as defined below), the IVI Checkmate Board may:

  (1) furnish information, pursuant to a customary confidentiality agreement, to the party making the superior proposal; and

  (2) participate in discussions or negotiations with that person regarding the superior proposal.

   In addition, in the event of an unsolicited bona fide proposal for an acquisition transaction as described above, the merger agreement provides that IVI Checkmate must promptly advise Merger Sub in writing of any acquisition transaction inquiries, negotiations or proposals relating to any acquisition transaction, the material terms and conditions of any such acquisition transaction (including any changes thereto) and the identity of the person making any proposal or inquiry. In doing so, IVI Checkmate must:

  (1) advise Ingenico of any material developments related to the inquiry or proposal; and

  (2) promptly provide to Ingenico copies of all written proposals and other inquiries from any third party relating to an acquisition transaction.

   Prior to the approval or recommendation of a superior proposal by the IVI Checkmate Board, IVI Checkmate must negotiate in good faith with Ingenico for a period of not less than three business days so that Ingenico can propose adjustments in the terms and conditions of the merger agreement in order to proceed with the merger.

   It should be noted, however, that nothing contained in the merger agreement's no solicitation provision prohibits IVI Checkmate from taking and disclosing to its stockholders a position contemplated by Rule 14e-2 under the Securities Exchange Act of 1934, as amended.

   For purposes of the no solicitation provision, an "acquisition transaction" means any merger, liquidation, recapitalization, consolidation or other business combination involving IVI Checkmate or any of its subsidiaries or acquisition of any capital stock or any material portion of the assets of IVI Checkmate or its subsidiaries, or any combination of the foregoing.

   For purposes of the no solicitation provision, a bona fide written proposal for an acquisition transaction is a "superior proposal" if all necessary financing for the proposal is then, in the judgment of the IVI Checkmate Board, readily obtainable, and if the Board determines in good faith that failing to respond to the proposal would constitute a breach of the fiduciary duties of the Board (after consultation with, and receipt of advice from, its outside legal counsel to that effect), and if, in the written opinion of IVI Checkmate's financial advisor, the proposal is more favorable to IVI Checkmate's stockholders from a financial point of view than the transactions contemplated by the merger agreement, as the merger agreement has been proposed to be amended by Ingenico following three business days of negotiation, in good faith.


Agreement to Use Reasonable Best Efforts

   Subject to the terms and conditions of the merger agreement, IVI Checkmate, Ingenico and Merger Sub have agreed, along with their respective subsidiaries, to use their respective reasonable best efforts to, among other things:

  (1) make all filings that are necessary, proper or advisable under applicable laws and regulations to complete and make effective the merger and the other transactions contemplated by the merger agreement, including this proxy statement, a management information circular related to the special meeting of the holders of exchangeable shares, any HSR filings and any foreign filings;

  (2) promptly respond to requests for information from any governmental entity in connection with any HSR filings or any foreign filings;

  (3) inform each other party of any event or circumstance related to IVI Checkmate, Ingenico or Merger Sub which should be set forth in an amendment to this proxy statement; and

  (4) promptly obtain all necessary consents, approvals or waivers from any government entity or other third party.

IVI Checkmate Board Recommendation

   In the merger agreement, IVI Checkmate agreed, through its Board of Directors, to recommend to its stockholders that they approve of the merger, the merger agreement and the transactions contemplated thereby. However, prior to stockholder approval of the merger agreement, the IVI Checkmate Board may withdraw or modify its recommendation:

  (1) if the merger agreement is terminated in accordance with its terms; or

  (2) if the IVI Checkmate Board determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary obligations.

Conditions to the Consummation of the Transaction

 Mutual Closing Conditions

   The merger agreement provides for a number of conditions which must be satisfied or waived on or prior to the closing date of the transaction. The following is a list of these closing conditions:

  (1) IVI Checkmate must obtain approval of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of common stock and exchangeable shares, voting together as a single class;

  (2) The consummation of the merger must not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any governmental entity, and there must not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the merger by any governmental entity which prevents the completion of the merger or the other transactions contemplated by the merger agreement or has the effect of making the purchase of shares of IVI Checkmate common stock illegal;

  (3) There must not be any pending claim, action, suit, hearing or proceeding challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by the merger agreement, or any other action filed against IVI Checkmate or any of its subsidiaries after the date of the merger agreement that could reasonably be expected to be determined adversely to IVI Checkmate and, if adversely determined, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on IVI Checkmate or on the consummation of the transactions contemplated by the merger agreement; and

  (4) Any waiting period (and any extension thereof) under the HSR Act applicable to the merger must be terminated or expire, and any other approvals must be received, and requirements complied with, under any other applicable antitrust laws including the Investment Canada Act; and

  (5) No party shall have terminated the merger agreement.

 Ingenico Closing Conditions

   The obligations of Ingenico and Merger Sub to consummate the merger are further subject to the satisfaction or waiver of the following conditions:

  (1) There must not have been any action taken nor any statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, enforced, promulgated, amended, issued or deemed applicable to the merger, by any legislative body, court, government or governmental, administrative or regulatory authority or agency, other than the routine application of the waiting period provisions of the HSR Act to the merger, that would reasonably be expected to: (i) make illegal or otherwise prohibit or materially delay consummation of the merger or seek to obtain material damages or make the merger materially more costly, (ii) prohibit or materially limit the ownership or operation by Ingenico or the surviving corporation of all or any material portion of the business or assets of IVI Checkmate or any of its subsidiaries taken as a whole or compel Ingenico to dispose of or hold separately all or any material portion of Ingenico's or the surviving corporation's or any of its subsidiaries', taken as a whole, business or assets, or seek to impose any material limitation on the ability of Ingenico or the surviving corporation, to conduct its business or own such assets, (iii) impose material limitations on the ability of Ingenico effectively to acquire, hold or exercise full rights of ownership, including voting rights, of the shares of the surviving corporation's common stock, or (iv) require divestiture by Ingenico of any shares of common stock of the surviving corporation;

  (2) There must not have been any development, event or condition that has, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, financial condition, results of operations, profitability or prospects of IVI Checkmate and its subsidiaries taken as a whole;

  (3) (i) Each of the representations and warranties of IVI Checkmate (A) that is qualified as to materiality or (B) that relates to the capitalization of IVI Checkmate or its subsidiaries, must be true and correct, and (ii) each of the representations and warranties that is not so qualified (other than the representations and warranties regarding the capitalization of IVI Checkmate or its subsidiaries) must be true and correct in every respect except where the failure of such representations and warranties to be true and correct could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on IVI Checkmate, in each case as if such representations and warranties were made on the date of the merger agreement and on the date of the closing of the merger agreement;

  (4) IVI Checkmate must have complied in all material respects with its obligations, covenants and agreements under the merger agreement;

  (5) The Special Committee and the Board of IVI Checkmate must not have withdrawn or modified in a manner adverse to Ingenico or Merger Sub the adoption or recommendation of the merger or the merger agreement, and must not have resolved to do the same;

  (6) IVI Checkmate must have provided Ingenico and Merger Sub with a certificate of the Chief Executive Officer of IVI Checkmate, dated as of the closing date of the merger, as to the satisfaction of certain closing conditions;

  (7) The holders of the exchangeable shares (other than IVI Checkmate and its subsidiaries) must have approved and adopted a special resolution by the requisite vote in order to authorize the purchase of each exchangeable share that is outstanding immediately after the completion of the merger by IVI Checkmate (other than those held by IVI Checkmate and its subsidiaries) for $3.30 in cash, without interest, with the result that the holders of the exchangeable shares (other than IVI Checkmate and the subsidiaries) will participate in the merger to the same extent and on an economically equivalent basis as the holders of common stock, and the holders of exchangeable shares must have approved any amendments to any other documents necessary to implement that special resolution;

  (8) The orders and rulings necessary under applicable Canadian securities legislation (including the rules and published policies of regulators) must have been obtained on terms acceptable to Ingenico, acting reasonably, so that after the effective time of the merger, there is no requirement that might restrict transactions, activities or relationships between IVI Checkmate Ltd. and Ingenico or any affiliate of Ingenico or that might require public disclosure by or in respect of IVI Checkmate Ltd.; and

  (9) All participants in the IVI Checkmate stock option exchange program must have duly executed and delivered to IVI Checkmate and Ingenico a release, relinquishment and waiver in a form satisfactory to Ingenico, unless this condition has already lapsed as set forth in the merger agreement.

Termination of the Merger Agreement

   The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after IVI Checkmate stockholders have approved it:

  (1) by mutual written consent of the parties;

  (2) by either IVI Checkmate or Ingenico, if (i) the merger is not consummated by September 30, 2001 (provided that if any governmental entity has made a request for additional information under the HSR Act, such date will be extended to a date which is 60 days after substantial compliance with such request, but in no event later than December 31,
      2001), whether the date is before or after the date the IVI Checkmate stockholders approve the merger agreement (unless the failure to consummate the merger by the required date is due to the breach of any obligation under the merger agreement by the party seeking to terminate the merger agreement) or (ii) any condition to either party's obligation to consummate the merger has become impossible to satisfy on or prior to the required date (unless resulting from the breach of any obligation under the merger agreement by the party seeking to terminate the merger agreement);

  (3) by either IVI Checkmate or Ingenico, if any court or other governmental entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the merger, and the order, decree or ruling or other action is final and nonappealable;

  (4) by IVI Checkmate if, prior to its shareholders' approval of the merger, its Board approves or recommends a superior proposal in accordance with the terms of the merger agreement, provided that the termination of the merger agreement will not be effective unless and until IVI Checkmate pays for all of Ingenico's fees and expenses related to the merger, plus a termination fee in the amount of $2.75 million;

  (5) by Ingenico if the Board of Directors of IVI Checkmate or the Special Committee (i) withdraws or modifies in a manner adverse to Merger Sub its approval or recommendation of the merger or the merger agreement,
      (ii) approves or recommends another offer or an agreement to effect an acquisition transaction by any third party (other than an affiliate of Ingenico) or (iii) resolves to effect any of the foregoing;

  (6) by Ingenico if the Board of Directors of IVI Checkmate Ltd. does not recommend, or withdraws or modifies in a manner adverse to Ingenico its recommendation, that the holders of the exchangeable shares vote in favor of a special resolution, the effect of which would be to authorize the purchase of each exchangeable share that is outstanding immediately after the completion of the merger by IVI Checkmate (other than those held by IVI Checkmate and its subsidiaries) for $3.30 in cash, without interest, with the result that the holders of exchangeable shares (other than IVI Checkmate and its subsidiaries) will participate in the merger to the same extent and on an economically equivalent basis as the holders of common stock;

  (7) by Ingenico if any party (other than Ingenico, Merger Sub or any affiliate) makes a proposal or public announcement or communication to IVI Checkmate with respect to an acquisition transaction which IVI Checkmate notifies Ingenico is a superior proposal under the terms of the merger agreement;

  (8) by Ingenico if there occurs and continues to exist (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange or on the Paris Bourse (excluding suspensions or limitations resulting solely from physical damage or interference with the exchanges not related to market conditions), (ii) any decline of at least 20% in the Dow Jones Average of Industrial Stocks, the Standard & Poor's 500 Index or the CAC-40 Index from the close of business on the last trading day immediately preceding the date of the merger agreement, (iii) any change in currency exchange rates measured from the close of business on the date of the merger agreement, resulting in an increase of 15% or more in the consideration payable pursuant to the merger as translated from U.S. Dollars into Euros, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, France or the European Union, or a material limitation (whether or not mandatory) by any governmental entity on the extension of credit by banks or other lending institutions, (v) a commencement of a war, armed hostilities or other significant national or international crisis directly or indirectly involving the United States or France, or (vi) in the case of the foregoing clauses (i) and (ii) existing as of the date of the merger agreement, a material acceleration or worsening thereof;

  (9) by either IVI Checkmate or Ingenico if, upon a vote taken at a duly held stockholder meeting, the IVI Checkmate shareholders do not approve the merger agreement;

  (10) by Ingenico if, upon a vote taken at the special meeting of the holders of exchangeable shares to obtain approval and adoption of a special resolution, the effect of which would be to authorize the purchase of the exchangeable shares that are outstanding immediately after the completion of the merger by IVI Checkmate (other than those held by IVI Checkmate and its subsidiaries) for $3.30 in cash, without interest, with the result that the holders of exchangeable shares (other than IVI Checkmate and its subsidiaries) will participate in the merger to the same extent and on an economically equivalent basis as the holders of common stock, the holders of the exchangeable shares do not approve or adopt the special resolution;

  (11) by IVI Checkmate if (i)(A) any of the representations and warranties of Ingenico or Merger Sub contained in the merger agreement which are qualified as to materiality were when made or later became untrue or incorrect (B) any other representations or warranties of Ingenico or Merger Sub contained in the merger agreement were when made or later became untrue or incorrect except where the failure to be true and correct could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Ingenico or on the ability of Ingenico or Merger Sub to consummate the merger, or (ii) Ingenico or Merger Sub breaches or fails to comply in any material respect with any of their respective agreements or obligations under the merger agreement, unless the breach is cured within 10 business days following notice of the breach; and

  (12) by Ingenico if (i)(A) any of the representations or warranties of IVI Checkmate (1) contained in the merger agreement and qualified as to materiality or (2) contained in the merger agreement regarding the capitalization of IVI Checkmate and its subsidiaries were untrue or incorrect when made or thereafter or (B) any other representations or warranties of IVI Checkmate contained in the merger agreement (other than regarding capitalization and its subsidiaries) were untrue or incorrect when made or thereafter except where the failure to be true and correct could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on IVI Checkmate or on its ability to consummate the merger or (ii) IVI Checkmate breaches or fails to comply in any material respect with any of its agreements or obligations under the merger agreement, unless the breach is cured within 10 business days following notice of the breach.

Termination Fees and Expenses if Merger Is Not Completed

   Under the terms of the merger agreement, IVI Checkmate must pay Ingenico a termination fee of $2.75 million and also pay all of Ingenico's and Merger Sub's out-of-pocket fees and expenses (including printing fees, filing fees and fees and expenses of their legal and financial advisors) related to the merger agreement, the transactions contemplated by the merger agreement and any related financing if the merger agreement is terminated:

  (1) by Ingenico, following any public proposal with respect to an acquisition transaction, for the reasons stated in paragraph 2 of "-- Termination of the Merger Agreement" on the basis of a breach of IVI Checkmate's obligation to duly call, give notice of, convene and hold a stockholder meeting for the purpose of presenting the merger agreement to the stockholders for their consideration and approval;

  (2) by either IVI Checkmate or Ingenico following any public proposal with respect to an acquisition transaction, for the reasons stated in paragraph 9 of "--Termination of the Merger Agreement";

  (3) by Ingenico, following any public proposal with respect to an acquisition transaction, for the reasons stated in paragraph 10 of "-- Termination of the Merger Agreement";

  (4) by IVI Checkmate for the reasons stated in paragraph 4 of "-- Termination of the Merger Agreement";

  (5) by Ingenico for the reasons stated in paragraph 5 of "--Termination of the Merger Agreement";

  (6) by Ingenico for the reasons stated in paragraph 6 of "--Termination of the Merger Agreement"; and

  (7) by Ingenico for the reasons stated in paragraph 12 of "--Termination of the Merger Agreement" and within six months of the date of that termination, IVI Checkmate enters into an agreement for an acquisition transaction with any person other than Ingenico and its affiliates; in that event, IVI Checkmate must pay Ingenico the termination fee of $2.75 million and reimburse Ingenico for all of its fees and expenses prior to or simultaneously with entering into such agreement.

   Ingenico must pay IVI Checkmate a termination fee of $2.75 million and also pay all of IVI Checkmate's out-of-pocket fees and expenses (including printing fees, filing fees and fees and expenses of its legal and financial advisors) related to the merger agreement, the transactions contemplated by the merger agreement and any related financing if the merger agreement is terminated by either IVI Checkmate or Ingenico for the reasons stated in paragraph 9 of "-- Termination of the Merger Agreement" and Ingenico is in breach of its obligations to vote its shares of common stock and to cause its affiliates to vote each of their shares of common stock, together with all subsequent transferees of common stock held by Ingenico or by each of its affiliates, in favor of the merger agreement and the transactions contemplated thereby (unless IVI Checkmate has breached or failed to comply with any of its obligations under the merger agreement).

                          MATTERS RELATED TO DATACARD

   In April 1999, IVI Checkmate issued to DataCard Corporation 894,663 shares of Series D Preferred Stock. This Series D Preferred Stock carried a 9% cumulative dividend. The terms of the Series D Preferred Stock issued to DataCard granted DataCard the right on certain dates to, among other things, require IVI Checkmate to redeem the preferred stock, plus all accrued and unpaid dividends. On April 9, 2001, DataCard exercised such right, however, based on the timing of the exercise, the redemption price was at a relative discount to the redemption price DataCard would have received had it exercised its redemption right at the end of the redemption period. After DataCard exercised its redemption right, IVI Checkmate then had the option to either redeem the Series D Preferred Stock for cash or for common stock. On May 9, 2001, IVI Checkmate redeemed the Series D Preferred Stock for cash at an aggregate price of $7,869,427. IVI Checkmate obtained funding for the redemption of the Series D Preferred Stock from Ingenico.

            PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS

   On December 17, 1996, IVI Checkmate entered into a strategic alliance with Ingenico. The alliance enabled IVI Checkmate to gain exclusive rights to market Ingenico products and technology in the Americas, to gain access to Ingenico's smart card technology, to raise capital and to benefit from joint product development, purchasing and manufacturing. In furtherance of this alliance, IVI Checkmate and Ingenico entered into a master alliance agreement dated December 5, 1996, as amended on December 17, 1996, and five separate agreements, each dealing with a separate aspect of the alliance. Pursuant to the investment agreement, Ingenico purchased 1,439,000 shares of IVI Checkmate's common stock in December 1996, equal at the time to approximately 16.7% of IVI Checkmate's outstanding common stock, for approximately $7,240,000. Additionally, IVI Checkmate granted Ingenico a future participation right, enabling Ingenico to preserve its percentage ownership of IVI Checkmate's common stock on a non-diluted basis by subscribing to purchase additional shares of IVI Checkmate's common stock if IVI Checkmate issued additional shares.

   Under the investment agreement, IVI Checkmate also agreed to reconstitute its Board of Directors so that it would be comprised of eight members, two of whom initially would be nominees of Ingenico. One nominee of Ingenico would also be a member of the nominating and governance committee of the Board. If Ingenico's ownership position in IVI Checkmate decreased to a percentage of less than 15% but more than 5% on a non-diluted basis, then Ingenico would be permitted only one nominee on the Board of Directors. If Ingenico's ownership position in IVI decreased below 5%, it would no longer have the right to nominate a director of IVI Checkmate. Ingenico's ownership of our stock as of December 31, 2000 was approximately 8.5%. As a result, Ingenico was contractually permitted only one representative on our Board, who was Mr. Gerard Compain, Ingenico's executive vice president and director. Mr. Gareth Owen, an officer of one of Ingenico's subsidiaries, also serves on our Board.

   Pursuant to the terms of the merger agreement, simultaneously with the execution of the merger agreement, Ingenico purchased 2,620,453 newly issued shares of IVI Checkmate common stock at a price equal to $2.00 per share. The purchase of the shares of common stock brought Ingenico's beneficial ownership in IVI Checkmate common stock to approximately 19.9%. In connection with this purchase of our common stock, we entered into a registration rights agreement with Ingenico which requires us to register under the Securities Act of 1933 those newly issued shares of our common stock held by Ingenico, subject to certain terms and conditions. In addition, pursuant to the merger agreement the size of the IVI Checkmate Board of Directors was increased by one director and Ingenico had the right to and did in fact appoint Mr. Bertrand Cambou to fill the newly created vacancy. Each committee of the IVI Checkmate Board of Directors was also increased by one director and the vacancy in each Committee was filled by a director appointed by Ingenico.

                          STOCK OWNERSHIP INFORMATION

   The following tables set forth the amount of IVI Checkmate common stock and exchangeable shares beneficially owned by each of its directors, its two executive officers during fiscal year 2000, and all directors and executive officers as a group as of May [31], 2001, and each shareholder known to IVI Checkmate to be the owner of more than five percent of the outstanding shares of IVI Checkmate common stock and exchangeable shares. Unless otherwise indicated, each shareholder has sole investment and voting power with respect to the shares indicated, as of May [31], 2001.

Five Percent Owners

   The table below lists the persons known by IVI Checkmate to beneficially own at least 5% of our common stock and exchangeable shares as of May [31], 2001.

 Name and Address
  Of Beneficial      Title of   Amount and Nature of  % Of Shares   Explanatory
      Owner           Class     Beneficial Ownership Outstanding(1)    Notes
 ----------------    --------   -------------------- -------------- -----------
Ingenico S.A...... Common Stock     4,164,869(2)         19.9%
 9 quai de Dion
 Bouton
 Puteaux, France

--------
(1) The number of shares outstanding used in this calculation was the number of shares of common stock and exchangeable shares outstanding on May [31], 2001 (excluding any shares held by IVI Checkmate or its subsidiaries).
(2) We have entered into an agreement and plan of merger, dated April 6, 2001, with Ingenico and its wholly owned subsidiary which is being considered by our stockholders for approval pursuant to this proxy statement. Under the terms of an investment agreement between Ingenico and us, if we issue shares of common stock to any third party on or before December 31, 2001, Ingenico has the right to purchase additional shares of common stock from us to maintain an established percentage ownership of our common stock. (See "Common Stock Ownership of Directors and Executive Officers" for additional information regarding Ingenico's holdings.)

   In connection with Ingenico's purchase of 2,620,453 newly issued shares of IVI Checkmate common stock at a price equal to $2.00 per share simultaneously with the execution of the merger agreement, the size of the IVI Checkmate Board of Directors was increased by one and Ingenico had the right to and did in fact appoint Mr. Bertrand Cambou to fill the newly created vacancy. Each committee of the IVI Checkmate Board of Directors was also increased by one director and the vacancy was filled by a director appointed by Ingenico. While IVI Checkmate does not believe that the share purchase and the appointment of an additional director to the IVI Checkmate Board and each committee thereof resulted in a change of control of IVI Checkmate, these events are part of the merger agreement which, if consummated, would result in a change in control of IVI Checkmate.

Common Stock Ownership of Directors and Executive Officers

   The table below contains information regarding ownership of our common stock and exchangeable shares by our directors and executive officers as of May [31], 2001. It does not reflect any changes in ownership that may have occurred after that date. Each person named in the table gave us his or her own personal stock ownership information about themselves. In accordance with SEC regulations, beneficial ownership as reported in the table includes shares of stock as to which a person possesses sole or shared voting or investment power and shares which may be acquired on or before May [31], 2001 upon the exchange of exchangeable shares or the exercise of stock options. Except as explained in the footnotes below, the named persons have sole voting and investment power with regard to the shares shown as beneficially owned by them.

                                                    Shares         % of Shares
                                                 Beneficially      Outstanding
         Directors and Executive Officers           Owned              (A)
         --------------------------------        ------------      -----------
  J. Stanford Spence............................    978,664(1)         4.7%
   Chairman of the Board
  L. Barry Thomson..............................     10,000              *
   President, Chief Executive Officer and
    Director
  John J. Neubert...............................     46,428              *
   Executive Vice President--Finance and
    Administration, Chief Financial Officer,
    Secretary and Treasurer
  George Whitton................................     78,300              *
   Vice Chairman of the Board
  Bertil D. Nordin..............................     31,916(2)           *
   Director
  Peter E. Roode................................     27,000(2)           *
   Director
  Gerard Compain................................     20,000(1)(3)        *
   Director
  Bertrand Cambou...............................        --               *
   Director
  Paul W. Noblett...............................     20,000(2)           *
   Director
  Gareth Owen...................................     20,000(2)           *
   Director
  All directors and executive officers as a
   group (10 persons)...........................  1,232,308(4)         5.9%

--------
    In general, "beneficial ownership" includes those shares a director or executive officer has the power to vote or transfer, as well as shares owned by immediate family members that reside with the director or officer. Unless otherwise indicated below, directors and executive officers named in the table above have sole voting and investment authority with respect to the shares set forth in the table. The table above also indicates shares that may be obtained within 60 days upon the exercise of options. An asterisk indicates beneficial ownership of less than one percent of the outstanding IVI Checkmate common stock.
(1) Includes 312,183 shares that Mr. Spence may acquire upon the exercise of stock options.
(2) Includes 20,000 shares that the named director may acquire upon the exercise of stock options.
(3) Gerard Compain, who is an executive vice president and director of Ingenico, is considered to beneficially own the shares held by Ingenico because of his ability to vote and dispose of those shares on behalf of Ingenico. (See "Five Percent Owner" table for additional information regarding Ingenico's holdings.) In addition, Mr. Compain individually is the beneficial owner of 20,000 shares that he may acquire upon the exercise of stock options. Mr. Compain's address is 9 quai de Dion Bouton, Puteaux, France.
(4) Includes a total of 412,183 shares that the directors and executive officers may acquire upon the exercise of stock options.

                   MARKET PRICE OF IVI CHECKMATE COMMON STOCK
                            AND DIVIDEND INFORMATION

   IVI Checkmate common stock is traded on the Nasdaq National Market under the symbol "CMIV" and on the Toronto Stock Exchange under the symbol "IVC". The exchangeable shares are also traded on the Toronto Stock Exchange under the symbol "IVI". The table below sets forth by quarter, since the beginning of IVI Checkmate's fiscal year ended December 31, 1999, the high and low sale prices of IVI Checkmate common stock on the Nasdaq National Market Issues, as reported in The Wall Street Journal. No dividends have been paid by IVI Checkmate.

                                                                   Market Prices
                                                                   -------------
                                                                    High   Low
                                                                   ------ ------
   Fiscal Year 1999
   1st Quarter.................................................... $7.375 $2.938
   2nd Quarter....................................................  3.750  2.750
   3rd Quarter....................................................  2.875  2.813
   4th Quarter....................................................  4.250  2.250
   Fiscal Year 2000
   1st Quarter....................................................  6.813  3.250
   2nd Quarter....................................................  4.125  2.438
   3rd Quarter....................................................  3.719  2.188
   4th Quarter....................................................  4.094  1.219
   Fiscal Year 2001
   1st Quarter....................................................  2.750  1.406

   On April 5, 2001, the last full trading day prior to the public announcement of the merger agreement, the high and low sale prices of IVI Checkmate common stock as reported on the Nasdaq National Market Issues were $2.031 and $2.000,
respectively, and a closing price of $2.000. On [         ]   , 2001, the last
full trading day prior to the date of this proxy statement, the closing price of IVI Checkmate common stock as reported on the Nasdaq National Market Issues
was $[    ]. As of May [31], 2001, [15,549,470] shares of our common stock and
[5,304,317] exchangeable shares of IVI Checkmate Ltd., totaling 20,853,787 shares, were outstanding.

   Stockholders are encouraged to obtain current market quotations for IVI Checkmate.

                           FORWARD LOOKING STATEMENTS

   This proxy statement includes and incorporates by reference statements that are not historical facts. These statements are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995) based, among other things, on our current plans and expectations, and, as such, these forward-looking statements involve uncertainty and risk. These forward-looking statements are contained in the sections entitled "Summary Term Sheet for the Merger" and "The Merger" and other sections of this proxy statement, as well as in the documents incorporated by reference in this proxy statement. These forward-looking statements should be read in conjunction with the section entitled "Special Cautionary Notice Regarding Forward-Looking Statements" in
Item 1 of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2000, which describes many of the external factors that could cause our actual results to differ materially from our expectations. Our Form 10-K, as amended, is on file with the Securities and Exchange Commission, and a copy is available without charge upon written request to: Secretary, IVI Checkmate Company, 1003 Mansell Road, Roswell, Georgia 30076. The Form 10-K, as amended, is also available via the Internet at www.sec.gov.

   In addition, actual results could differ materially from the forward-looking statements contained in this proxy statement because of many factors, such as general adverse market conditions, failure of certain conditions set forth in the merger agreement, and failure to consummate the transactions contemplated by the merger agreement. Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in any forward-looking statement. We do not undertake any obligation to update the forward-looking statements contained or incorporated in this proxy statement to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements.

   All information contained in this proxy statement with respect to Ingenico and Merger Sub and the source and amounts of funds for the merger has been supplied by and is the responsibility of Ingenico and Merger Sub.

                STOCKHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING

   Under our by-laws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to us, containing certain information specified in Section 2.7(A) of our by-laws, not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting provided, however, that in the event that the date of the 2002 annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year's annual meeting, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90th day prior to that 2002 annual meeting and not later than the close of business on the later of the 60th day prior to that 2002 annual meeting or the 10th day following the day on which public announcement of the date of that 2002 annual meeting is first made by IVI Checkmate. These requirements are separate from and in addition to the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

   Stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2002 annual meeting of stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by us no later than July 16, 2001, or the 10th day following the day we publicly announce the date of the 2002 annual meeting.

   All director nominations and other proposals of stockholders with regard to the 2002 annual meeting should be submitted within the specified time period by certified mail, return receipt requested, to our Corporate Secretary at 1003 Mansell Road, Roswell, Georgia, 30076. We will provide you a copy of Section
2.7 (A) of our by-laws upon request in writing to our Corporate Secretary at this address.

   The United States securities laws require our directors and executive officers and any persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of our securities. To our knowledge, based solely on a review of the copies of the reports furnished to us and written representations that no other reports were required, during 2000 all executive officers, directors and any beneficial owners of more than ten percent of our stock made all required filings.

                      WHERE YOU CAN FIND MORE INFORMATION

   IVI Checkmate is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. IVI Checkmate files reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

   You may also read reports, proxy statements and other information relating to IVI Checkmate at the offices of The Nasdaq Stock Market, Reports Section, 1735 K Street N.W., Washington, D.C. 20006.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   IVI Checkmate incorporates by reference into this proxy statement the following documents that it has filed with the SEC (File No. 0-20890): (1) Annual Report on Form 10-K for the year ending December 31, 2000, as amended;
(2) Current Report on Form 8-K dated April 10, 2001; and (3) Quarterly Report on Form 10-Q for the period ending March 31, 2001.

   Any statement contained in a document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this proxy statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

   Any person receiving a copy of this proxy statement may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents (other than the exhibits expressly incorporated in those documents by reference). Requests should be directed to: Corporate Secretary, IVI Checkmate Company, 1003 Mansell Road, Roswell, Georgia 30076, telephone: (770) 594-6000. A copy will be provided by first class mail or other equally prompt means within one business day after receipt of your request.

   We have authorized no one to give you any information or to make any representation about the merger or our company that differs from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone should give you any different or additional information, you should not rely on it.

   The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




                          AGREEMENT AND PLAN OF MERGER

                              dated April 6, 2001

                                  by and among

                                 Ingenico S.A.

                            Idaho Acquisition Corp.

                                      and

                              IVI Checkmate Corp.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
ARTICLE I    THE MERGER..........................................................................   1
             Section 1.1. The Merger.............................................................   1
             Section 1.2. Effective Time.........................................................   2
             Section 1.3. Effects of the Merger..................................................   2
             Section 1.4. Certificate of Incorporation and By-Laws of the Surviving Corporation..   2
             Section 1.5. Directors..............................................................   2
             Section 1.6. Officers...............................................................   2
             Section 1.7. Conversion of Shares of Common Stock...................................   2
             Section 1.8. Conversion of Merger Sub Common Stock..................................   3
             Section 1.9. Options................................................................   3
             Section 1.10. No Other Equity.......................................................   3
             Section 1.11. Stockholders' Meeting.................................................   3
             Section 1.12. Special Meeting of IVI Checkmate Ltd. ................................   4
             Section 1.13. Additional Actions....................................................   4
             Section 1.14. Closing...............................................................   5


ARTICLE II   PAYMENT FOR SHARES..................................................................   5
             Section 2.1. Dissenting Shares......................................................   5
             Section 2.2. Payment for Shares of Common Stock.....................................   5


ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................   6
             Section 3.1. Organization and Qualification; Subsidiaries...........................   6
             Section 3.2. Certificate of Incorporation and By-Laws...............................   6
             Section 3.3. Capitalization; Subsidiaries...........................................   7
             Section 3.4. Authority Relative to this Agreement...................................   8
             Section 3.5. No Conflict; Required Filings and Consents.............................   8
             Section 3.6. SEC Reports and Financial Statements...................................   9
             Section 3.7. IVI Checkmate Ltd......................................................  10
             Section 3.8. Employee Benefit Matters...............................................  10
             Section 3.9. Litigation.............................................................  12
             Section 3.10. Information...........................................................  12
             Section 3.11. Taxes.................................................................  12
             Section 3.12. Intellectual Property.................................................  14
             Section 3.13. Certain Approvals.....................................................  14
             Section 3.14. Brokers...............................................................  15
             Section 3.15. Opinions of Financial Advisor.........................................  15
             Section 3.16. Vote Required.........................................................  15
             Section 3.17. Rights Agreement......................................................  15
             Section 3.18. Environmental Matters.................................................  15
             Section 3.19. Compliance with Applicable Laws.......................................  15
             Section 3.20. Material Contracts....................................................  16
             Section 3.21. Support Agreements....................................................  16
             Section 3.22. Ingenico Agreements...................................................  16
             Section 3.23. Investments...........................................................  16
             Section 3.24. Stock Option Exchange Program.........................................  16
             Section 3.25. Congress Financial Corporation (Southern).............................  16


ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER..........................  17
             Section 4.1. Organization and Qualification.........................................  17
             Section 4.2. Authority Relative to this Agreement...................................  17

                                                                           Page
                                                                           ----
              Section 4.3. No Conflict; Required Filings and Consents....   17
              Section 4.4. Information...................................   18
              Section 4.5. Financing.....................................   18


 ARTICLE V    COVENANTS..................................................   18
              Section 5.1. Conduct of Business of the Company............   18
              Section 5.2. Access to Information.........................   19
              Section 5.3. Reasonable Best Efforts.......................   20
              Section 5.4. Public Announcements..........................   20
              Section 5.5. Indemnification...............................   20
              Section 5.6. Notification of Certain Matters...............   21
              Section 5.7. Takeover Laws.................................   21
              Section 5.8. Rights Agreement..............................   21
              Section 5.9. No Solicitation...............................   21
              Section 5.10. Equity Investment............................   22
              Section 5.11. Additional Director; Board Committees........   22
              Section 5.12. Registration Rights Agreement................   22
              Section 5.13. Stock Option Exchange Program................   23
              Section 5.14. Restructuring................................   23
              Section 5.15. Paid-Up Capital..............................   23
              Section 5.16. Series B Preferred Stock.....................   23
              Section 5.17. Parent Vote..................................   23


 ARTICLE VI   CONDITIONS TO CONSUMMATION OF THE MERGER...................   23
              Section 6.1. Conditions....................................   23
              Section 6.2. Parent and Merger Sub Conditions..............   24


 ARTICLE VII  TERMINATION; AMENDMENTS; WAIVER............................   25
              Section 7.1. Termination...................................   25
              Section 7.2. Effect of Termination.........................   26
              Section 7.3. Amendment.....................................   27
              Section 7.4. Extension; Waiver.............................   27


 ARTICLE VIII MISCELLANEOUS..............................................   27
              Section 8.1. Non-Survival..................................   27
              Section 8.2. Entire Agreement; Assignment..................   27
              Section 8.3. Validity......................................   27
              Section 8.4. Notices.......................................   28
              Section 8.5. Governing Law.................................   28
              Section 8.6. Descriptive Headings..........................   29
              Section 8.7. Counterparts..................................   29
              Section 8.8. Parties in Interest...........................   29
              Section 8.9. Fees and Expenses.............................   29
              Section 8.10. By-Laws......................................   29
              Section 8.11. Certain Definitions..........................   29
              Section 8.12. Specific Performance.........................   30

                          AGREEMENT AND PLAN OF MERGER

   AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 6, 2001, by and among Ingenico S.A., a societe anonyme organized and existing under the laws of the Republic of France ("Parent"), Idaho Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and IVI Checkmate Corp., a Delaware corporation (the "Company").

   WHEREAS, Parent beneficially owns 1,544,416 shares (the "Parent Shares") of the common stock, par value $0.01 par share, of the Company (the "Common Stock");

   WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

   WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the "Merger"), whereby each issued share of Common Stock not owned directly by Parent or the Company shall be converted into the right to receive $3.30 in cash without interest thereon (the "Merger Consideration"), upon the terms and subject to the conditions set forth in this Agreement;

   WHEREAS, a special committee (the "Special Committee") comprised of three independent directors of the Board of Directors of the Company (the "Board") who are not affiliated with Parent or any member of the Company's management has received the written opinion of Wachovia Securities, Inc. (the "Financial Advisor") that, based on, and subject to, the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the consideration to be received by the holders of Common Stock (other than Parent and Merger Sub) pursuant to the Merger is fair to such holders from a financial point of view;

   WHEREAS, IVI Checkmate Ltd., a subsidiary of the Company, has outstanding a class of shares (the "Exchangeable Shares") that, pursuant to their terms and the terms of a related support agreement and voting and exchange trust agreement (collectively, the "Exchangeable Share Provisions") are intended to afford the holder substantially the same economic and voting rights as are available to the holders of the Common Stock;

   WHEREAS, the Board of Directors of IVI Checkmate Ltd. has received the written opinion of the Financial Advisor that, based on, and subject to, the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the implementation of the Merger is fair to the holders of the Exchangeable Shares; and

   WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

   NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Parent, Merger Sub and the Company agree as follows:

                                   ARTICLE I

                                   THE MERGER

   Section 1.1. The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time (as defined below) Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and a wholly owned subsidiary of Parent (the

"Surviving Corporation"). At the option of Parent, and provided that such amendment does not materially delay the Effective Time, the Merger may be structured so that, and this Agreement shall thereupon be amended to provide that, the Company shall be merged with and into Merger Sub or with another direct or indirect wholly owned subsidiary of Parent, with the Company, Merger Sub or such other subsidiary of Parent continuing as the Surviving Corporation (as determined by Parent); provided, however, that the Company shall be deemed not to have breached any of its representations and warranties herein if and to the extent such breach would have been attributable to such election. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing and, where appropriate, to provide that Merger Sub (or another Parent subsidiary designated by Parent) shall be the Surviving Corporation.

   Section 1.2. Effective Time. As soon as practicable after the satisfaction or waiver of the conditions set forth in Sections 6.1 and 6.2 of this Agreement, the Company shall execute, in the manner required by the DGCL and deliver to the Secretary of State of the State of Delaware a duly executed certificate of merger, and the parties shall take such other and further actions as may be required by law to make the Merger effective. The Merger shall be effective upon the filing of the certificate of merger or such later time as specified in the certificate of merger. The time the Merger becomes effective in accordance with applicable law is referred to as the "Effective Time."

   Section 1.3. Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in Section 259 of the DGCL.

   Section 1.4. Certificate of Incorporation and By-Laws of the Surviving Corporation.

   (a) The Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with its provisions and applicable law, except for Article I thereof, which shall read as follows: "The name of the corporation is IVI Checkmate Corp. (hereinafter the "Corporation')."

   (b) The By-Laws of Merger Sub in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with its provisions and applicable law.

   Section 1.5. Directors. Subject to applicable law, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

   Section 1.6. Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

   Section 1.7. Conversion of Shares of Company Stock.

   (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Common Stock held by Parent, Merger Sub, any wholly owned subsidiary of Parent or Merger Sub, in the treasury of the Company or by any wholly owned subsidiary of the Company, which shares of Common Stock, by virtue of the Merger and without any action on the part of the holder thereof, shall be cancelled and retired and shall cease to exist with no payment being made with respect thereto and other than Dissenting Shares (as defined below)), shall be converted into the right to receive in cash an amount equal to the Merger Consideration, payable to the holder thereof, without interest thereon, upon surrender of the certificate formerly representing such share of Common Stock.

   (b) If, at the Effective Time there are outstanding any Exchangeable Shares which are not owned by the Company, any of its Subsidiaries or any person directly or indirectly controlled by or under common control of the Company, or there are shares of stock, debt, options or other agreements of the Company or any of its Subsidiaries which could give rise to the issuance of any Exchangeable Shares to any person (other than the

Company, any of its Subsidiaries or any person directly or indirectly controlled by or under common control of the Company), then each share of Series B Preferred Stock (as defined below) outstanding at the Effective Time shall remain outstanding in accordance with its terms.

   (c) Each share of Series D Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Series D Preferred Stock held by Parent, Merger Sub, any wholly owned subsidiary of Parent or Merger Sub, in the treasury of the Company or by any wholly owned subsidiary of the Company, which shares of Series D Preferred Stock, by virtue of the Merger and without any action on the part of the holder thereof, shall be cancelled and retired and shall cease to exist with no payment being made with respect thereto) shall remain outstanding in accordance with its terms.

   Section 1.8. Conversion of Merger Sub Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

   Section 1.9. Options. The Board (or, if appropriate, any Committee thereof) has adopted appropriate resolutions and taken all other actions necessary to provide for the cancellation, effective at the Effective Time, of all the outstanding stock options (the "Options") heretofore granted under any stock option or similar plan of the Company or its Subsidiaries (the "Stock Plans"). Immediately prior to the Effective Time, (i) each Option, whether or not then vested or exercisable, shall no longer be exercisable but shall entitle each holder thereof at the Effective Time, in cancellation and settlement therefor, to payments in cash, reduced by any applicable withholding taxes (the "Cash Payment"), at the Effective Time, equal to the product of (x) the total number of shares of Common Stock subject or related to such Option, whether or not then vested or exercisable and (y) the excess (if any) of the Merger Price over the exercise price per share subject or related to such Option, each such Cash Payment to be paid to each holder of an outstanding Option as soon as practicable following the Effective Time. The Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary shall terminate as of the Effective Time. The Company will obtain all consents, if any, that are necessary to ensure that after the Effective Time, the only rights of the holders of Options will be to receive the Cash Payment in cancellation and settlement of the Option.

   Section 1.10. No Other Equity. Except as provided in Section 5.16 with respect to the Series B Preferred Stock and except for the Series D Preferred Stock, the Company will take all appropriate steps acceptable to Parent to ensure that after the Effective Time none of the Parent, the Company or any of their respective subsidiaries is or will be bound by any Options, or any other options, warrants, rights or agreements which would entitle any Person, other than Parent or its affiliates, to own any capital stock of the Surviving Corporation or any of its subsidiaries or to receive any payment in respect thereof or have any right under the Stock Plans or otherwise to acquire any capital stock of the Company, Parent, the Surviving Corporation or any of their respective subsidiaries.

   Section 1.11. Stockholders' Meeting.

   (a) The Company, acting through the Board, shall, as soon as practicable following the execution of this Agreement and in accordance with applicable law and the Company's Certificate of Incorporation and By-Laws:

     (i) duly call, give notice of, convene and hold a special meeting of the Company's stockholders (the "Stockholders") (such meeting, the "Special Meeting") for the purpose of presenting this Agreement to the Stockholders for their consideration and approval;

     (ii) prepare and file with the United States Securities and Exchange Commission (the "SEC") and with the securities regulatory authority of each of the Canadian provinces of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario (the "Canadian Jurisdictions"), a preliminary proxy statement relating to this Agreement, and use its reasonable best efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as defined below) and, after consultation with Parent, to respond promptly to any comments made by the SEC or its staff with respect to the preliminary proxy statement and cause a definitive proxy statement (the "Proxy Statement") to be mailed to its Stockholders and (y) subject to the fiduciary duties of the Board under applicable law, to obtain the necessary approvals of the Merger and this Agreement by its Stockholders; and

     (iii) subject to the fiduciary obligations of the Board and the Special Committee under applicable law, include in the Proxy Statement the recommendation of the Board and the Special Committee that Stockholders vote in favor of the approval and adoption of this Agreement.

   (b) Parent agrees that it will vote, or cause to be voted, all of the shares of Common Stock then owned by it, Merger Sub or any of its other subsidiaries in favor of the approval of this Agreement at the Special Meeting.

   Section 1.12. Special Meeting of IVI Checkmate Ltd.

   (a) The Company, acting through the Board, shall, as soon as practicable following the execution of this Agreement and in accordance with applicable law and the Articles of Incorporation and By-laws of IVI Checkmate Ltd., cause IVI Checkmate Ltd. to:

     (i) duly hold a special meeting (the "Canadian Special Meeting") of holders (the "Holders") of the Exchangeable Shares not less than 20 business days prior to the Special Meeting to consider a special resolution, in form and substance acceptable to Parent, acting reasonably (the "Resolution"), of the Holders approving an amendment (the "Exchange Amendment") to the Exchangeable Share Provisions to permit the redemption of the Exchangeable Shares, or their purchase by the Surviving Corporation, Parent or one of their affiliates, immediately following the Effective Time on a basis which results in Holders receiving, on an economically equivalent basis, the same consideration for each Exchangeable Share as is received by the Stockholders for each share of Common Stock. Parent shall provide, on terms to be agreed, funding to the Surviving Corporation sufficient to fully fund the Surviving Corporation's redemption or repurchase, if any, of the Exchangeable Shares; and

     (ii) in connection with the Canadian Special Meeting, ensure that an information circular (the "Circular") containing all information necessary to permit the Holders to make an informed decision and the recommendation of the Board of Directors of IVI Checkmate Ltd. that the Holders approve the Resolution and as otherwise may be required by applicable law is circulated to all of the Holders.

   (b) After having called the Canadian Special Meeting, other than as expressly contemplated in this Agreement or as required by applicable law, the Company shall ensure that IVI Checkmate Ltd. shall not, without the prior written consent of Parent, adjourn, postpone or cancel, or except as required for quorum purposes pursuant to Article 8 of the provisions attaching to the Exchangeable Shares or as required by Holders pursuant to a valid point of order raised at the Canadian Special Meeting, adjourn or postpone the Canadian Special Meeting.

   (c) The Company shall cause IVI Checkmate Ltd., in consultation with, and with the cooperation of Parent, to prepare, file and distribute the Circular and such other documents as may be necessary or desirable to permit the Holders to vote on the Resolution and to otherwise implement the Resolution and shall cause the Board of Directors of IVI Checkmate Ltd. to recommend to the Holders in the Circular that the Holders approve the Resolution.

   (d) The Company will vote, or cause to be voted, all of the common shares of IVI Checkmate Ltd. in favor of the approval of the Resolution.

   Section 1.13. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company, or (b) otherwise carry out the provisions of this Agreement, the Company and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of the Company or otherwise to take any and all such action.

   Section 1.14. Closing. The closing of the Merger (the "Closing") shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by law, waiver by the applicable party) of the conditions set forth in Article VI (other than those that by their terms cannot be satisfied until the time of the Closing, but subject to their satisfaction at such time), or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

                                   ARTICLE II

                               PAYMENT FOR SHARES

   Section 2.1. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with the requirement of Section 262 of the DGCL ("Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration as provided in Section 1.7, unless and until such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his or her right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into, and had become exchangeable solely for the right to receive, the Merger Consideration to which such holder is entitled, without interest or dividends thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Common Stock and, prior to the Effective Time, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

   Section 2.2. Payment for Shares of Common Stock.

   (a) From and after the Effective Time, a bank or trust company selected by Parent and reasonably acceptable to the Company, shall act as paying agent (the "Paying Agent") in effecting the payment of the Merger Price in respect of certificates (the "Certificates") that, prior to the Effective Time, represented shares of Common Stock entitled to payment of the Merger Price pursuant to Section 1.7. Promptly following the Effective Time, Parent or the Purchaser shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Price to which holders of shares of Common Stock shall be entitled at the Effective Time pursuant to Section 1.7.

   (b) Promptly after the Effective Time, the Paying Agent shall mail to each record holder of Certificates that immediately prior to the Effective Time represented shares of Common Stock (other than Certificates representing shares of Common Stock held by Parent or the Purchaser, any wholly owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly owned subsidiary of the Company and other than Certificates representing Dissenting Shares) a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and instructions for use in surrendering such Certificates and receiving the Merger Consideration in respect thereof. Upon the surrender of each such Certificate, the Paying Agent shall pay the holder of such Certificate the Merger Consideration multiplied by the number of shares of Common Stock formerly represented by such Certificate, in consideration therefor, and such Certificate shall be cancelled. Until so surrendered, each such Certificate (other than Certificates representing shares of Common Stock held by Parent or the Purchaser, any wholly owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly owned subsidiary of the Company and other than Certificates representing Dissenting Shares) shall represent solely the right to receive the aggregate Merger Consideration relating thereto. No interest or dividends shall be paid or accrued on, or with respect to, the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate formerly representing shares of Common Stock surrendered therefor is registered, it shall be a condition to such right to receive such Merger Consideration that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person surrendering such shares of Common Stock shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

   (c) Promptly following the date which is 90 days after the Effective Time (or such later date as the Surviving Corporation shall request), the Paying Agent shall deliver to the Surviving Corporation all cash, Certificates and other documents in its possession relating to the Transactions, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a share of Common Stock may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the aggregate Merger Consideration relating thereto, without any interest or dividends thereon.

   (d) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Common Stock which were outstanding immediately prior to the Effective Time. If, on or after the Effective Time, Certificates formerly representing shares of Common Stock are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and cancelled in return for the payment of the aggregate Merger Consideration relating thereto, as provided in this Article II, subject to applicable law in the case of Dissenting Shares.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company represents and warrants to Parent and Merger Sub that:

   Section 3.1. Organization and Qualification; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company and each of its subsidiaries has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The term "Material Adverse Effect on the Company," as used in this Agreement, means any change in or effect on the business, assets, liabilities, financial condition, results of operations, profitability or prospects of the Company or any of its subsidiaries that is materially adverse to the Company and its subsidiaries taken as a whole.

   Section 3.2. Certificate of Incorporation and By-Laws. The Company has heretofore made available to Parent and Merger Sub a complete and correct copy of the certificate of incorporation and the by-laws or comparable organizational documents, each as amended to, and as in effect on, the date hereof, of the Company and each of its subsidiaries.

   Section 3.3. Capitalization; Subsidiaries.

   (a) The authorized capital stock of the Company consists of 99,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), one share of which Preferred Stock is designated "Series A Preferred Stock" (the "Series A Preferred Stock"), one share of which is designated "Series B Special Voting Preferred Stock" (the "Series B Preferred Stock"), 100,000 shares of which are designated "Series C Junior Participating Preferred Stock" (the "Series C Preferred Stock") and authorized in connection with the Rights Agreement, and 894,663 shares of which are designated "Series D Convertible Preferred Stock" (the "Series D Preferred Stock"). As of April 5, 2001, 12,927,017 shares of Common Stock were issued and outstanding, one share of Series B Preferred Stock was issued and outstanding, 803,353 shares of Series D Preferred Stock were issued and outstanding and no shares of Series A Preferred Stock or Series C Preferred Stock were outstanding. As of April 5, 2001, no shares of Common Stock were held in treasury.

   (b) As of the date hereof, 3,376,746 shares of Common Stock were reserved for issuance upon exercise of options outstanding under the Company's Stock Plans. As of the date hereof, the Company has options to purchase shares of Common Stock outstanding and issued as listed by individuals holding such options (including exercise price and vesting schedule) in Section 3.3(b) of the disclosure schedule delivered to Parent by the Company on the date hereof (the "Company Disclosure Schedule"). As of April 5, 2001, 5,306,317 Exchangeable Shares were outstanding which are exchangeable by the holders of such shares at any time for shares of Common Stock on a one-for-one basis. All the outstanding shares of Common Stock and the Exchangeable Shares are, and all shares of Common Stock which may be issued pursuant to the exercise of outstanding Options or the retraction or redemption of the Exchangeable Shares will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and are not subject to, nor were they issued in violation of, any pre-emptive rights. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its subsidiaries issued and outstanding.

   (c) Except (i) as set forth in Section 3.3(b), (ii) for the Rights, (iii) for the 200,000 warrants issued in April 1999 to DataCard Corporation (the "DataCard Warrants") each of which has an exercise price of $6.00 per share and
(iv) for the transactions contemplated by this Agreement (the "Transactions"), there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its subsidiaries, obligating the Company or any of its subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its subsidiaries or securities convertible into or exchangeable for such shares or equity interests and neither the Company nor any of its subsidiaries is obligated to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. Except as contemplated by this Agreement and except for the Company's obligations in respect of the Options under the Stock Plans, the Exchangeable Shares and the DataCard Warrants, there are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Common Stock or the capital stock or other equity interests of the Company or any of its subsidiaries. Each of the outstanding shares of capital stock or other equity interests of each of the Company's subsidiaries is duly authorized, validly issued, fully paid, and to the extent applicable, nonassessable, and, except as set forth in Section 3.3(c) of the Company Disclosure Schedule, such shares or other equity interests of the Company's subsidiaries as are owned by the Company or by a subsidiary of the Company are owned in each case free and clear of any lien, claim, option, charge, security interest, limitation, encumbrance and restriction of any kind (any of the foregoing being a "Lien"). Except as set forth in Section 3.3(c) of the Company Disclosure Schedule, the Company has not agreed to register any securities under the United States Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), or under any state securities law or granted registration rights to any person or entity; copies of any registration rights agreements set forth in Section 3.3(c) of the Company Disclosure Schedule have previously been provided to Parent. Set forth in Section 3.3(c) of the Company Disclosure Schedule is a complete and correct list of each subsidiary (direct or indirect) of the Company and any joint ventures, partnerships or similar arrangements in which the Company has an interest (and the amount and percentage of any such interest). No entity in which the Company owns, directly or indirectly, less than a 50% equity interest is, individually or when taken together with all such other entities, material to the business of the Company and its subsidiaries taken as a whole.

   Section 3.4. Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Transactions (except that the Merger requires Stockholder Approval (as defined below)). The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized and approved by the Board and the Special Committee and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement or to consummate the Transactions (other than the approval of this Agreement by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock and Exchangeables Shares, in each case, entitled to vote thereon, voting together as a single class, to the extent required by applicable law ("Stockholder Approval")). No corporate proceedings on the part of IVI Checkmate Ltd. are necessary in connection with this Agreement or the consummation of the Transactions (other than the approval of the Resolution by the affirmative vote of two-thirds of the votes cast in respect thereof). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

   Section 3.5. No Conflict; Required Filings and Consents.

   (a) Assuming (i) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), foreign or supranational antitrust, competition, trade regulatory or similar laws, rules or regulations ("Antitrust Laws"), and the Investment Canada Act (Canada) are made and the waiting periods thereunder have been terminated or have expired, (ii) the requirements of the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and any applicable state securities, "blue sky" or takeover laws, statutes and any applicable provincial securities laws, rules or instruments are met, (iii) the filing of the certificate of merger and other appropriate merger documents, if any, as required by the DGCL, is made, (iv) Stockholder Approval is received and (v) the Resolution is passed, none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions hereof will (a) conflict with or violate the Certificate of Incorporation or By-Laws of the Company or the comparable organizational documents of any of its subsidiaries,
(b) conflict with or violate any statute, ordinance, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (c) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any material benefit, or the creation of any Lien on any of the property or assets of the Company or any of its subsidiaries (any of the foregoing referred to in clause (b) or this clause (c) being a "Violation") pursuant to, any note, bond, mortgage, indenture, contract, agreement, arrangement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties may be bound or affected, except in the case of the foregoing clauses (b) or (c) for any such Violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, or could not, individually or in the aggregate, reasonably be expected to prevent or materially delay consummation of the Transactions. Section 3.5(a) of the Company Disclosure Schedule sets forth any such Violation of clause (c) of the immediately preceding sentence.

   (b) None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions hereof will require any consent, waiver, approval, authorization or permit of, or registration or filing with or notification to (any of the foregoing being a "Consent"), any federal, state, provincial, local, foreign or supranational administrative, governmental or regulatory authority, agency, commission, tribunal or body (a "Governmental Entity"), except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of the certificate of merger pursuant to the DGCL, (iii) compliance with the HSR Act and any requirements of any Antitrust Laws and the Investment Canada Act (Canada), (iv) Consents, which are listed on Section 3.5(b) of the Company Disclosure Schedule, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or reasonably be expected to prevent or materially delay consummation of the Transactions, (v) compliance with the requirements of applicable Canadian corporate and securities legislation in respect of the Canadian Special Meeting and (vi) the filing of any articles required to implement the Resolution.

   Section 3.6. SEC Reports and Financial Statements.

   (a) The Company has filed with the SEC all forms, reports, schedules, registration statements and definitive proxy statements required to be filed by the Company with the SEC since January 1, 1998 (as they have been amended since the time of their filing, collectively, the "SEC Reports"). As of their respective dates, the SEC Reports (including but not limited to any financial statements or schedules included or incorporated by reference therein) complied in all material respects with the requirements of the Exchange Act and the Securities Act, and the rules and regulations of the SEC promulgated thereunder applicable, as the case may be, to such SEC Reports, and, as of their respective dates, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

   (b) The Company has heretofore furnished to Parent the latest available drafts of filings to be made with the SEC pursuant to the Exchange Act which have not been filed with the SEC, including without limitation drafts of the Company's Annual Report to Stockholders (collectively, the "Draft Filings"). Each of the Draft Filings will comply when filed as to form in all material respects with the provisions of the Exchange Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein, or necessary to make the statement made therein, in light of the circumstances under which they were made, not misleading.

   (c) The financial statements of the Company included in the SEC Reports at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any SEC Report amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly present (subject, in the case of unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. No subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the Nasdaq Stock Market, any stock exchange or any other comparable Governmental Authority except for IVI Checkmate Ltd. which is subject to the continuous disclosure requirements of the securities legislation of the Canadian Jurisdictions. IVI Checkmate Ltd. has received an exemption order dated June 2, 1998 (the "Exemption Order") from the securities regulatory authorities of the Canadian Jurisdictions which exempts it from the continuous disclosure requirements of these jurisdictions.

   (d) Except as reflected, reserved against or otherwise disclosed in the financial statements of the Company included in the SEC Reports or as otherwise disclosed in the SEC Reports, in each case, filed prior to the date of this Agreement or as set forth in Section 3.6(d) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its subsidiaries has any liabilities or obligations (absolute, accrued, fixed, contingent or otherwise) which would be required to be reflected on a balance sheet or the notes thereto prepared in accordance with GAAP, other than liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2000 which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

   (e) Since December 31, 2000, (i) no development or event has occurred that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or on the ability of the Company, Parent or Merger Sub to consummate the Transactions, (ii) the Company and each of its subsidiaries has conducted its respective operations in the ordinary and usual course of business consistent with past practice and (iii) neither the Company nor any of its subsidiaries has taken any action or omitted to take any action, which act or omission, if after the date of this Agreement, would result in a breach or violation of Section 5.1.

   (f) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

   Section 3.7. IVI Checkmate Ltd. IVI Checkmate Ltd. is a reporting issuer in each of the Canadian Jurisdictions and is not in default of, and has filed all forms, reports and documents required to be filed under, any of the requirements of the securities legislation of the Canadian Jurisdictions for which it has not received relief from pursuant to the Exemption Order. No securities commission, stock exchange or similar regulatory authority has issued or threatened to issue any order preventing or suspending trading in any securities of IVI Checkmate Ltd. nor has the Company or IVI Checkmate Ltd. received notice that any such order is pending. IVI Checkmate Ltd. has complied with, and is currently in compliance with, the terms and conditions of the Exemption Order and the Exemption Order continues to have effect, unamended, as of the date of this Agreement.

   Section 3.8. Employee Benefit Matters.

   (a) Section 3.8(a) of the Company Disclosure Schedule lists any employee benefit plan, program, policy, practice, or other arrangement, agreement or understanding providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or policy, and any contract, offer letter or agreement of the Company or any of its subsidiaries with or addressed to any individual who is rendering or has rendered services thereto as an employee or consultant pursuant to which the Company or any of its subsidiaries has any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services (the "Employee Benefit Plans").

   (b) With respect to each Employee Benefit Plan, the Company has delivered to Parent a true, correct and complete copy of: (i) each writing constituting a part of such Plan, including without limitation all plan documents, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any;
(iii) the current summary plan description and any material modifications thereto, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service, if any. Except as specifically provided in the foregoing documents delivered to Parent, there are no amendments to any Plan that has been adopted or approved.

   (c) Except as discussed in Section 3.8(c) of the Company Disclosure Schedule, (i) all Employee Benefit Plans are in compliance with and have been administered in compliance with all applicable requirements of law, including, but not limited to, the Code and ERISA (except with respect to the Employee Benefit Plans offered exclusively in Canada), if applicable, and have been operated in accordance with their terms, and all contributions required to be made to each such plan under the terms of such plan, ERISA or the Code, as applicable, for any period through the date hereof have been timely paid or made in full and through the Effective Time will be timely paid or made in full; (ii) no nonexempt "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to any Employee Benefit Plan which would reasonably be expected to subject any Employee Benefit Plan (or its related trust), the Company or any subsidiary or any person the Company or its subsidiaries has an obligation to indemnify, to a tax or penalty imposed under
Section 4975 of the Code or Section 502 or ERISA; (iii) none of the Company, its subsidiaries or any entity, trade or business that is considered one employer with the Company or any of its subsidiaries under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate") is required to contribute to, or during the five-year period ending on the Effective Time will have been required to contribute to, or could have any liability under, any "multiemployer plan" (as defined in Section 3(37) of ERISA); (iv) each Employee Benefit Plan which is not maintained in the United States is funded and/or book reserved for in accordance with applicable laws and reasonable accounting assumptions; and (v) there is no pending or, to the Company's knowledge, threatened legal action, suit or claim relating to any current or former employee of the Company or its subsidiaries or any Employee Benefit Plan other than routine claims for benefits that could not reasonably be expected to result in any material liability to the Company or its subsidiaries or any person the Company or its subsidiaries has an obligation to indemnify.

   (d) Section 3.8(d) of the Company Disclosure Schedule identifies each Employee Benefit Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans"). The Internal Revenue Service has issued a favorable determination letter with respect to each Qualified Plan and the related trust that has not been revoked, and, to the Company's knowledge, there are no existing circumstances and no events have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust.

   (e) No Employee Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code.

   (f) The Company and its subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by
Section 4980B of the Code or Part 6 of Title I of ERISA or other applicable laws. The Company and each of its subsidiaries has reserved the right to amend, terminate or modify at any time all plans or arrangements providing for retiree health or life insurance coverage.

   (g) No labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Company's knowledge, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the Company's knowledge, threatened against or involving the Company or any of its subsidiaries. Each of the Company and its subsidiaries is in compliance with all applicable laws and collective bargaining agreements respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health.

   (h) Each individual who renders services to the Company or any of its subsidiaries who is classified by the Company or such subsidiary, as applicable, as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and tax reporting and under Employee Benefit Plans) is properly so characterized, except as would not be reasonably expected to have a Material Adverse Effect on the Company.

   (i) Other than as contemplated in Section 1.9 hereof and Section 3.8(i) of the Company Disclosure Schedule, the Transactions will not, separately or in the aggregate, constitute a "change of control" under, require the consent from or the giving of notice to a third party pursuant to, or accelerate vesting, funding or repurchase rights under the terms, conditions or provisions of any Employee Benefit Plan. Except as set forth in Section 3.8(i) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement, contract or arrangement that could result, on account of the Transactions, separately or in the aggregate (including upon any subsequent termination of employment), in the payment of any excess parachute payments within the meaning of Section 280G of the Code or any payment that would be nondeductible under Section 162(m) of the Code. No such agreement, contract or arrangement provides for the reimbursement of excise taxes under Section 4999 of the Code or any income taxes under the Code. The total amounts payable to the employees and consultants of the Company, as set forth in Section 3.8(i) of the Company Disclosure Schedule, as a result of the Transactions contemplated by this Agreement and/or any subsequent employment termination (excluding any cash-out or acceleration of options and restricted stock but including any "gross-up" payments with respect thereto), based on compensation data applicable as of the date hereof, calculated assuming effective Federal tax rates of 39.6%, will not exceed the amount set forth on such Schedule.

   Section 3.9. Litigation. Except as specifically disclosed in the SEC Reports filed prior to the date of this Agreement, there is no suit, claim, action, proceeding or investigation pending or threatened in writing against the Company or any of its subsidiaries before any Governmental Entity which could, individually or in the aggregate, if adversely determined, reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Transactions. Except as specifically disclosed in the SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Transactions.

   Section 3.10. Information. None of the information supplied by the Company in writing specifically for inclusion or incorporation by reference in (i) the Proxy Statement or (ii) any other document to be filed with the SEC or any other Governmental Entity prior to the Effective Time (the "Other Filings") will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to the Stockholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub in writing specifically for inclusion in the Proxy Statement.

   Section 3.11. Taxes.

   (a) Except as set forth in 3.11(a) of the Company Disclosure Schedule and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company: (i) all Tax Returns required to be filed (taking into account extensions) on or before the Effective Time for taxable periods ending on or before the Effective Time by, or with respect to any activities of, or property owned by, the Company, its subsidiaries, or each affiliated, consolidated, combined or unitary group that included or includes the Company or any of its subsidiaries (a "Tax Group"), have been or will be filed in accordance with all applicable laws and are true, correct and complete in all respects as filed and have not been amended, all Taxes shown as due on such Tax Returns have been or will be timely paid, and reserves reflected on the most recent balance sheet of the Company are in accordance with GAAP and are sufficient to cover all Taxes (whether or not shown as due on any Tax Return) accrued as of such date and, adjusted for the passage of time, will be sufficient to cover all Taxes as of the Effective Time; (ii) all Taxes required to be withheld by the Company or its subsidiaries have been withheld, and such withheld Taxes have either been duly and timely paid to the proper Governmental Entities or set aside in accounts for such purpose if not yet due;
(iii) no Tax Return filed by the Company or any of its subsidiaries is currently under audit by any Taxing Authority or is the subject of any judicial or administrative proceeding, and to the Company's knowledge no Taxing Authority is threatening to commence any such audit; (iv) no Taxing Authority is now asserting against the Company or any of its subsidiaries any deficiency or claim for Taxes or any adjustment of Taxes; (v) other than any Tax sharing or indemnification agreement to which the parties are exclusively the Company and/or some or all of its subsidiaries, neither the Company nor any of its subsidiaries is subject to or bound by any Tax sharing agreement (or other arrangement or practice for the sharing of Taxes); (vi) neither the Company nor any of its subsidiaries has ever been a member of a Tax Group, other than one for which the Company or one of its subsidiaries was the common parent; (vii) there are no liens for Taxes (other than Taxes not yet due) upon any of the assets of the Company or any of its subsidiaries; and (viii) neither the Company nor any of its Subsidiaries has any liability for the Taxes of any person other than the Company and its subsidiaries.

   (b) Neither the Company nor any of its subsidiaries is or has been a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code.

   (c) Neither the Company nor any of its subsidiaries has constituted a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the past 24-month period or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

   (d) Prior to the date hereof, the Company has provided Parent with written schedules of (i) the taxable years of the Company for which the statute of limitations with respect to federal, state and local income Taxes has not yet expired, and (ii) with respect to federal, state and local income Taxes, those years for which examinations by a Taxing Authority have been completed, those years for which examinations by a Taxing Authority have commenced but not yet been completed, and those years for which examinations by a Taxing Authority have not yet commenced.

   (e) IVI Checkmate Ltd. has withheld from each payment made to any non-resident of Canada the amount of all Taxes and other deductions required to be withheld or remitted in respect thereof and has remitted any such withheld amounts to the proper Taxing Authority within the time required by law.

   (f) Section 3.11(f) of the Company Disclosure Schedule sets out, to the best knowledge of the Company, acting in good faith, a preliminary estimate of the paid-up capital of all issued and outstanding shares of IVI Checkmate Ltd. for the purposes of the Income Tax Act (Canada) (the "ITA") and any relevant principal taxing statute.

   (g) No amount in respect of any outlay or expense that is deductible for the purposes of computing the income of IVI Checkmate Ltd. for the purposes of the ITA has been owing by IVI Checkmate Ltd. for longer than two years to a person not dealing at arm's length (for the purposes of the ITA) with IVI Checkmate Ltd. at the time the outlay or expense was incurred.

   (h) Except as set forth in Section 3.11(h) of the Company Disclosure Schedule, there are no circumstances which exist and would result in, or which have existed and resulted in, Sections 79 or 80 of the ITA applying to IVI Checkmate Ltd.

   (i) IVI Checkmate Ltd. has neither directly nor indirectly transferred property to or supplied services to or acquired property or services from a person, corporation, partnership, trust or other taxpayer with whom it was not dealing at arm's length (for the purposes of the ITA) for consideration other than consideration equal to the fair market value of the property or services at the time of the transfer, supply or acquisition of the property or services.

   (j) IVI Checkmate Ltd. has not entered into any advance pricing agreement with any Taxing Authority.

   (k) Neither IVI Checkmate Ltd. nor any corporation to which IVI Checkmate Ltd. is related (for the purposes of the ITA) is a corporation whose principal business is (A) the lending of money to persons with whom such corporation is dealing at arm's length (for the purposes of the ITA); (B) the purchasing of debt obligations issued to such persons; or (C) a combination thereof.

   (l) IVI Checkmate Ltd. has not been party to any elections filed under sections 83 or 85 of the ITA.

   (m) All applicable retail sales tax was paid by IVI Checkmate Ltd. on the initial acquisition of its tangible personal property and none of the assets of IVI Checkmate Ltd. have been transferred at any time on a tax exempt basis under section 13 of regulation 1013 of the Retail Sales Tax Act (Ontario).

   (n) IVI Checkmate Ltd. has not made any elections under the Excise Tax Act (Canada).

   (o) None of the Company's wholly-owned Subsidiaries owns shares of Common Stock, and neither the Company nor any of its Subsidiaries owns any shares of the Company's Preferred Stock.

   (p) "Tax" or "Taxes" means any and all taxes, fees, assessments, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, assets, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, severance, occupation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, estimated, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges. "Taxing Authority" means any Governmental Entity having jurisdiction over the assessment, determination, collection or other imposition of any Tax. "Tax Return" means any return, declaration, report, claim for refund, information statement, schedule or other document (including any related or supporting information and including any Form 1099 or other document or report required to be provided by the Company or any of its subsidiaries to third parties) relating to Taxes, including any document required to be retained or provided to any Taxing Authority relating to the Company or any of its subsidiaries or any consolidated group of which any such entity was a member at the applicable time, and any amended Tax Returns.

   Section 3.12. Intellectual Property. The Company owns, or possesses adequate rights to use, all Intellectual Property that is used in the conduct of the business of the Company and its subsidiaries. The Company has not received any notice of any conflict with or violation or infringement of, any asserted rights of any other person with respect to any Intellectual Property owned or licensed by the Company or any of its subsidiaries, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The conduct of the Company's and its subsidiaries' respective businesses as currently conducted does not conflict with any patents, registered trademarks, registered copyrights or, to the Company's knowledge, any patent rights, licenses, trademark rights, trade names, trade name rights, unregistered copyrights or any other rights of others with respect to Intellectual Property, in any way that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. To the Company's knowledge, there is no infringement of any proprietary right owned by or licensed by or to the Company or any of its subsidiaries that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. "Intellectual Property" means all domestic or foreign trademarks (registered and unregistered) and trademark applications and registrations, patents, patent applications, inventions (whether or not patentable), processes, products, technologies, discoveries, copyrightable and copyrighted works, apparatus, trade secrets, brand names, certification marks, service marks and service mark applications and registrations, trade names, trade dress, copyright registrations, design rights, mask works, technical information (whether confidential or otherwise), and all documentation thereof.

   Section 3.13. Certain Approvals. The Board has taken appropriate action such that the provisions of Section 203 of the DGCL will not apply to the execution of this Agreement or any of the Transactions. No other state takeover law or other law, rule or published policy that purports to limit or restrict business combinations or the ability to vote shares or imposes requirements for approval by any specific group of shareholders, other than such approvals expressly provided for in this Agreement, applies to the execution of this Agreement or any of the Transactions contemplated hereby.

   Section 3.14. Brokers. Except as set forth on Section 3.14 of the Company Disclosure Schedule and except for the engagement of the Financial Advisor, none of the Company, any of its subsidiaries, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions, contingent payments or finder's fees in connection with the Transactions. The Company has previously delivered to Parent a copy of the Company's engagement letter with the Financial Advisor.

   Section 3.15. Opinions of Financial Advisor. The Special Committee has received the written opinion of the Financial Advisor, to the effect that, as of the date of such opinion, the Merger Consideration to be received by the Stockholders is fair to the Stockholders (other than Parent and Merger Sub) from a financial point of view. The Board of Directors of IVI Checkmate Ltd. has received the written opinion of the Financial Advisor, to the effect that, as of the date of such opinion, the Merger is fair to the Holders from a financial point of view. The Company has previously delivered to Parent a copy of such opinion.

   Section 3.16. Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Exchangeable Shares entitled to vote with respect to this Agreement, voting together as a single class, is the only vote of the holders of any class or series of the Company's capital stock that is or may be necessary to approve this Agreement and the Transactions. The affirmative vote of two-thirds of the votes cast in respect of the Resolution is the only vote of the shareholders of IVI Checkmate Ltd. (other than the approval by the Company as the holder of the common shares of IVI Checkmate Ltd.) that is or may be necessary to approve the Resolution.

   Section 3.17. Rights Agreement. The Company has taken all action necessary or appropriate to amend its Rights Agreement (the "Rights Agreement Amendment") so that (a) the execution of this Agreement and the consummation of the Transactions do not and will not result in the ability of any person to exercise any Rights or enable or require such Rights to separate from the shares of the Company's capital stock to which they are attached or to be triggered or become exercisable, and (b) the Company's Shareholder Rights Agreement will expire immediately prior to the Effective Time. The Company has provided Parent with a copy of the Rights Agreement Amendment duly executed and delivered by the Company and the Rights Agent.

   Section 3.18. Environmental Matters. Except as set forth in Section 3.18 of the Company Disclosure Schedule or except as disclosed in the SEC Reports or otherwise would not have a Material Adverse Effect:

     (a) the Company and its subsidiaries are and have been in compliance in all respects with federal, state, local and foreign laws and regulations relating to pollution, protection or preservation of human health or the environment ("Environmental Laws") relating to the generation, storage, containment, disposal, transport or handling of regulated levels of hazardous or toxic materials, substances or wastes ("Hazardous Materials"), including compliance with any environmental permits or similar governmental authorizations or the terms and conditions thereof;

     (b) there is no pending claim, investigation, order, or judicial or administrative proceeding against the Company or any of its subsidiaries for any violation of Environmental Laws or for investigation, remediation or clean up of Hazardous Materials, or payment therefor, by any third party included in any governmental authority, pursuant to any Environmental Law at any location owned or operated by the Company or its subsidiaries, or at any location to which the Company or any of its subsidiaries have sent Hazardous Materials; and

     (c) there currently exist no facts or circumstances that could reasonably be expected to (i) give rise to proceedings described in subsection (b) above and (ii) prevent the renewal or reissuance, on terms reasonably comparable to those in existence, or any permits or authorizations required for the Company's operations under any Environmental Law as such laws currently exist.

   Section 3.19. Compliance with Applicable Laws. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities (the "Company Permits") required in order to own their assets and to conduct their respective businesses as currently conducted, except where the failure to hold such Company Permits, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company and its subsidiaries are in compliance with the terms of the Company Permits except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The operations of the Company and its subsidiaries have been conducted in compliance with all applicable laws, ordinances and regulations of any Governmental Entity, except violations which will not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

   Section 3.20. Material Contracts. Except as identified in the SEC Reports, neither the Company nor any of its subsidiaries is party to, nor is the Company or any of its subsidiaries (or their respective assets) bound by, any contract, indenture, lease or other agreement which, individually or in the aggregate, is material to the Company and the subsidiaries taken as a whole. Except as identified in the SEC Reports or in Section 3.20 of the Company Disclosure Schedule, there are no (i) contracts, indentures, leases or other agreements between the Company or any subsidiary, on the one hand, and any current or former director, officer, employee or 5% or greater shareholder of the Company or any of their affiliates or family members, on the other, or (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any respect the manner in which, or the localities in which, the business of the Company and its subsidiaries, is or would be conducted. All contracts, indentures, leases and agreement to which the Company or any of the subsidiaries is a party or by which any of their respective assets is bound are valid and binding, in full force and effect in accordance with its terms would and enforceable against the parties thereto in accordance with their respective terms, other than such failures to be so valid and binding, in full force and effect or enforceable which would not, either individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company. There is not under any such contract, indenture or agreement any existing default, or event, which after notice or lapse of time, or both, would constitute a default, by the Company or any of its subsidiaries, or to the Company's knowledge, any other party, except to the extent for any such defaults or events that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company.

   Section 3.21. Support Agreements. The individuals specified in Annex A, have each duly executed a support agreement (the "Support Agreement") substantially in the form of Exhibit 3.20 hereto, copies of each of which Support Agreement have been delivered to Parent.

   Section 3.22. Ingenico Agreements. For purposes of this Article III and the Company Disclosure Schedules, the Company shall be deemed to have disclosed the agreements by and between the Company and Parent and all of the provisions thereof.

   Section 3.23. Investments. IVI Checkmate Ltd. owns no shares or debt instruments of, or other investments in, any affiliate of the Company other than certain preferred shares and debt instruments of IVI Checkmate, Inc. (the "Investments"). IVI Checkmate Ltd. holds the Investments as capital property for the purposes of the ITA and the fair market value of each of the Investments for the purposes of the ITA does not exceed the adjusted cost base to IVI Checkmate Ltd. of each Investment for the purposes of the ITA.

   Section 3.24. Stock Option Exchange Program. Attached hereto as Exhibit 3.24 is a true, accurate and complete copy of the Company Stock Option Exchange Program dated as of January 25, 2001 and of all documents which may grant any rights thereunder (the Company Stock Option Exchange Program, together with all such documents, the "SOEP"). All New Options and Top Up Options (as those terms are defined in the SOEP) issuable under the SOEP will, if issued, be issued on August 31, 2001.

   Section 3.25. Congress Financial Corporation (Southern). Each of the Company and Congress Financial Corporation (Southern) ("Congress Financial") has duly executed and delivered an agreement (the "Waiver and Consent"), a copy of which Waiver and Consent is attached hereto as Exhibit 3.25 and which as of the Effective Time will not have been amended and will remain in full force and effect.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                          OF PARENT AND THE PURCHASER

   Parent and Merger Sub represent and warrant to the Company as follows:

   Section 4.1. Organization and Qualification. Parent is a societe anonyme duly organized, validly existing and in good standing under the laws of the Republic of France. The Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. The term "Material Adverse Effect on Parent," as used in this Agreement, means any change in or effect on the business, assets, liabilities, financial condition, results of operations, profitability or prospects of Parent or any of its subsidiaries that is materially adverse to Parent and its subsidiaries taken as a whole.

   Section 4.2. Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized and approved by the Supervisory Board of Parent and the Board of Directors of Merger Sub and by Parent as sole stockholder of Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize or approve this Agreement or to consummate the Transactions. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due and valid authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub enforceable against each of them in accordance with its terms.

   Section 4.3. No Conflict; Required Filings and Consents.

   (a) Assuming (i) the filings required under the HSR Act, the Antitrust Laws and the Investment Canada Act (Canada) are made and the waiting periods thereunder have been terminated or have expired, (ii) the requirements of the Exchange Act and any applicable state securities, "blue sky" or takeover law are met and (iii) the filing of the certificate of merger and other appropriate merger documents, if any, as required by the DGCL is made, none of the execution and delivery of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Transactions or compliance by Parent or Merger Sub with any of the provisions hereof will (i) conflict with or violate the organizational documents of Parent or Merger Sub, (ii) conflict with or violate any statute, ordinance, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub, or by which any of them or any of their respective properties or assets may be bound or affected, or (iii) result in a Violation pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which any of their respective properties or assets may be bound or affected, except in the case of the foregoing clauses (ii) and (iii) for any such Violations which could not, individually or in the aggregate, reasonably be expected to prevent consummation of the Transactions.

   (b) None of the execution and delivery of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the Transactions or compliance by Parent and Merger Sub with any of the provisions hereof will require any Consent of any Governmental Entity, except for (i) compliance with any applicable requirements of the Exchange Act and any state securities "blue sky" or takeover law, (ii) the filing of the certificate of merger pursuant to the DGCL, (iii) compliance with the HSR Act and any requirements of any foreign or supranational Antitrust Laws and the Investment Canada Act (Canada) and (iv) Consents the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or materially adversely affect the ability of Parent or reasonably be expected to prevent consummation of the Transactions.

   Section 4.4. Information. None of the information supplied or to be supplied by Parent and Merger Sub in writing specifically for inclusion in the Proxy Statement or the Other Filings will, at the respective times filed with the SEC or such other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to the Stockholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

   Section 4.5. Financing. At the Effective Time, Parent and Merger Sub will have available all of the funds necessary to consummate the Transactions.

                                   ARTICLE V

                                   COVENANTS

   Section 5.1. Conduct of Business of the Company. Except as permitted, required or specifically contemplated by, or otherwise described in, this Agreement or otherwise with the prior written consent of Parent, during the period from the date of this Agreement to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations only in the ordinary and usual course of business consistent with past practice and will use its reasonable best efforts, and will cause each of its subsidiaries to use its reasonable best efforts, to preserve intact the business organization of the Company and each of its subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the good will of those having business relationships with it, including, without limitation, maintaining satisfactory relationships with licensors, suppliers, distributors, customers and others having business relationships with the Company. Without limiting the generality of the foregoing, and except as otherwise expressly permitted, required or specifically contemplated by, or otherwise described in, this Agreement, the Company will not, and will not permit any of its subsidiaries to, prior to the Effective Time, without the prior written consent of Parent:

     (a) adopt or propose any amendment to its Certificate of Incorporation or By-Laws or comparable organizational documents;

     (b) (i) issue, reissue, pledge or sell, or authorize the issuance, reissuance, pledge or sale of (A) additional shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, other than the issuance of shares of Common Stock, in accordance with the terms of the instruments governing such issuance on the date hereof, pursuant to the exercise of Options or the DataCard Warrants outstanding on the date hereof or (B) any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock outstanding on the date hereof or (ii) make any other changes in its capital structure;

     (c) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between any of the Company and any of its wholly owned subsidiaries;

     (d) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities or create any subsidiaries;

     (e) (i) incur, assume or pre-pay any long-term debt or incur or assume any short-term debt, except that the Company and its subsidiaries may incur or pre-pay debt in the ordinary course of business in amounts and for purposes consistent with past practice, including by repaying facilities with SMTC Manufacturing Corporation of Canada, The Bank of Nova Scotia and Congress Financial Corporation (Southern), (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice, or (iii) make any loans, advances or capital contributions to, or investments in, any other person except in the ordinary course of business consistent with past practice and except for loans, advances or capital contributions between any wholly owned subsidiary of the Company and the Company or another wholly owned subsidiary of the Company;

     (f) other than in the ordinary course of business consistent with past practice, (i) modify, amend or terminate any material contract, (ii) except as required by law, waive, release, relinquish, settle, compromise or assign any material contract (or any of the Company's rights thereunder), right or claim, or (iii) cancel or forgive any indebtedness owed to the Company or any of its subsidiaries except in the ordinary course of business consistent with past practice;

     (g) (i) increase the compensation or severance payable or to become payable to its directors, officers, employees or consultants (including the grant of stock options or other equity or long-term compensation awards), except for increases in salary or wages of employees of the Company or its subsidiaries in accordance with past practices and except for increases set forth on Section 5.1(g)(i) of the Company Disclosure Schedule; (ii) except as set forth on Section 5.1(g)(ii) of the Company Disclosure Schedule, grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any current or prospective employee of the Company or any of its subsidiaries; or (iii) establish, adopt, enter into or amend any collective bargaining agreement or Employee Benefit Plan, including, without limitation, any plan that provides for the payment of bonuses or incentive compensation, trust, fund, policy or arrangement for the benefit of any current or former directors, officers, employees or consultants or any of their beneficiaries, except, in each case, as may be required by law;

     (h) file any Tax Return (except in the ordinary course of business), or make or revoke any Tax election, or change any method of accounting, except as required by law or to the extent that such action is consistent with past practice and would not be material;

     (i) other than in the ordinary course of business, enter into any contract or agreement that would be material to the Company and its subsidiaries taken as a whole;

     (j) except as may be required as a result of a change in applicable law or in GAAP, make any change in its methods or principles of accounting; or

     (k) agree in writing or otherwise to take any of the foregoing actions prohibited under this Section 5.1 or any action which would cause any representation or warranty in this Agreement to be or become untrue or incorrect in any material respect.

   Section 5.2. Access to Information.

   (a) From the date of this Agreement until the Effective Time, the Company will, and will cause its subsidiaries, and each of their respective officers, directors, employees, counsel, advisors and representatives (collectively, the "Company Representatives") to, give Parent and Merger Sub and their respective officers, employees, counsel, advisors and representatives (collectively, the "Parent Representatives") reasonable access, during normal business hours, to the offices and other facilities and to the books and records of the Company and its subsidiaries and will cause the Company Representatives and the Company's subsidiaries to furnish Parent, Merger Sub and the Parent Representatives to the extent available with such financial and operating data and such other information with respect to the business and operations of the Company and its subsidiaries as Parent and Merger Sub may from time to time reasonably request. The Company shall furnish to Parent and Merger Sub prior to filing a copy of each report, schedule, registration statement and other document to be filed by it or its subsidiaries during such period pursuant to the requirements of federal or state securities laws.

   (b) No investigation pursuant to this Section 5.2 shall affect any representation or warranty in this Agreement of the Company or any condition to the obligations of the parties hereto.

   (c) All information furnished to Parent or Merger Sub or the Parent Representatives shall be deemed "Evaluation Material" under the Confidentiality Agreement between Parent and the Company dated October 30, 2000 (the "Confidentiality Agreement") and Parent shall cause Merger Sub and the Parent Representatives to honor and be bound by Parent's obligations thereunder.

   (d) Each of the parties will use its reasonable best efforts to obtain from applicable Canadian securities regulatory authorities such orders or rulings as may be necessary so that, after the Effective Time, any requirements of applicable Canadian securities legislation (including the rules and published policies of the regulators) that might otherwise restrict transactions, activities or relationships between IVI Checkmate Ltd. and Parent or any affiliate of Parent or that might require public disclosure by or in respect of IVI Checkmate Ltd. shall no longer be applicable.

   Section 5.3. Reasonable Best Efforts.

   (a) Subject to the terms and conditions provided herein, each of the Company, Parent and Merger Sub shall, and the Company shall cause each of its subsidiaries to, cooperate and use their respective reasonable best efforts to
(i) cause to be made all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including but not limited to cooperation in the preparation and filing of the Proxy Statement, the Circular with respect to the Canadian Special Meeting, any required filings under the HSR Act, or other foreign filings and any amendments to any thereof and (ii) respond promptly to requests for further information by any Governmental Entity in connection with any filings under the HSR Act or other foreign filings or amendments thereof.

   (b) In addition, if at any time prior to the Effective Time any event or circumstance relating to either the Company or Parent or Merger Sub or any of their respective subsidiaries should be discovered by the Company, Parent or Merger Sub, as the case may be, which should be set forth in an amendment to the Proxy Statement, the discovering party will promptly inform the other parties of such event or circumstance.

   (c) Each of the parties will use its reasonable best efforts to obtain as promptly as practicable all Consents of any Governmental Entity or any other person required in connection with, and waivers of any Violations that may be caused by, the consummation of the transactions contemplated by this Agreement.

   Section 5.4. Public Announcements. The Company, on the one hand, and Parent and Merger Sub, on the other hand, agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the Merger and the other Transactions, agree to provide to the other party for review a copy of any such press release or statement, and shall not issue any such press release or make any such public statement prior to such consultation and review, unless required by applicable law or any listing agreement with a securities exchange.

   Section 5.5. Indemnification.

   (a) From and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless the officers and directors of the Company (the "Indemnified Parties") in respect of acts or omissions occurring prior to the Effective Time to the extent currently provided under the Company's Certificate of Incorporation or By-Laws.

   (b) Parent agrees that the Company, and from and after the Effective Time, the Surviving Corporation shall cause to be maintained in effect for not less than six years (except as provided in the last sentence of this Section 5.5(b)) from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company; provided, that the Surviving Corporation may substitute therefor other policies not less advantageous to the beneficiaries of the current policies and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that the Surviving Corporation shall not be required to pay aggregate premiums in excess of $150,000 and if the Surviving Corporation is unable to obtain the insurance required by this
Section 5.5(b) it shall obtain the greatest comparable insurance coverage as possible for an annual premium equal to such maximum amount. Notwithstanding the foregoing, at any time on or after the third anniversary of the Effective Time, Parent may, at its election, undertake to provide funds to the Surviving Corporation to the extent necessary so that the Surviving Corporation may self-insure at a level of coverage no less than that otherwise required under this
Section 5.5(b) in lieu of causing to remain in effect any directors' and officers' liability insurance policy.

   (c) Any Indemnified Party wishing to claim indemnification under paragraph
(a) of this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right, from and after the Effective Time, to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof provided that Parent assumes such defense in a timely manner, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent; and provided, further, that Parent shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

   Section 5.6. Notification of Certain Matters. Parent and the Company shall promptly notify each other of (a) the occurrence or non-occurrence of any fact or event which would be reasonably likely (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (ii) to cause any material covenant, condition or agreement under this Agreement not to be complied with or satisfied in all material respects and (b) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder. Each of the Company, Parent and Merger Sub shall give prompt notice to the other parties hereof of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the Transactions.

   Section 5.7. Takeover Laws. Laws The Company shall, upon the request of Parent or Merger Sub, take all reasonable steps to assist in any challenge by Parent or Merger Sub to the validity or applicability to the Merger or the other Transactions of any state takeover law or statute or any applicable provincial securities law, rule or instrument or other similar law.

   Section 5.8. Rights Agreement. The Company covenants and agrees that it will not (i) redeem the Rights, (ii) amend the Rights Agreement or (iii) take any action which would allow any Person (as defined in the Rights Agreement) other than Parent or Merger Sub to acquire beneficial ownership of 15% or more of the Common Shares without causing a Stock Acquisition Date (as defined in the Rights Agreement) or a Separation Time (as defined in the Rights Agreement) to occur.

   Section 5.9. No Solicitation.

   (a) The Company, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition or exchange of all or any material portion of the assets of, or any equity interest in, the Company or any of its subsidiaries or any business combination with the Company or any of its subsidiaries. Notwithstanding the immediately preceding sentence, the Company shall be permitted to engage in discussions regarding the DataCard Warrants and Options issued under the Stock Plans with the individual holders of such DataCard Warrants or Options, which discussions shall be solely (i) in response to any exercise thereof in accordance with the terms of the DataCard Warrants or Options, as the case may be, and (ii) for the limited purpose of effecting the exercise thereof in accordance with the terms of the DataCard Warrants or Options, as the case may be. The Company agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any merger, liquidation, recapitalization, consolidation or other business combination involving the Company or any of its subsidiaries or acquisition of any capital stock or any material portion of the assets of the Company or its subsidiaries, or any combination of the foregoing (an "Acquisition Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than Merger Sub, Parent or their respective directors, officers, employees, agents and representatives) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other Transactions contemplated by this Agreement; provided that prior to the receipt of the Stockholder Approval, the Company may furnish information, pursuant to a customary confidentiality agreement, to, and negotiate or otherwise engage in discussions with, any party who delivers a bona fide written proposal for an Acquisition Transaction for which all necessary financing is then in the judgment of the Board readily obtainable, if the Board determines in good faith by a vote of a majority of the members of the full Board that failing to take such action would constitute a breach of the fiduciary duties of the Board (after consultation and receipt of advice from its outside legal counsel to such effect) and such a proposal is, in the written opinion of the Financial Advisor, more favorable to the Company's Stockholders from a financial point of view than the Transactions contemplated by this Agreement as the same has been proposed to be amended by Parent pursuant to Section 5.9(b) (such bona fide written proposal, a "Superior Proposal"). Nothing herein shall prevent or prohibit, or be construed to prevent or prohibit, the Company from complying with Rule 14e-2 of the Exchange Act.

   (b) From and after the execution of this Agreement, the Company shall promptly advise Merger Sub in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations or proposals relating to an Acquisition Transaction, identify the offeror and furnish to Merger Sub a copy of any such proposal or inquiry, if it is in writing, relating to an Acquisition Transaction. The Company shall promptly advise Parent of any material development relating to such proposal, including the results of any discussions or negotiations with respect thereto. Notwithstanding anything in this Agreement to the contrary, prior to the approval or recommendation of a Superior Proposal by the Board, the Company shall give Parent sufficient notice of the material terms and conditions of any such Acquisition Transaction, and negotiate in good faith with Parent for a period of not less than three business days (the "Negotiation Period") after it determines and notifies Parent that such proposal or inquiry constitutes a Superior Proposal to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein.

   Section 5.10. Equity Investment. Simultaneously with the execution of this Agreement, Parent or Merger Sub shall purchase two million and six-hundred twenty thousand four hundred fifty three (2,620,453) validly issued, fully paid and non-assessable shares of Common Stock from the Company at a price equal to $2.00 per share of Common Stock.

   Section 5.11. Additional Director; Board Committees. Simultaneously with the execution of this Agreement, (a) the size of the Board shall be automatically increased by one director, (b) Bertrand Cambou shall be appointed to fill the vacancy created by such increase and (c) each Committee of the Board shall be automatically increased by one director, and one of the directors of the Company designated by Parent shall be appointed to each such Committee.

   Section 5.12. Registration Rights Agreement. Simultaneously with the execution of this Agreement, the Company and Parent shall enter into, duly execute and deliver to each other a registration rights agreement (the "Registration Rights Agreement") in the form attached hereto as Exhibit 5.12.

   Section 5.13. Stock Option Exchange Program. The Company will seek and use its reasonable best efforts to obtain releases, relinquishments and waivers from all participants in the SOEP in a form satisfactory to Parent.

   Section 5.14. Restructuring. Prior to the Effective Time, the Company and its Subsidiaries shall exert their reasonable best efforts to effect and complete such corporate reorganizations and restructurings as Parent may reasonably request in writing prior to the Effective Date in order to complete the Merger and re-order the affairs of the Company and its Subsidiaries in the most advantageous manner possible from a tax, legal and business perspective, provided that such reorganization is not materially prejudicial to the Company, any of its Subsidiaries, or the public shareholders of the Company or IVI Checkmate Ltd.

   Section 5.15. Paid-Up Capital. Each of the parties will, following the execution of this Agreement and before the Effective Time, act together in good faith to determine the paid-up capital of all issued and outstanding shares of IVI Checkmate Ltd.

   Section 5.16. Series B Preferred Stock. At such time (prior to, at or after the Effective Time) as there shall be no outstanding Exchangeable Shares which are not owned by the Company, any of its Subsidiaries or any person directly or indirectly controlled by or under common control of the Company, and there are no shares of stock, debt, options or other agreements of the Company or any of its Subsidiaries which could give rise to the issuance of any Exchangeable Shares to any person (other than the Company, any of its Subsidiaries or any person directly or indirectly controlled by or under common control of the Company), then at Parent's direction, the Company shall redeem each share of Series B Preferred Stock outstanding, without any action on the part of the holder thereof, in accordance with Section 6(c) of the Certificate of the Powers, Designations, Preferences and Rights of the Series B Preferred Stock of IVI Checkmate Corp., dated as of June 23, 1998.

   Section 5.17. Parent Vote. Parent shall vote its shares of Common Stock, and shall cause each of its affiliates that holds shares of Common Stock, together with all subsequent transferees of the Common Stock held by Parent and each of its affiliates, to vote their shares of Common Stock in favor of the Transactions.

                                   ARTICLE VI

                    CONDITIONS TO CONSUMMATION OF THE MERGER

   Section 6.1. Conditions. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver, at or before the Effective Time, of each of the following conditions:

     (a) Stockholder Approval. The Stockholder Approval shall have been obtained.

     (b) Injunctions; Illegality. The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger or the other transactions contemplated hereby or has the effect of making the purchase of shares of Common Stock illegal.

     (c) Litigation. There shall not be pending any claim, action, suit, hearing, or proceeding ("Action") challenging or seeking to restrain or prohibit the consummation of the Transactions, or any other Action filed against the Company or any of its subsidiaries after the date of this Agreement that could reasonably be expected to be determined adversely to the Company and, if adversely determined, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or on the consummation of the Transactions.

     (d) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall have expired or terminated and any other approvals or requirements under any other Antitrust Laws and the Investment Canada Act (Canada) shall have been obtained or complied with.

     (e) Termination. No party hereto shall have terminated this Agreement as permitted herein.

   Section 6.2. Parent and Merger Sub Conditions. In addition to the satisfaction, at or before the Effective Time, of the conditions set forth in
Section 6.1, the obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

     (a) no action shall have been taken, nor shall any statute, rule, regulation, legislation, interpretation, judgment, order or injunction have been enacted, enforced, promulgated, amended, issued or deemed applicable to the Merger, by any legislative body, court, government or governmental, administrative or regulatory authority or agency, other than the routine application of the waiting period provisions of the HSR Act to the Merger, that would reasonably be expected to: (i) make illegal or otherwise prohibit or materially delay consummation of the Merger or seek to obtain material damages or make the Merger materially more costly, (ii) prohibit or materially limit the ownership or operation by Parent or the Surviving Corporation of all or any material portion of the business or assets of the Company or any of its subsidiaries taken as a whole or compel Parent to dispose of or hold separately all or any material portion of the business or assets of Parent or the Surviving Corporation or any of its subsidiaries taken as a whole, or seek to impose any material limitation on the ability of Parent or the Surviving Corporation to conduct its business or own such assets, (iii) impose material limitations on the ability of Parent effectively to acquire, hold or exercise full rights of ownership of the shares of common stock of the Surviving Corporation, including, without limitation, the right to vote any shares of common stock of the Surviving Corporation acquired or owned by the Purchaser on all matters properly presented to the Surviving Corporation's stockholders, or (iv) require divestiture by Parent of any shares of common stock of the Surviving Corporation;

     (b) there shall not have occurred any development, event or condition that has, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, financial condition, results of operations, profitability or prospects of the Company and its subsidiaries taken as a whole;

     (c) (i) each of the representations and warranties of the Company (A) that are qualified as to materiality or (B) set forth in Section 3.3, shall be true and correct, and (ii) each of such representations and warranties that are not so qualified (other than the representations and warranties set forth in Section 3.3) shall be true and correct in every respect except where the failure of such representations and warranties to be true and correct could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, in each case as if such representations and warranties were made at and as of the date hereof and at and as of the Closing Date (except as to any such representation or warranty which speaks as of a specific date, which must be true and correct in the foregoing respects as of such specific date); provided, however, that for purposes of this Section 6.2(c), the representations and warranties in Section 3.12 qualified "to the Company's knowledge" shall be deemed not so qualified and shall be deemed made without regard to the Company's knowledge (or lack of knowledge) with respect to the statements made in Section 3.12;

     (d) the Company shall have complied in all material respects with each of its obligations, covenants and agreements contained herein;

     (e) (i) the Special Committee and the Board shall not have withdrawn or modified in a manner adverse to Parent or Merger Sub the adoption or recommendation of the Merger or the Merger Agreement, and (ii) neither the Special Committee nor the Board shall have resolved to do any of the foregoing;

     (f) the Company shall have provided Parent and Merger Sub with a certificate of the Chief Executive Officer of the Company, dated as of the Closing Date, as to the satisfaction of the conditions set forth in Sections 6.1(a), 6.2(b), 6.2(c) and 6.2(d);

     (g) the Holders shall have approved and adopted the Resolution by the requisite vote, and the Exchange Amendment and any amendments to any other documents necessary to implement the Resolution shall have become effective;

     (h) the orders and rulings contemplated by Section 5.2(d) shall have been obtained on terms acceptable to Parent acting reasonably, and shall be in full force and effect; and

     (i) all participants in the SOEP shall have duly executed and delivered to the Company and Parent a release, relinquishment and waiver as contemplated in Section 5.13; provided, however, that this condition shall lapse on the business day next following the date on which all of the New Options and Top Up Options (as those terms are defined in the SOEP) issuable under the SOEP which have not otherwise been released, relinquished and waived in accordance with Section 5.13 are granted.

                                  ARTICLE VII

                        TERMINATION; AMENDMENTS; WAIVER

   Section 7.1. Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval (unless otherwise specified) (with any termination by Parent also being an effective termination by Merger Sub):

     (a) by the mutual written consent of Parent and the Company, by action of the Supervisory Board (with respect to Parent) and of the Board (with respect to the Company);

     (b) by Parent or the Company if (i) the Merger shall not have been consummated by September 30, 2001 (provided that if any Governmental Entity has made a request for additional information under the HSR Act, such date shall be extended to a date which is 60 days after substantial compliance with such request, but in no event later than December 31, 2001), whether such date is before or after the date of the Stockholder Approval (the "Termination Date") (unless the failure to consummate the Merger by such date shall be due to the breach of any obligation under this Agreement by the party seeking to terminate this Agreement) or (ii) any condition to such party's obligation to consummate the Merger shall have become impossible to satisfy on or prior to the Termination Date (unless resulting from such party's breach of any of such party's obligations under this Agreement);

     (c) by Parent or the Company if any court or other Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

     (d) by the Company if, prior to the receipt of the Stockholder Approval, the Board approves or recommends a Superior Proposal; provided that the termination described in this Section 7.1(d) shall not be effective unless and until the Company shall have paid to Parent all of the fees and expenses described in Section 8.9(b) including, without limitation, the Termination Fee (as hereinafter defined);

     (e) by Parent if the Board or the Special Committee (i) shall have withdrawn or modified in a manner adverse to Merger Sub its approval or recommendation of this Agreement or the Merger, (ii) shall have approved or recommended another offer or an agreement to effect a proposal made by a third party (other than an affiliate of Parent) to effect an Acquisition Transaction or (iii) shall have resolved to effect any of the foregoing;

     (f) by Parent if the board of directors of IVI Checkmate Ltd. does not recommend, or withdraws or modifies in a manner adverse to Parent its recommendation, that the holders of Exchangeable Shares vote in favor of the Resolution;

     (g) by Parent if any person (other than Parent or Merger Sub or any affiliate thereof) shall have made a proposal or public announcement or communication to the Company with respect to an Acquisition Transaction which, pursuant to Section 5.9, the Company notifies Parent is a Superior Proposal;

     (h) by Parent if there shall have occurred, and continued to exist, (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange or on the Paris Bourse (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (ii) any decline of at least 20% in the Dow Jones Average of Industrial Stocks, the Standard & Poor's 500 Index or the CAC-40 Index from the close of business on the last trading day immediately preceding the date of the Merger Agreement, (iii) any change in currency exchange rates measured from the close of business on the date of the Merger Agreement, resulting in an increase of 15% or more in the Merger Consideration as translated from U.S. Dollars into Euros, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, France or the European Union, or a material limitation (whether or not mandatory) by any Governmental Entity on the extension of credit by banks or other lending institutions, (v) a commencement of a war, armed hostilities or other significant national or international crisis directly or indirectly involving the United States or France, or (vi) in the case of any of the foregoing clauses (i) and (ii) existing as of the date hereof, a material acceleration or worsening thereof;

     (i) (x) by Parent or the Company if, upon a vote taken at a duly held meeting to obtain the Stockholder Approval, the Stockholder Approval is not obtained, or (y) by Parent if, upon a vote taken at the Canadian Special Meeting to obtain approval and adoption of the Resolution, the Holders' approval and adoption of the Resolution is not obtained; or

     (j) by the Company if (i) (A) any of the representations and warranties of Parent or Merger Sub contained in this Agreement and qualified as to materiality were when made or have since become untrue or incorrect or (B) any other representations or warranties of Parent or Merger Sub contained in this Agreement were when made or have become untrue or incorrect except where the failure of such representations and warranties to be true and correct could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or on the ability of Parent or Merger Sub to consummate the Merger, or (ii) Parent or Merger Sub shall have breached or failed to comply in any material respect with any of their respective agreements or obligations under this Agreement, which breach shall not have been cured within 10 business days following notice of such breach; and

     (k) by Parent if (i) (A) any of the representations or warranties of the Company (1) contained in this Agreement and qualified as to materiality or
  (2) contained in Section 3.3 were when made or have since become untrue or incorrect or (B) any other representations or warranties of the Company contained in this Agreement (other than the representations and warranties set forth in Section 3.3) were when made or have become untrue or incorrect except where the failure of such representations and warranties to be true and correct could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or on the ability of the Company to consummate the Merger; provided, however, that for purposes of this Section 7.1(k), the representations and warranties in
  Section 3.12 qualified "to the Company's knowledge" shall be deemed not so qualified and shall be deemed made without regard to the Company's knowledge (or lack of knowledge) with respect to the statements made in
  Section 3.12, or (ii) the Company shall have breached or failed to comply in any material respect with any of its agreements or obligations under this Agreement, which breach shall not have been cured within 10 business days following notice of such breach.

   Section 7.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, other than the provisions of this Section 7.2, Section 8.9 and Section 8.10, which shall survive any such termination. Notwithstanding the foregoing, nothing contained in this Section
7.2 shall relieve any party from liability for any breach of this Agreement or for fraud.

   Section 7.3. Amendment. This Agreement may be amended by the Company, Parent and Merger Sub at any time before or after any approval of this Agreement by the Stockholders but, after any such approval, no amendment shall be made which decreases the Merger Consideration or which adversely affects the rights of the Stockholders hereunder without the approval of such Stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

   Section 7.4. Extension; Waiver. At any time prior to the Effective Time, Parent and Merger Sub, as a party on the one hand, and the Company, as a party on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by the other party or in any document, certificate or writing delivered pursuant hereto by the other party or (iii) waive compliance with any of the agreements of the other party or with any conditions to its own obligations. Any agreement on the part of either party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                                 MISCELLANEOUS

   Section 8.1. Non-Survival. The representations, warranties and covenants made in this Agreement shall not survive beyond the Effective Time. Notwithstanding the foregoing, the agreements set forth in Section 1.3, Section 1.9, Section 1.12, Article II, Section 5.5, Section 5.6 and Section 8.9 shall survive the Effective Time indefinitely (except to the extent a shorter period of time is explicitly specified therein).

   Section 8.2. Entire Agreement; Assignment.

   (a) This Agreement (including the Confidentiality Agreement, Support Agreements and Registration Rights Agreement and the documents and the instruments referred to herein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

   (b) Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties (except that Parent may assign its rights and Merger Sub may assign its rights, interest and obligations to any affiliate or direct or indirect subsidiary of Parent without the consent of the Company; provided, that no such assignment shall relieve Parent of any liability for any breach by such assignee). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

   Section 8.3. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

   Section 8.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

   If to Parent or Merger Sub:

                                          Ingenico S.A.
                                          9, quai de Dion Bouton
                                          92816 Puteaux Cedex
                                          FRANCE
                                          Attention: Gerard Compain
                                          Telecopy: 01 47 72 56 95

   with a copy to:

                                          Tour Ernst & Young
                                          92037 Paris La Defense Cedex
                                          FRANCE
                                          Attn: Raphaelle Francois-Poncet
                                          Telecopy: 01 58 47 66 25

                                          and

                                          Wachtell, Lipton, Rosen & Katz
                                          51 West 52nd Street
                                          New York, New York 10019
                                          Attention: David A. Katz, Esq.
                                                 David C. Karp, Esq.
                                          Telecopy: (212) 403-2000

   If to the Company:
                                          IVI Checkmate Corp.
                                          1003 Mansell Road
                                          Roswell, Georgia 30076
                                          Attention: President and Chief
                                           Executive Officer
                                          Telecopy: (770) 594-6041

   with a copy to:

                                          Hunton & Williams
                                          Bank of America Plaza
                                          600 Peachtree Street, N.E.
                                          Atlanta, Georgia 30308
                                          Attn: Scott M. Hobby, Esq.
                                              W. Tinley Anderson, III, Esq.
                                          Telecopy: (404) 888-4190

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above; provided that notice of any change of address shall be effective only upon receipt thereof.

   Section 8.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

   Section 8.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

   Section 8.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

   Section 8.8. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except with respect to Sections 1.9 and 5.5, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

   Section 8.9. Fees and Expenses.

   (a) Whether or not the Merger is consummated, except as otherwise specifically provided herein, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses;

   (b) In the event that this Agreement is terminated pursuant to (w) (1)
Section 7.1(b) by Parent on the basis of a breach of the covenants contained in
Section 1.11(a)(i) or (2) Section 7.1(i), in each case following any public proposal with respect to an Acquisition Transaction, (x) Section 7.1(d), (y)
Section 7.1(e) or (z) Section 7.1(f), then the Company shall simultaneously with such termination (or, in the case of a termination by Parent, within one business day thereafter) reimburse Parent for the out-of-pocket fees and expenses of Parent and Merger Sub (including printing fees, filing fees and fees and expenses of its legal and financial advisors) related to this Agreement, the Transactions contemplated hereby and any related financing (collectively "Expenses"), and at the same time pay Parent a termination fee of $2.75 million (the "Termination Fee") in immediately available funds by wire transfer to an account designated by Parent. In the event that (A) this Agreement is terminated pursuant to Section 7.1(k) by Parent and (B) within six months of the date of such termination, the Company shall enter into an agreement for an Acquisition Transaction with any person other than Parent and its affiliates, then, prior to or simultaneously with entering into such agreement, the Company shall pay Parent the Termination Fee and reimburse Parent for its Expenses, in each case in immediately available funds by wire transfer to an account designated by Parent.

   (c) In the event that this Agreement is terminated pursuant to Section 7.1(i)(x) and Parent is in breach of its obligations under Section 5.17 (unless the Company shall have breached or failed to comply with any of the Company's obligations under this Agreement), Parent shall immediately reimburse the Company for the out-of-pocket fees and expenses of the Company (including printing fees, filing fees and fees and expenses of its legal and financial advisors) related to this Agreement, the Transactions contemplated hereby and any related financing, and at the same time pay the Company a termination fee of $2.75 million in immediately available funds by wire transfer to an account designated by the Company.

   (d) The prevailing party in any legal action undertaken to enforce this Agreement or any provision hereof shall be entitled to recover from the other party the costs and expenses (including attorneys' and expert witness fees) incurred in connection with such action.

   Section 8.10. By-Laws. In the event that this Agreement is terminated for any reason, the Company's By-Laws shall simultaneously with such termination be automatically amended and restated in their entirety in the form attached hereto as Exhibit 8.10. Any subsequent amendment or restatement of the Company's By-Laws during any period in which Parent beneficially owns 15% or more of the outstanding Common Stock in a manner adverse to Parent shall be deemed a breach of this Agreement. The parties hereto acknowledge and agree that the Termination Fees referred to in Section 8.9(b) is not a measure of liquidated damages for a breach of this Section 8.10 and actual damages to Parent in the event of such a breach may be higher or lower than the amount of the Termination Fee.

   Section 8.11. Certain Definitions. As used in this Agreement:

      (a) the term "affiliate", as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition,

  "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

     (b) the term "Person" or "person" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act);

     (c) the term "subsidiary" when used with respect to any party means any corporation or other organization, incorporated or unincorporated, (i) of which such party or another subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any subsidiary of such party do not have 50% or more of the voting interests in such partnership) or (ii) 50% or more of the securities or other interests of which having by their terms ordinary voting power to elect at least 50% of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or one or more of its subsidiaries (or if there are no such voting securities or interests, 50% or more of the equity interests of which is directly or indirectly owned or controlled by such party or one or more of its subsidiaries); and

     (d) the term "knowledge" when used with respect to any corporation means the actual knowledge of the directors and executive officers of such corporation and the knowledge such individuals should have after due inquiry.

   Section 8.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, provided, that this
Section 8.11 shall have no force and effect from and after the termination of this Agreement in accordance with Section 7.2.

                            [signature page follows]

   IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

                                          INGENICO S.A.

                                          By: /s/ Jean-Jacques Poutrel
                                             ----------------------------------
                                             Name: Jean-Jacques Poutrel
                                             Title: President and Chief
                                              Executive Officer

                                          IDAHO ACQUISITION CORP.

                                          By: /s/ Jean-Jacques Poutrel
                                             ----------------------------------
                                             Name: Jean-Jacques Poutrel
                                             Title: Chairman

                                          IVI CHECKMATE CORP.

                                          By: /s/ John J. Nuebert
                                             ----------------------------------
                                             Name: John J. Nuebert
                                             Title: Executive Vice President-
                                             Finance and Administration, Chief
                                             Financial Officer, Treasurer and
                                             Secretary

                                                                 [Wachovia logo]

   Wachovia Securities, Inc.
   Resurgens Plaza
   945 East Paces Ferry Road
   Atlanta, Georgia 30326

   April 4, 2001

   Special Committee of the Board of Directors of IVI Checkmate Corporation Board of Directors of IVI Checkmate Limited
   IVI Checkmate Corporation
   1003 Mansell Road
   Roswell, Georgia 30076

   Gentlemen:

    We understand that IVI Checkmate Corporation (the "Company") proposes to enter into an agreement and plan of merger (the "Merger Agreement") pursuant to which the Company will be merged with and into a wholly-owned subsidiary of Ingenico, S.A. ("Ingenico") (the "Merger") and each issued share of common stock of the Company not owned directly by Ingenico or the Company will be converted into the right to receive $3.30 in cash without interest (the "Merger Consideration") on the terms and subject to the conditions set forth in the Merger Agreement. You have requested our opinion as to the fairness to the holders of the Company's common stock and exchangeable shares (the "Shareholders"), from a financial point of view, of the Merger Consideration.

     In arriving at our opinion, we:

    . reviewed a draft of the Merger Agreement, a copy of which is attached hereto;

    . held discussions with certain senior officers, directors and other representatives and advisors of the Company and certain representatives and advisors of Ingenico concerning the businesses, operations and prospects of the Company and Ingenico;

    . examined certain business and financial information relating to the Company and Ingenico that was publicly available or furnished to us;

    . reviewed financial analyses and certain financial forecasts and other information and data for the Company which were provided to us by the management of the Company including, but not limited to, information relating to certain strategic implications and operational benefits anticipated to result from the Merger;

    . reviewed the financial terms of the Merger Agreement in relation to, among other things, current and historical market prices and trading volumes of the Company's common stock, the historical and projected operating performance of the Company, the financial capacity of Ingenico to consummate the merger, the capitalization and financial condition of the Company, and the current financial and economic environment;

    . analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies which we considered generally comparable to that of the Company;

    . analyzed, to the extent available, the prices and premiums in certain recent business combinations involving companies that we considered generally comparable to the Company;

  . solicited indications of interest in acquiring the Company from parties other than Ingenico; and

  . conducted such other research, analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate for the purposes of rendering this opinion.

   In rendering this opinion, we relied upon the accuracy of the financial and business information, including projections and estimates, provided to us by or on behalf of the Company and Ingenico, that was available from publicly available or published information, or that was otherwise reviewed or used by us in arriving at our opinion. We were not requested to, nor have we performed any independent verification of the accuracy or completeness of any such information. We have assumed and relied upon the reasonableness of all estimated financial information and assumptions to the estimates provided to us by the Company's management and we have assumed that such information was prepared and such assumptions were derived in accordance with accepted practice reflecting the best currently available estimates and good faith judgments of the Company's management. We have assumed that the Merger will be completed in a timely manner in accordance with the terms in the Merger Agreement, without regulatory limitations, restrictions or conditions that would have a material adverse effect on the Company.

   Our opinion is based on economic and market conditions and other circumstances existing on and known to us as of the date hereof and we have assumed that there have been no material adverse changes in the assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements furnished to us. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We have not made or considered any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of the Company and, consequently, we express no opinion as to the value of any assets of the Company.

   As a part of our investment banking business, we are engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as financial advisor to the Company concerning the Merger and will receive customary fees for advisory services, a substantial portion of which is contingent upon the successful consummation of the Merger. In addition, we will receive a customary fee for rendering this opinion. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of our relationship with the Company. In the ordinary course of business, we and our affiliates may trade equity securities of Ingenico and/or the Company for our own account or for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities.

   It is expressly understood that this opinion is provided for the information of the Board of Directors of the Company in its evaluation of the proposed Merger. Our opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote, or take any other action, with respect to the Merger or any matters relating to the Merger. This letter and any supporting material supplied by us is not to be used for any other purpose, or be reproduced, disseminated, quoted from, or referred to, in whole or in part, at any time without our prior written consent. Notwithstanding the foregoing, the Company may include this letter in its entirety in any proxy solicitation to be distributed to Shareholders concerning the Merger and any required filing with the Securities and Exchange Commission and references to this letter may be included in required communications and filings with regulatory bodies and shareholders.

   Based on the foregoing and our general experience in the valuations for corporate, estate and other purposes, we are of the opinion that on the date hereof that the Merger Consideration paid to the holders of the common stock and the economic equivalent paid to the holders of the exchangeable shares is fair, from a financial point of view.

                                             Sincerely yours,

                                             WACHOVIA SECURITIES, INC.

                                   APPENDIX C

              Section 262 of the Delaware General Corporation Law

                          Delaware Rights of Appraisal

                               SECTION 262 OF THE
                        DELAWARE GENERAL CORPORATION LAW

262 APPRAISAL RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)251 (other than a merger effected pursuant to (S)251(g) of this title), (S)252, (S)254, (S)257, (S)258, (S)263 or (S)264 of this title:

  (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S)251 of this title.

  (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S)251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

       c. Cash in lieu of fractional shares of fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

  (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

  (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

  (2) If the merger or consolidation was approved pursuant to (S)228 or
      (S)253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who was complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection
    (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificate of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertified stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
    (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                 [MAP GRAPHIC]

                          /\ FOLD AND DETACH HERE /\

                                     PROXY

                              IVI CHECKMATE CORP.

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS ON [DATE], 2001 AT [TIME], 1003 MANSELL ROAD, ROSWELL, GEORGIA.

  If I am a holder of shares of common stock of IVI Checkmate Corp., I hereby appoint John J. Neubert and Victor Young, and each of them, proxies, with full power of substitution, to vote all shares of common stock of IVI Checkmate Corp. that I am entitled to vote at the special meeting of Stockholders of IVI Checkmate Corp. and at any adjournments thereof as indicated below provided, however, if both Messrs. Neubert and Young are unable to serve in such capacity, for any reason, I hereby appoint their respective designees to act in such capacity. If I am a holder of exchangeable shares of IVI Checkmate Ltd., I direct Montreal Trust Company of Canada, as trustee, acting through its authorized representatives, to vote all exchangeable shares that I am entitled to vote at the special meeting and at any adjournments thereof as indicated below. In either case, such persons are further authorized to vote in their discretion on any other matters which properly come before the special meeting and any adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. A proxy that is returned properly signed but without direction as to voting will be voted "FOR" approval.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL
             (Important -- To be signed and dated on reverse side)

            RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
                     OR VOTE BY TELEPHONE OR THE INTERNET;
           NO POSTAGE IS NECESSARY IF MAILED FROM THE UNITED STATES

Special Meeting of Shareholders                      SPECIAL MEETING
[Date], 2001                                         ADMISSION TICKET
[Time] local time;                ]
  Please present this ticket for admittance of the shareholder(s) named above.
             Admittance will be based upon availability of seating.

--------------------------------------------------------------------------------

                       INSTRUCTIONS FOR VOTING YOUR PROXY

   This proxy covers all IVI Checkmate shares of common stock or exchangeable shares you own.

                    THESE ARE THREE WAYS TO VOTE YOUR PROXY

    TELEPHONE VOTING       INTERNET VOTING             VOTING BY MAIL

This method of voting      Visit the Internet          Simply mark, sign and
is available for           voting website at           date your proxy card
residents of the U.S.      [http://        .com].      and return it in the
and Canada. On a touch     Enter the COMPANY           postage-paid envelope.
tone telephone, call       NUMBER and CONTROL          If you are voting by
TOLL FREE [1-877-  -       NUMBER shown below and      telephone or the
    ], 24 hours a day,     follow the instructions     Internet, please do not
7 days a week. You will    on your screen. You         mail your proxy card.
be asked to enter ONLY     will incur only your
the CONTROL NUMBER         usual internet charges.
shown below. Have your
proxy card ready, then
follow the prerecorded
instructions. Your vote
will be confirmed and
cast as you directed.

            COMPANY NUMBER                         CONTROL NUMBER

                  PLEASE DETACH AT PERFORATION BEFORE MAILING
    IVI Checkmate's Board of Directors recommends a vote "FOR" the Proposal

MARK THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION.

  1. Proposal to approve the Agreement and Plan of Merger, dated as of April 6, 2001, by and among IVI Checkmate Corp., Ingenico S.A., a societe anonyme organized and existing under the laws of the Republic of France, and a wholly owned subsidiary of Ingenico S.A. pursuant to which the subsidiary will be merged into IVI Checkmate Corp. and, other than shares held by IVI Checkmate Corp., Ingenico S.A. or their respective subsidiaries, which will be canceled,
(i) each share of common stock of IVI Checkmate outstanding immediately prior to the merger will be converted into the right to receive $3.30 in cash, without interest; and (ii) subject to the approval of a special resolution by the holders of the exchangeable shares, each exchangeable share of IVI Checkmate Ltd. outstanding immediately after the merger will be purchased by IVI Checkmate for $3.30 in cash, without interest.

                   [_] FOR       [_] AGAINST       [_] ABSTAIN

Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity. If no instructions are indicated, all of your shares will be voted FOR approval.

                                             Date:
                                                   ----------------------------

                                             ----------------------------------

                                             ----------------------------------
                                                        Signature(s)

                                             IMPORTANT: Please sign exactly as
                                             your name(s) appear(s). When
                                             shares are held by joint tenants,
                                             both should sign. When signing as
                                             attorney, executor,
                                             administrator, trustee or
                                             guardian, please give full title
                                             as such. If a corporation, please
                                             sign in full corporate name by
                                             President or other authorized
                                             officer. If a partnership, please
                                             sign in partnership name by
                                             authorized person.